SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               AMENDMENT NO. 1
                                      to

                                  FORM  S-4
                            Registration Statement
                                  Under the
                            Securities Act of 1933
                       CASINO MAGIC OF LOUISIANA, CORP.
            (Exact Name of registrant as specified in its charter)
     Louisiana                          7999                      64-0878110
-------------------------    -------------------------    -------------------
(State or other juris-         (Primary Standard             (I.R.S. Employer
diction of incorporation     Industrial Classification    Identification No.)
                or organization)                 Code Number)
                              and as Guarantor,
                         JEFFERSON CASINO CORPORATION
            (Exact name of registrant as specified in its charter)
     Louisiana                          7999                      72-1310739
-------------------------    -------------------------    -------------------
(State or other juris-         (Primary Standard             (I.R.S. Employer
diction of incorporation     Industrial Classification    Identification No.)
               or organization)                   Code Number)
   1701 Old Minden Road, Bossier City, Louisiana 71111      (318)746-0711
    ----------------------------------------------------------------------
  (Address, Including Zip Code, and Telephone Number, Including Area Code of
                  Registrants' Principal Executive Offices)
             Robert A. Callaway, Vice President/General Counsel,
                       Casino Magic of Louisiana, Corp.
  711 Casino Magic Drive, Bay St. Louis, Mississippi 39520   (601) 466-8000
 ---------------------------------------------------------------------------
     (Name, Address, Including Zip Code, and Telephone Number, Including
                       Area Code, of Agent for Service)
                                   copy to:
                               J. Patrick Ryan
                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            1500 NationsBank Plaza
                              300 Convent Street
                           San Antonio, Texas 78205
     Approximate  date  of  commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.
     If the Securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance
with  General  Instruction  G,  check  the  following  box.      |__|

==============================================================================
THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION  8(A),  MAY  DETERMINE.

============================================================================ =

                       CASINO MAGIC OF LOUISIANA, CORP.

                            CROSS REFERENCE SHEET
                  PURSUANT TO ITEM 501(B) OF REGULATION S-K

FORM S-4 ITEM NUMBER                      HEADING OR SUBHEADING IN PROSPECTUS
----------------------------------        -----------------------------------

                   A.    INFORMATION ABOUT THE TRANSACTION

                    1.    Forepart of the Registration and
                            Outside Front Cover Page of
         Prospectus............................Facing Page of Registration
                                            Statement; Cross Reference Sheet;
                                               Outside Front Cover Page of
                                                       Prospectus.

                     2.    Inside Front and Outside Back
          Cover Pages of Prospectus.............Inside Front Cover Page of
                                              Prospectus; Outside Back Cover
                                                   Page of Prospectus.

                   3.    Risk Factors, Ratio of Earnings to
      Fixed Charges, and Other Information. Prospectus Summary; Risk Factors;
                                            Selected Financial Data; Business.

 4.    Terms of the Transaction..............Prospectus Summary; The Exchange
                                             Offer; Description of the Notes;
                                                Certain Federal Income Tax
                                                     Considerations.

          5.    Pro Forma Financial Information.......Not Applicable

                   6.    Material Contacts with the Company
                Being Acquired........................Not Applicable

                  7.    Additional Information Required For
                         Reoffering by Persons and Parties
                Deemed to be Underwriters.............Not Applicable

                     8.    Interests of Named Experts and
                Counsel...............................Not Applicable

                  9.    Disclosure of Commission Position on
                           Information for Securities Act
                Liabilities...........................Not Applicable

                    B.    INFORMATION ABOUT THE REGISTRANT

                    10.   Information With Respect to S-3
                Registrants...........................Not Applicable

                  11.   Incorporation of Certain Information
                by Reference..........................Not Applicable

                   12.   Information with Respect to S-2 or
                S-3 Registrants.......................Not Applicable

                  13.   Incorporation of Certain Information
                by Reference..........................Not Applicable

                14.   Information With Respect to Registrants
        Other Than S-2 or S-3 Registrants......Prospectus Summary; Selected
                                             Financial Data; Capitalization;
                                               Management's Discussion and
                                             Analysis of Financial Condition
                                                and Results of Operations;
                                              Business; Regulatory Matters;
                                             Description of Notes; Financial
                                                       Statements.

              C.    INFORMATION ABOUT THE COMPANY BEING ACQUIRED

                    15.   Information With Respect to S-3
               Companies.............................Not Applicable.

                   16.   Information With Respect to S-2 or
               S-3 Companies.........................Not Applicable.

                 17.   Information with Respect to Companies
               Other Than S-2 or S-3 Companies.......Not Applicable.

                   D.    VOTING AND MANAGEMENT INFORMATION

                  18.   Information if Proxies, Consents or
               Authorizations are to be Solicited....Not Applicable.

                  19.   Information if Proxies, Consents or
                            Authorization are not to be
            Solicited, or in an Exchange Offer... Management; Principal
                                                  Shareholders; Certain
                                                Relationships and Related
                                                      Transactions.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY  PROSPECTUS

SUBJECT  TO  COMPLETION  DATED  FEBRUARY  4,  1997

                       CASINO MAGIC OF LOUISIANA, CORP.
                              OFFER TO EXCHANGE

     13% SERIES B FIRST MORTGAGE NOTES DUE 2003 WITH CONTINGENT INTEREST
                             FOR ALL OUTSTANDING
     13% SERIES A FIRST MORTGAGE NOTES DUE 2003 WITH CONTINGENT INTEREST

                          ________________________

                              THE EXCHANGE OFFER
                 WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                       ON MARCH, 1997, UNLESS EXTENDED

                          _________________________

Casino Magic of Louisiana, Corp. (the "Company"), a Louisiana corporation, hereby offers, upon the

                                                      (Continued on next page)

See "Risk Factors" beginning on page 9 hereof for a discussion of certain material factors to be considered by Holders prior to tendering their Series A Notes in the Exchange Offer.
                        _____________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAVE THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                   ACCURACY OR ADEQUACY OF THE PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 NEITHER THE LOUISIANA GAMING CONTROL BOARD NOR ANY OTHER GAMING AUTHORITY HAS
           PASSED UPON THE ACCURACY OF ADEQUACY OF THIS PROSPECTUS.
               ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


               The date of this Prospectus is February 4, 1997

                            (Cover page continued)


terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to an aggregate of $115,000,000 principal amount of 13% Series B First Mortgage Notes Due 2003 with Contingent Interest (the "Series B Notes") of the Company for a like principal amount of 13% Series A First Mortgage Notes due 2003 with Contingent Interest (the "Series A Notes" and, together with the Series B Notes, the "Notes") of the Company. The form and terms of the Series B Notes are substantially identical to the Series A Notes in all material respects, except that the offer and exchange of the Series B Notes will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore such Series B Notes will not bear legends restricting the transfer thereof. The Series B Notes will evidence the same debt as the Series A Notes, and together with the Series A Notes will be subject to the terms of the Indenture dated as of August 22, 1996, (the "Indenture") among the Company, Jefferson Casino Corporation ("Jefferson
Corp.")  and  First  Union  Bank  of  Connecticut  as Trustee (the "Trustee").


     The Company will accept for exchange any and all Series A Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on March , 1997, unless extended by the Company in its sole discretion (the "Expiration Date"). The Expiration Date will not in any event be extended to a date later than March , 1997. Tenders of Series A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Series A Notes with respect to the Exchange Offer, the Company will promptly return the Series A Notes to the holders thereof. The Exchange Offer is not conditioned upon any minimum principal amount of Series A Notes being tendered for exchange, but is otherwise subject to certain customary conditions. The Series A Notes may be tendered only in
integral  multiples  of  $1,000.    See  "The  Exchange  Offer."



     The Company will not realize any proceeds from the Exchange Offering. The net proceeds of the offering of Series A Notes in August 1996 (the "Note Offering") have been or are being used to finance the development, construction, equipping and opening of a new dockside riverboat casino and entertainment complex located in Bossier City, Louisiana ("Casino Magic-Bossier City") and to repay indebtedness incurred by the Company and Jefferson Corp., the parent of the Company and a wholly owned subsidiary of Casino Magic Corp. ("Casino Magic"), in connection with the development of the Company's gaming activities in Bossier City. Casino Magic-Bossier City will be owned by the Company and managed by Casino Magic Management Services Corp. (the "Manager"), a wholly owned subsidiary of Casino Magic. Casino Magic, through its other subsidiaries, owns and operates gaming facilities in Bay St. Louis and Biloxi, Mississippi, Argentina and manages such a facility in Greece.


    Payment of principal and interest on the Series B Notes will be fully and unconditionally guaranteed on a senior secured basis by Jefferson Corp.(the "Jefferson Guarantee"), the parent of the Company and a wholly owned subsidiary of Casino Magic Corp. ("Casino Magic"), and all future subsidiaries of the Company (the "Subsidiary Guarantees" and, together with the Jefferson

 Guarantee, the "Guarantees"). However, as of the date of the Indenture and as of September 30, 1996 Jefferson Corp. had no material assets other than the capital stock of the Company, had no material liabilities other than the Jefferson Guarantee, had no subsidiaries other than the Company, and had no independent operations, the Jefferson Guarantee having been granted primarily to more effectively secure the Notes rather than to provide financial credit support; in addition, because of restrictions imposed upon the business activities of Jefferson Corp. under the Indenture, it is not likely that Jefferson Corp. will have significant assets at any time in the future. Fixed interest on the Notes is payable semi-annually on February 15 and August 15 of each year, commencing February 15, 1997. The Notes will mature on August 15, 2003. Contingent Interest (as defined in the Indenture) is payable on the Notes, on each such interest payment date, in an aggregate amount equal to 5% of the Company's Adjusted Consolidated Cash Flow (as defined in the Indenture) for the Accrual Period (as defined in the Indenture, but generally a six-month period) last completed prior to such interest payment date; provided that no Contingent Interest shall be payable with respect to any period prior to the Commencement Date (as defined in the Indenture). See also "Description of Notes - Certain Definitions" for the summary definition of capitalized terms used herein and referred to as defined in the Indenture. The Company, at its option, may defer payment of all or a portion of any installment of Contingent Interest then otherwise due subject to certain conditions described herein. See "Description of Notes-Principal, Maturity and Interest." Except as set forth below, the Series B Notes will not be redeemable prior to August 15, 2000. The Series B Notes are redeemable at the option of the Company, in whole or in part, on or after August 15, 2000 at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined in the Indenture), if any, to the redemption date. Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the Series B Notes (a "Holder") will have the right to require the Company to repurchase such Holder's Series B Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. The Company may not have sufficient funds available to purchase all of the outstanding Notes were tendered in response to an offer made as a result of a Change in Control.



     The Series B Notes will be senior secured obligations of the Company and will rank pari passu in right of payment with any existing and future senior Indebtedness (as defined in the Indenture) of the Company. As of September 30, 1996, the total senior Indebtedness of the Company was approximately $120.7 million, consisting of $115.0 million aggregate principal amount of
Series A Notes and $5.7 million in existing equipment financing of the Company. In addition, the Company intends to incur approximately $1.8 million of additional equipment financing. The existing equipment financing contains, and the contemplated equipment financing is likely to contain, cross-default provisions with respect to the Company's other material indebtedness, including the Notes, so that an Event of Default (as defined in the Indenture) would also constitute an event of default with respect to such equipment financing. The existing and contemplated equipment financing will be effectively senior to the Notes to the extent of the security interest granted in equipment financed by means of such Indebtedness. The Series B Notes will rank senior in right of payment to all subordinated Indebtedness of the Company, if any (the Company had no subordinated Indebtedness at September 30, 1996). The Company's obligations under the Series B Notes will be secured by, among other things, a first priority security interest, subject to Permitted Liens (as defined herein), in substantially all of the Company's existing and future assets, including a recently constructed riverboat (the
"Bossier Riverboat") and substantially all of the other assets that comprise Casino Magic-Bossier City, and a pledge of the funds in the Cash Collateral Accounts (as defined in the Indenture). The Jefferson Guarantee will be a senior secured obligation of Jefferson Corp. (which as of September 30, 1996, had no Indebtedness other than the Jefferson Guarantee) secured by a pledge of all of the capital stock of the Company. Any Subsidiary Guarantees will be secured by a first priority security interest, subject to Permitted Liens, in substantially all of such subsidiary's existing and future assets.



     The Series B Notes are being offered hereunder in order to satisfy certain obligations of the Company and Jefferson Corp. pursuant to the Registration Rights Agreement dated August 22, 1996 (the "Registration Rights Agreement"), entered into in connection with the Note Offering. See "Description of Notes-Registration Rights; Liquidated Damages." Based on interpretations by the staff of the Securities and Exchange Commission (the "SEC"), Series B Notes issued pursuant to the Exchange Offer in exchange for Series A Notes may be offered for resale, resold and otherwise transferred by any Holder thereof (other than any broker-dealer who acquired such Series A Notes directly from the Company to resell pursuant to Rule 144A under the Securities Act, or any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement with any person to participate in the distribution of such Series B Notes. Notwithstanding the foregoing, each broker-dealer that holds Series A Notes acquired for its own account as a result of market-making activities or other trading activities and that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". EXCEPT AS DESCRIBED IN THIS PARAGRAPH, THIS PROSPECTUS MAY NOT BE USED FOR AN OFFER TO RESELL, RESALE OR OTHER TRANSFER OF SERIES B NOTES.


     Prior to the Exchange Offer, there has been no public market for the Series B Notes. The Series A Notes are not, and the Series B Notes are not expected to be, listed on any securities exchange or authorized for trading on
                                      4
 the Nasdaq Stock Market. There can be no assurances as to the liquidity of any markets that may develop for the Series B Notes, the ability of Holders to sell the Series B Notes, or the price at which Holders would be able to sell the Series B Notes. Future trading prices of the Series B Notes will depend on many factors, including among other things, prevailing interest rates, the Company's operating results and the market for similar securities.
Historically, the market for securities similar to the Series B Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the Series B Notes, if such market develops, will not be subject to similar disruptions. Wasserstein, Perella Securities, Inc., Jefferies & Company, Inc. and Deutsche Morgan Grenfell (the "Initial Purchasers") have advised the Company that they currently intend to make a market in the Series B Notes offered hereby. However, the Initial Purchasers are not obligated to do so and any such market-making activities may be discontinued at any time without notice.



     The Series A Notes were initially purchased by "accredited investors" (as such term is defined in Rule 144 under the Securities Act) and "qualified institutional buyers" (as such term is defined in Rule 144A under the Securities Act). The Series A Notes purchased by qualified institutional buyers were initially represented by a single global note in fully registered form (the "Global Senior Note"), registered in the name of a nominee of The Depository Trust Company ("DTC"), as depository. The Series B Notes exchanged for Series A Notes represented by the Global Senior Notes will be represented by a single global note in fully registered form (the "Global Senior Exchange Note") registered in the name of the nominee of DTC. The Global Senior Exchange Note will be exchangeable for Series B Notes in registered form, in denominations of $1,000 and integral multiples thereof as described herein. The Series B Notes in global form will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such Series B Notes will therefore settle in immediately available funds. See "Description of Notes -- Form, Denomination and Book-Entry Procedures."


     Neither the Company nor Jefferson Corp. will receive any proceeds from the Exchange Offer, but pursuant to the Registration Rights Agreement, the Company and Jefferson Corp. will be responsible for certain expenses of the Exchange Offer (which will not include the expenses of any Holder in connection with resales of the Series B Notes). No underwriter is being utilized in connection with the Exchange Offer.

                            AVAILABLE INFORMATION

     The Company and Jefferson Corp. have jointly filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the Series B Notes being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

        Pursuant to the Indenture, the Company has agreed to furnish to the Trustee and the registered Holders of the Notes, without cost to the Trustee or such registered Holders, copies of the quarterly and annual reports, and any other documents it is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
   Act"), within 15 days after it files the same with the SEC (or documents containing equivalent information within such time period in the event that the Company is not required to file such reports with the SEC).

                              PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless the context otherwise requires, the financial information contained herein as of June 30, 1996 gives pro forma effect to the transfer on August 22, 1996, at the closing of the Note Offering, of a 23-acre real estate parcel in Bossier City, Louisiana from Jefferson Corp. to the Company and the assumption by the Company of the related obligation of Jefferson Corp. represented by a $6.8 million mortgage note (the "Louisiana Land Note"), which was paid with proceeds of such Note Offering. The information contained herein relating to the development and operations of Casino Magic-Bossier City is based upon the Company's current plans relating thereto, which, subject to limitations in the Indenture and Collateral Documents (as defined in the Indenture), may change from time to time. As used herein, the term "Bossier City/Shreveport Market" means the gaming market in the cities of Bossier City and Shreveport, Louisiana ("Bossier City/Shreveport"). Statistical information presented in this Prospectus with respect to average daily win per unit is derived by management from publicly available revenue and operating data and, with respect to information regarding Louisiana gaming markets, assumes that 70% and 30% of casino revenues are attributable to slot machines and table games, respectively. Prospective investors are urged to read this Prospectus in its entirety, including, without limitation, the "Risk Factors" beginning on page
9. See also "Description of Notes - Certain Definitions" for the definition of certain capitalized terms used herein and referred to as defined in the Indenture.


                                 THE COMPANY

      The Company has developed a new dockside riverboat casino and entertainment complex, Casino Magic-Bossier City, on a 23-acre site in Bossier City, Louisiana. The Company commenced gaming operations on the completed and fully equipped Bossier Riverboat on October 4, 1996, using temporary mooring, boarding and paved parking facilities, and opened the substantially completed permanent landside portions of its casino and entertainment complex on December 31, 1996. From October 4, 1996 through December 31, 1996, Casino Magic-Bossier City was forced to close approximately 15 days due to unusually high flood stage river levels. Closures due to flood stage river levels should not occur following the completion of the permanent facility. The casino site enjoys high visibility and convenient access from Interstate Highway 20, a major artery between Bossier City/Shreveport and the Dallas-Fort Worth area approximately 180 miles to the west. The Company conducts its casino operations on a recently constructed Bossier Riverboat, which measures 254 feet long and 78 feet wide with approximately 58,000 square feet of interior space, including 30,000 square feet of gaming space (the maximum allowed under current Louisiana law) with 984 slot machines and 44 table games. Casino Magic-Bossier City also includes a 37,000 square foot entertainment pavilion and covered parking for approximately 1,550 cars. The entertainment pavilion includes a 350-seat buffet restaurant, a gift shop, a bar and lounge area, and a stage area designed to showcase live entertainment, including dance productions, bands and individual performers, with an open seating area that will accommodate up to 300 customers. Casino Magic-Bossier City has been designed to highlight a new "Magic" theme which Casino Magic intends to implement at its other properties to strengthen the "Casino Magic" brand identity. Management believes that its premier facility, the first new gaming facility in more than two years in the Bossier City/Shreveport Market, will attract a substantial number of customers and that its "Magic" theme will foster brand identity and customer loyalty.


     The Company believes the Bossier City/Shreveport Market presents it with a significant gaming development opportunity based upon the strong population density of its target market and the current regulations allowing dockside riverboat gaming in Bossier City/Shreveport. The Bossier City/Shreveport Market is the only market in Louisiana that currently permits continuous dockside gaming without requiring cruising or simulated cruising schedules. This allows Casino Magic-Bossier City to operate 24 hours a day with uninterrupted and convenient casino access for gaming patrons. The Company believes that the Bossier City/Shreveport Market has one of the highest ratios of adults within a 200-mile radius to gaming positions of any drive-in gaming market in the United States and that this market is underserved. Based on the approximately 6,591 gaming positions expected for the Bossier City/Shreveport market, including those of Casino Magic-Bossier City and the three other existing casinos, and those assumed for a fifth riverboat which has been licensed to relocate from the New Orleans market to the Bossier City/Shreveport market and which is expected to commence gaming operations by late 1997, there will be approximately one gaming position in the Bossier City/Shreveport Market for every 1,009 adults within 200 miles (although additional operators, including competitors operating in Bossier City/Shreveport, have applied for a license to operate a sixth dockside riverboat casino in the Bossier City/Shreveport Market which would increase competition in such market and reduce such ratio of gaming positions to adult population). According to reports published by the Louisiana State Police, total gaming revenues for the 12 months ended May 31, 1996 for the three riverboat casinos operating in the Bossier City/Shreveport Market were $473.3 million. Management estimates that these revenues represent an average daily win per slot of $309 and win per table of $2,310. The estimated win per unit figures in the Bossier City/Shreveport Market are second only to the Chicago area among riverboat gaming markets and compare favorably to Atlantic City, which generated an average daily win per slot of $244 and win per table of $2,463 for the same period. See "Business-Bossier City/Shreveport Market."

     Excluding amounts expended in May 1996 in connection with Jefferson Corp.'s acquisition of the Company, the total project cost for Casino Magic-Bossier City is approximately $72.1 million which includes: (i) approximately $13.6 million expended for the acquisition of the 23-acre site,
(ii)  $20.0 million expended for the acquisition of the Bossier Riverboat, and
(iii) $38.7 million as the amended development and construction budget for the buildings and other improvements at Casino Magic-Bossier City (including approximately $8.4 million of preopening costs, opening bankroll and additional gaming equipment but excluding fees and expenses of the Note Offering and $11.5 million aggregate remaining reserves for completion costs, operating expenses and fixed interest). At the closing of the Note Offering, approximately $45.2 million of the net proceeds thereof were deposited in collateral accounts (the "Cash Collateral Accounts") to be disbursed only in accordance with the Cash Collateral and Disbursement Agreement executed at the closing of the Note Offering. As of December 31, 1996, all of the originally deposited amounts, plus accrued interest thereon, remained in the Interest Reserve Account (as defined in the Indenture, and in which approximately $7.3 million was deposited at the closing of the Note Offering to fund the first payment of fixed interest on the Notes in February 1997) and approximately $1.2 million remained in the Operating Reserve Account (as defined in the Indenture, and in which approximately $3.2 million was deposited at the closing of the Note Offering to fund operating losses, if any, occurring during the period of operations with temporary mooring, boarding and parking facilities which commenced October 4, 1996). As of October 18, 1996, the Company finalized all plans and specifications for Casino Magic-Bossier City, agreed upon a guaranteed  maximum  price  of  $19.4  million with its general contractor for completion of the principal structural improvements at Casino Magic-Bossier City (the landside pavilion, parking garage and certain of the site improvements) in accordance with such plans and amended the construction budget to an extent that will require, in addition to the $29.7 million deposited at the closing of the Note Offering in the Construction Disbursement Account (as defined in the Indenture), an additional $4.0 million to be funded from the Completion Reserve Account (as defined in the indenture and established at the closing of the Note Offering with an original deposit of $5.0 million to fund cost overruns arising in connection with developing and
constructing  Casino  Magic-Bossier  City).    As  of  December  31,  1996,
approximately $5.4 million (including $4.7 million transferred from the Completion Reserve Account and interest earned to date) and $0.3 million remained on deposit in the Construction Disbursement Account and the Completion Reserve Account, respectively, although as indicated the Company has incurred construction commitments which will require expenditure of the remaining balance of the Construction Disbursement Account. See "Use of Proceeds - Series A Notes".



     In May 1996, Casino Magic, through its wholly owned subsidiary, Jefferson Corp., acquired the Company (which at the time of acquisition held the Louisiana gaming license that is being used for Casino Magic-Bossier City) for $50.0 million and the assumption of $5.7 million in equipment financing. The assets acquired as a part of such transaction included gaming and related equipment and surveillance equipment which the Company is using at Casino Magic-Bossier City and a second riverboat owned by the Company, the Crescent City Queen riverboat (the "Crescent City Riverboat"). The Crescent City Riverboat is one of the largest cruising riverboats designed for gaming in the United States, measuring approximately 430 feet by 100 feet with 88,000 square feet of interior space spread across three decks. While the Crescent City Riverboat is part of the collateral for the Notes, the Company never intended to use the Crescent City Riverboat in connection with its gaming activities at Casino Magic-Bossier City since the Crescent City Riverboat is too large to navigate the Red River to Bossier City/Shreveport. The Company anticipates selling the Crescent City Riverboat, in which case the Company will be required either to reinvest the proceeds in Casino Magic-Bossier City or apply such proceeds to a repurchase offer for the Notes. Casino Magic is currently pursuing a gaming license in Crawford County, Indiana. If Casino Magic is successful in obtaining a gaming license in Indiana, it is anticipated that, subject to the availability of adequate financing and the agreement of corporate partners of Casino Magic, if any, to such purchase, an affiliated company of Casino Magic would purchase the Crescent City Riverboat at fair market value. If Casino Magic is not successful in obtaining a license in Indiana, Casino Magic will actively market the Crescent City Riverboat. In early 1997, Casino Magic expects to obtain a determination on its gaming license application in Indiana. The Company can give no assurances that it will be able to dispose of the Crescent City Riverboat on acceptable terms or in a timely manner.



     The Casino Magic-Bossier City facilities will initially utilize approximately 12 of the site's 23 acres, allowing substantial room for future expansion. The Company intends to expand Casino Magic-Bossier City through the future development of an adjacent 400-room hotel and related amenities, including restaurants, banquet space, a theater, a swimming pool, a health club and a child care facility. Subject to the restrictions in the Indenture, including pro forma compliance with the indebtedness coverage and loan to value ratios set forth therein, the Company is permitted to incur indebtedness to finance the costs of constructing the hotel. In the event that the Company determines to incur such indebtedness on a secured basis, the Indenture provides that (i) the Trustee will release the land on which the hotel is to be built from the lien for the benefit of the Notes and (ii) the Company will have the right to grant a security interest for the benefit of the new lender in such real property and all improvements constructed thereon, including the hotel. Under such circumstances, the Holders of the Notes will have no security interest in the hotel or the land on which it is constructed. The development and construction of subsequent improvements is largely dependent upon the availability of financing, which could be obtained from a combination of sources, including proceeds from a future sale of the Crescent City Riverboat, financing for the planned hotel and operating cash flow of Casino Magic-Bossier City; however, no assurances can be given that such funds or financing will be available or that such hotel and related facilities will ever be developed. See "Management's Discussion and Analysis - Liquidity and Capital Resources."



     In a referendum on November 5, 1996 (the "Louisiana Referendum"), voters in both Caddo and Bossier parishes approved a continuation of riverboat gaming in such parishes; voters in all other Louisiana parishes in which riverboat gaming is currently conducted also approved a continuation of that form of gaming in their respective parishes. Current Louisiana law limits the number of riverboat casino licenses in the state to 15, of which 14 have been awarded, and limits the concentration of riverboat casino licenses in any one parish to six. Five of those licenses (including the Company's and another recently approved relocation from the New Orleans market) have been granted in the Bossier City/Shreveport Market which encompasses both Caddo and Bossier parishes. The relative success of gaming operations in the Bossier City/Shreveport Market, compared to other Louisiana markets may increase the possibility that existing licenses may be relocated to the Bossier City/Shreveport Market. However, the relocation of existing licenses to another parish or of riverboats within the same parish will be restricted by an amendment to the Louisiana Constitution passed in September 1996 (the "Constitutional Amendment") which requires, among other things, a local parish-wide election to approve by majority vote the licensing of any additional riverboats in a parish with existing licensed riverboats or the relocation of any operating riverboat to a different berth in the same parish.
 See  "Risk  Factors-Competition."


     The Company was incorporated as a Louisiana corporation on June 11, 1993 under the name Crescent City Capital Development Corporation ("Crescent City"), and was owned by a corporation with which Jefferson Corp. and Casino Magic had no affiliation. In April 1995, Crescent City commenced gaming activities in New Orleans, Louisiana for a 65-day period before a bankruptcy proceeding was commenced against it in July 1995. In May 1996, Casino Magic, through Jefferson Corp., purchased all of the capital stock of Crescent City for $50.0 million, plus the assumption of $5.7 million of equipment financing pursuant to a court-approved plan of reorganization (the "Plan of Reorganization"). The purchase price was paid in cash plus the issuance of $35.0 million principal amount of senior secured notes (the "Louisiana Notes") which were repaid from proceeds of the Note Offering in August 1996. See "Business-Background."

     The Company's principal executive and administrative offices are located at 1701 Old Minden Road, Bossier City, Louisiana 71111. The Company's telephone number is (318)746-0711.

                              CASINO MAGIC CORP.


     Casino Magic, through its wholly owned subsidiaries, develops, owns and operates casinos and related amenities primarily in the southeastern United States, including two major facilities on the Mississippi Gulf Coast. Casino Magic owns and operates a major dockside casino and entertainment complex and adjacent hotel in Bay St. Louis, Mississippi ("Casino Magic-BSL") and a major dockside casino and entertainment complex ("Casino Magic-Biloxi") in the midst of a four-casino "Strip" in Biloxi, Mississippi. Casino Magic also owns and operates two small casinos in Argentina and until December 1996, managed two American-style casinos in Greece, in one of which Casino Magic had a 49% interest. Casino Magic's principal executive and administrative offices are located at 711 Casino Magic Drive, Bay St. Louis, Mississippi 39520. Casino Magic's telephone number is (601) 466-8000.


     Since late 1995, Casino Magic has strengthened its management team with the addition of a new Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and several other key executives who collectively possess substantial development and operational experience within the gaming industry.

The new management team and the Company's Board of Directors have identified Casino Magic's strategic priorities as (i) focused development of domestic growth projects, particularly Casino Magic-Bossier City, and (ii) increased attention to, and investment in, its core Mississippi properties. Management of Casino Magic believes that establishing a significant brand name presence will be an increasingly important competitive tool in each of its existing and future markets.



  The Company entered into a management agreement (the "Management Agreement") with Casino Magic and the Manager, Casino Magic Management Services, Corp, a wholly owned subsidiary of Casino Magic, on August 22, 1996, pursuant to which Casino Magic licensed the use of the "Casino Magic" name to the Company and the Manager will manage Casino Magic-Bossier City. Although the Manager entity does not itself have significant prior management experience, pursuant to the Management Agreement each of the principal executive officers of Casino Magic, who each have significant gaming experience, will provide management
services  to  the  Company.    See  "Management".

                              THE EXCHANGE OFFER

SECURITIES  OFFERED:

$115.0 million aggregate principal amount of 13% Series B First Mortgage Notes due 2003 with Contingent Interest. The form and terms of the Series B Notes are substantially identical to the Series A Notes in all material respects, except that the Series B Notes will be registered under the Securities Act, and therefore will not bear legends restricting the transfer thereof.

THE  EXCHANGE  OFFER:

Each $1,000 principal amount of the Series B Notes is being offered in exchange for $1,000 principal amount of the Series A Notes. The issuance of the Series B Notes is intended to satisfy obligations of the Company and Jefferson Corp. contained in the Registration Rights Agreement relating to the Series A Notes. For procedures for tendering, see "The Exchange Offer."

TENDERS,  EXPIRATION  DATE;  WITHDRAWAL:


The Exchange Offer will expire at 5:00 p.m., New York City time, on March __ , 1997, or such later date and time to which it is extended (the "Expiration Date"). The Exchange Offer is not conditioned upon any minimum principal amount of Series A Notes being tendered for exchange. Tenders of Series A Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event the Company does not accept for exchange any Series A Notes for any reason, the Company will promptly return such Series A Notes to the Holders thereof.


CERTAIN  CONDITIONS  TO  THE  EXCHANGE  OFFER:


The Exchange Offer is subject to certain customary conditions, including, the absence of any action or proceeding which might materially impair the ability of the Company to proceed with the Exchange Offer, changes in statutory or other law which could impair the Company's ability to proceed with the Exchange Offer or the failure to obtain a governmental approval which the Company may deem necessary to consummate the Exchange Offer. Such conditions may be waived by the Company. See "The Exchange Offer -- Certain Conditions to the Exchange Offer."


PROCEDURES  FOR  TENDERING  SERIES  A  NOTES:

Each holder of Series A Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Series A Notes and any other required documentation to the Exchange Agent (as defined herein) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, (i) any Series B Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the Series B Notes, and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company.
                                      13

BENEFICIAL  OWNERS:

Any beneficial owner whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Series A Notes in the Exchange Offer should contact such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his Series A Notes, either make appropriate arrangements to register ownership of the Series A Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be completed prior to the Expiration Date.

GUARANTEED  DELIVERY  PROCEDURES:

Holders of Series A Notes who wish to tender their Series A Notes and whose Series A Notes are not immediately available or who cannot deliver their Series A Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent, prior to the Expiration Date, must tender their Series A Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

REGISTRATION  OBLIGATIONS:

The Company agreed to use its best efforts to consummate the registered Exchange Offer pursuant to which holders of the Series A Notes will be offered an opportunity to exchange their Series A Notes for the Series B Notes which will be issued without legends restricting the transfer thereof. In the event that applicable interpretations of the staff of the SEC do not permit the Company to effect the Exchange Offer or in certain limited circumstances, the Company has agreed to file a shelf registration statement covering resales of the Series A Notes and to use its best efforts to cause such shelf registration statement to be declared effective under the Securities Act and, subject to certain exceptions, keep such shelf registration statement effective until the earlier of three years following the date of original issuance of the Series A notes or such time as all the Series A Notes have been sold thereunder or are otherwise no longer restricted securities.

CERTAIN  FEDERAL  INCOME  TAX  CONSIDERATIONS:

For a discussion of certain federal income tax considerations relating to the exchange of the Series A Notes for the Series B Notes, see "Certain Federal Income Tax Considerations."

USE  OF  PROCEEDS:

There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer.

RISK  FACTORS:

For a discussion of certain material factors to be considered by Holders prior to tendering their Series A Notes, see "Risk Factors."

EXCHANGE  AGENT:

First Union Bank of Connecticut (the "Exchange Agent") has agreed to serve as Exchange Agent in connection with the Exchange Offer.

                  SUMMARY DESCRIPTION OF THE SERIES B NOTES

     The form and terms of Series B Notes are substantially identical to the Series A Notes in all material respects, except that the Series B Notes will be registered under the Securities Act, and therefore will not bear legends restricting the transfer thereof. For a more complete description of the Notes, see "Description of the Notes."

SECURITIES  OFFERED:

Up to $115.0 million aggregate amount of the Company's 13% Series B First Mortgage Notes due 2003 with Contingent Interest.

MATURITY  DATE:

August  15,  2003.

FIXED  INTEREST:

13%  per  annum.

CONTINGENT  INTEREST:


Contingent Interest is payable on the Notes, on each interest payment date, in an aggregate amount equal to 5% of the Company's Adjusted Consolidated Cash Flow (as defined in the Indenture) for the Accrual Period last completed prior to such interest payment date; provided that no Contingent Interest shall be payable with respect to any period prior to the Commencement Date. Payment of all or a portion of any installment of Contingent Interest may be deferred, at the option of the Company, if, and only to the extent that, (i) the payment of such portion of Contingent Interest will cause the Company's Adjusted Fixed Charge Coverage Ratio (as defined in the Indenture) for the Company's most recently completed Reference Period (as defined in the Indenture) prior to such interest payment date to be less than 1.5 to 1.0 on a pro forma basis after giving effect to the assumed payment of such Contingent Interest and
(ii) the principal amount of the Notes corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon redemption, upon maturity of a repurchase obligation or otherwise). The aggregate amount of Contingent Interest payable in any Semiannual Period will be reduced pro rata for reductions in the outstanding principal amount of Notes prior to the close of business on the record date immediately preceding such payment of Contingent Interest. The payment of Contingent Interest is subject to certain restrictions set forth herein. See "Description of Notes-Principal, Maturity and Interest."


INTEREST  PAYMENT  DATES:

Each  February  15  and  August  15,  commencing  February  15,  1997.

GUARANTEES:


The Series B Notes will be fully and unconditionally guaranteed on a senior secured basis by Jefferson Corp. and by all future subsidiaries of the Company (collectively, the "Guarantors"). However, as of the date of the Indenture and as of September 30, 1996 Jefferson Corp. had no material assets other than the capital stock of the Company, had no material liabilities other than the Jefferson Guarantee, had no subsidiaries other than the Company, and had no independent operations, the Jefferson Guarantee having been granted primarily to more effectively secure the Notes rather than to provide financial credit support; in addition, because of restrictions imposed upon the business activities of Jefferson Corp. under the Indenture, it is not likely that Jefferson Corp. will have significant assets at any time in the future. See "Description of Notes-Guarantees."


RANKING:


The Series B Notes will be senior secured obligations of the Company and will rank pari passu in right of payment with any existing and future senior Indebtedness of the Company, including any Series A Notes which are not tendered for exchange. As of September 30, 1996, the total senior Indebtedness of the Company was approximately $120.7 million, consisting of $115.0 million aggregate principal amount of Notes and $5.7 million in existing equipment financing of the Company. In addition, the Company intends to incur approximately $1.8 million of additional equipment financing. The existing and contemplated equipment financing will be effectively senior to the Notes to the extent of the security interest granted in equipment financed by means of such Indebtedness. The Series B Notes will rank senior in right of payment to all subordinated Indebtedness of the Company if any (the Company had no subordinated Indebtedness at September 30, 1996).
</






   In addition, subject to the restrictions in the Indenture, the Company is permitted to incur indebtedness to finance the costs of constructing a hotel at Casino Magic-Bossier City on a secured basis. In the event that the Company determines to incur such indebtedness on a secured basis, the Indenture provides that (i) The Trustee will release the land on which the hotel is to be built from the lien for the benefit of the Notes and (ii) the Company will have the right to grant a security interest for the benefit of the new lender in such real property and all improvements constructed thereon, including the hotel. Under such circumstances, the Holders of the Notes will have no security interest in the hotel or the land on which it is constructed.



    Furthermore, construction began before the mortgage on the real estate at Casino Magic-Bossier City that secures the Notes was recorded. In Louisiana, the priority of a mechanic's lien arising out of a particular construction project relates back to the date on which construction of the project was first commenced by any contractor. Accordingly, contractors, subcontractors and suppliers providing goods or services in connection with Casino Magic-Bossier City who otherwise comply with local law requirements may have a lien on the project senior in priority to the lien of the mortgage. However, the
                                      17

Cash Collateral and Disbursement Agreement requires that no progress payments be released unless lien subordinations or releases have been obtained from all material subcontractors and suppliers and the Company has to date obtained such lien subordinations or release from all subcontractors and suppliers to whom payments, have been made. With respect to any vessel, or interests therein, which serve as collateral for the Notes, parties providing goods and services, as well as tort claimants, could have priority over the lien of the collateral documents encumbering such vessel, to the extent such parties remain unpaid.


SECURITY:

The Notes will be secured by a first priority security interest, subject to Permitted Liens, in substantially all of the existing and future assets of the Company, including the Bossier Riverboat and substantially all of the other assets that comprise Casino Magic-Bossier City, the Crescent City Riverboat, and a pledge of that portion of the net proceeds from the Note Offering deposited and held as collateral in the Cash Collateral Accounts pending disposition pursuant to the Cash Collateral and Disbursement Agreement. The Jefferson Guarantee is secured by a pledge of all of the capital stock of the Company. See "Description of Notes-Security."


OPTIONAL  REDEMPTION:


The Series B Notes will not be redeemable prior to August 15, 2000 (except as otherwise required by a Gaming Authority). The Series B Notes will be redeemable at the option of the Company, in whole or in part, on or after August 15, 2000, at the redemption prices set forth herein plus accrued and unpaid interest thereon to the redemption date. See "Description of Notes-Optional Redemption."


CHANGE  OF  CONTROL:


In the event of a Change of Control, the Holders of the Series B Notes will have the right to require the Company to purchase such Holders' Series B Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. The Company may not have sufficient funds available to purchase all of the outstanding Notes tendered in response to an offer made as a result of a Change in Control. See "Description of Notes-Repurchase at the Option of Holders-Change of Control."


CERTAIN  COVENANTS:
The Indenture pursuant to which the Series A Notes have been issued and the Series B Notes will be issued contains certain covenants that limit the ability of the Company and its subsidiaries to, among other things, incur additional Indebtedness, issue preferred stock, pay dividends, make investments or make other restricted payments, incur liens, enter into mergers or consolidations, enter into transactions with affiliates or sell assets. See "Description of Notes-Certain Covenants."

                                 RISK FACTORS


     This Prospectus contains certain forward-looking statements. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources," "Business" and "Description of Notes," as well as within this Prospectus generally. Actual results may differ materially from those projected in the forward-looking statements. Those Holders considering exchanging Series A Notes for Series B Notes should carefully consider the following factors, together with other information contained herein, before exchanging the Series A Notes for Series B Notes.


SUBSTANTIAL  LEVERAGE  AND  ABILITY  TO  SERVICE  DEBT


     After the Note Offering, the Company is highly leveraged, with substantial debt service in addition to construction and operating expenses. Prior to May 1996, the Company was owned by entities unaffiliated with Casino Magic or Jefferson Corp., and in May 1996, Casino Magic, through Jefferson Corp., purchased all of the capital stock of the Company (formerly known as Crescent City Capital Development Corporation) pursuant to a court approved Plan of Reorganization. Pursuant to the Plan of Reorganization, Crescent City was discharged from substantially all of its liabilities prior to the acquisition. From the May 1996 acquisition of Crescent City until the October 4, 1996 opening of Casino Magic-Bossier City, the Company's activities were limited to development activities and, as a result, the Company had no revenues or earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." As of September 30, 1996, the total senior Indebtedness of the Company was approximately $120.7 million, consisting of $115.0 million aggregate principal amount of Series A Notes and $5.7 million of equipment financing assumed in connection with the May 1996 acquisition of Crescent City. See "Capitalization." In addition, the Company intends to incur approximately $1.8 million of additional equipment financing in connection with the initial development of Casino Magic-Bossier City. The existing equipment financing contains, and the contemplated equipment financing is likely to contain, cross-default provisions with respect to the Company's other material indebtedness, including the Notes, so that an Event of Default (as defined in the Indenture) would also constitute an event of
default  with  respect  to  such  equipment  financing.    The  existing  and
contemplated equipment financing will be effectively senior to the Notes to the extent of the security interest granted in equipment financed by means of such indebtedness.








      The Company's ability to meet its debt obligations is entirely dependent upon the Company's future operating performance, which is itself dependent on a number of factors, many of which are outside of the Company's control, including prevailing economic conditions and financial, business, regulatory and other factors affecting the Company's operations and business.

Assuming Casino Magic-Bossier City's, successful operation, management believes that the Company's operating cash flow will be sufficient to meet its expenses, including interest costs. There can be no assurance, however, that the Company will be profitable or will generate sufficient operating cash flow to enable the Company to (i) service its Indebtedness, including the Notes or
(ii) purchase Notes tendered pursuant to an offer to repurchase in circumstances required by the terms of the Indenture. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations-Liquidity  and  Capital  Resources"  and  "Description  of  Notes."


     If the Company is unable to generate sufficient cash flow, it could be required to adopt one or more alternatives, such as reducing or delaying planned capital expenditures, selling assets, restructuring debt or obtaining additional equity capital. There can be no assurance that any of these alternatives could be effected on satisfactory terms, and any need to resort to alternative sources of funds could impair the Company's competitive position and reduce its future cash flow. Jefferson Corp. does not have, and is not likely in the future to have, significant assets or operations which could provide a source of liquidity or capital to the Company. Casino Magic will have no obligations under the Notes, nor does it have any obligation to provide any financing to the Company. In addition, Casino Magic will be restricted from providing additional capital to the Company, subject to certain exceptions, by the terms of certain debt agreements to which it is subject, including the indenture governing the $135.0 million aggregate principal amount of 11 % First Mortgage Notes due 2001 issued by an indirect subsidiary of Casino Magic and guaranteed by Casino Magic (the "Casino Magic Notes").

     The degree to which the Company is leveraged could have important consequences to the Holders, including, but not limited to, the following: (i) the Company's increased vulnerability to adverse general economic and industry conditions, (ii) the dedication of a substantial portion of the Company's operating cash flow to the payment of principal and interest on Indebtedness, thereby reducing the funds available for operations and further development of Casino Magic-Bossier City and (iii) the Company's impaired ability to obtain additional financing for future working capital, capital expenditures, acquisitions or other general corporate purposes. There can be no assurance that any such additional financing will be available in the future on terms satisfactory to the Company, if at all. Failure by the Company to obtain any required additional financing in the future could have a material adverse effect on its financial condition and results of operations.

CONSTRUCTION  AND  BUDGET  RISKS


        Construction and Budget.   The Company commenced casino operations on
the completed and fully equipped Bossier Riverboat on October 4, 1996 using temporary mooring, boarding and paved parking facilities and opened the substantially completed permanent landside portion of its casino and entertainment complex on December 31, 1996. Excluding amounts expended in May 1996 in connection with Jefferson Corp.'s acquisition of the Company, the total project cost for Casino Magic-Bossier City is approximately $72.1 million which includes: (i) approximately $13.6 million expended for the acquisition of the 23-acre site, (ii) $20.0 million expended for the acquisition of the Bossier Riverboat, and (iii) $38.7 million as the amended development and construction budget for the buildings and other improvements at Casino Magic-Bossier City (including approximately $8.4 million of preopening  costs,  opening  bankroll  and  additional  gaming  equipment  but
                                      20
excluding fees and expenses of the Note Offering and $11.5 million aggregate remaining reserves for completion costs, operating expenses and fixed interest)., subject to adjustment as a result of certain final construction or change orders items still in progress. As of October 18, 1996, the Company finalized all plans and specifications for Casino Magic-Bossier City, agreed upon a guaranteed maximum price of $19.4 million with its general contractor for completion of the principal structural improvements at Casino
Magic-Bossier City (the landside pavilion, parking garage and certain site improvements) in accordance with such plans and amended the construction budget to an extent that will require, in addition to the $29.7 million deposited in the Construction Disbursement Account, an additional $4.0 million to be funded from the Completion Reserve Account (established at the closing of the Note Offering with a deposit of $5.0 million to fund cost overruns arising in connection with developing and constructing Casino Magic-Bossier
City).


     The Company purchased the Bossier Riverboat from Boyd Gaming Corporation for $20.0 million at the closing of the Note Offering. Boyd Gaming Corporation did not provide the Company with any representations or warranties with respect to the fitness or suitability of the Bossier Riverboat. Furthermore, warranties relating to the Bossier Riverboat may not be available from the builder or any suppliers of engines or any component thereof. Accordingly, the Company may have no contractual recourse in the event defects are discovered on the Bossier Riverboat and the Company would be required to make any required repairs or modifications at its own expense.

    Approximately $29.7 million and $5.0 million of the net proceeds from the Note Offering were deposited in the Construction Disbursement Account and the Completion Reserve Account, respectively, pending disbursement upon satisfaction of certain conditions set forth therein, including certain conditions subject to the satisfaction of an independent construction consultant (the "Independent Construction Consultant"). Pursuant to the Cash Collateral and Disbursement Agreement, the Disbursement Agent requires certain certifications from the Independent Construction Consultant to determine the satisfaction of conditions for disbursements. The primary purpose of the Independent Construction Consultant is to ensure that Casino Magic-Bossier City will be completed on schedule and within budget. There can be no assurance that the Independent Construction Consultant will discharge its responsibilities in a manner that will ensure that Casino Magic-Bossier City will be completed on time and within budget, nor can there be any assurance that if the Independent Construction Consultant breaches its responsibilities, that it will have assets sufficient to satisfy the damages created as a consequence of such breach.

     Construction projects such as the Company's entail significant construction risks, including, but not limited to, cost overruns, delay in receipt of governmental approvals, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, fire and other natural disasters, construction scheduling problems and weather interferences. Such risks may be compounded by the Company's decision to construct Casino Magic-Bossier City on an accelerated schedule under which construction has progressed while final plans were being completed and which included the use of multiple shifts, early ordering of materials, fast tracking, and a seven-day work week (when feasible). An accelerated construction schedule may cause actual construction costs to exceed budgeted amounts.




RISK  OF  NEW  VENTURE;  LACK  OF  PRIOR  OPERATING  HISTORY

     From the May 1996 acquisition of Crescent City until the October 4, 1996 opening of Casino Magic-Bossier City, the Company's activities were limited to development activities and, as a result, the Company had no revenues, earnings or operations. See "Business-Background." Although several members of Casino Magic's management have experience constructing and operating riverboat casinos in the Bossier City/Shreveport Market and elsewhere, neither the Company nor the Manager, which will manage the Company's gaming operations, has previously been involved in constructing or operating a riverboat casino in the Bossier City/Shreveport Market. Moreover, Casino Magic-Bossier City is a start-up development and, as such, will be subject to all of the risks inherent in establishing a new business enterprise, including, but not limited to, unanticipated construction, licensing, permitting or operating problems, as well as having no proven ability to market and operate a new venture in the Bossier City/Shreveport Market, where neither the Company nor Casino Magic has previously conducted business. The Company will rely on the Manager to manage Casino Magic-Bossier City and will grant it a significant degree of independence in operating matters, including day-to-day financial control and authority over hiring and training personnel. There can be no assurance that the Company or the Manager will be able to successfully market Casino Magic-Bossier City or that the operations thereof will be profitable or will generate sufficient operating cash flow to enable the Company to make payments of principal and interest on the Notes. The Series B Notes, like the Series A Notes, will be without recourse to Casino Magic or its affiliates other than the Company and Jefferson Corp.

COMPETITION

     General


     The Company will be highly dependent on the Bossier City/Shreveport Market and on the principal markets to which it caters, such as the Dallas-Fort Worth market. Current Louisiana law limits the number of riverboat casino licenses in the state to 15, of which 14 have been awarded, and limits the concentration of riverboat casino licenses in any one parish to six. Five gaming licenses (including the Company's and another recently approved relocation from the New Orleans market) have been granted in the Bossier City/Shreveport Market which encompass both Caddo and Bossier parishes. Fourteen riverboat casinos (including the Company's) currently operate in Louisiana, all of which have opened since 1993.


     Of these 14 riverboat casinos, three in addition to Casino Magic-Bossier City are currently licensed and have been operating in the Bossier
City/Shreveport Market since 1994 and offer substantially similar gaming facilities. Casino Magic-Bossier City will face competition from those existing operations, particularly to the extent that they add to or enhance existing amenities. For example, one Bossier City/Shreveport casino operator recently broke ground on a 606-room all suites hotel at its riverboat casino location in Bossier City. In addition, in September, 1996, a riverboat located in the New Orleans market received approval to relocate to the Bossier City/Shreveport Market. The relocation of this riverboat will occur after the land-based casino in New Orleans opens or on October 31, 1997, whichever event occurs first. Furthermore, additional operators, including competitors operating in Bossier City/Shreveport, have applied for a license to operate a sixth dockside riverboat casino in the Bossier City/Shreveport Market, which would further increase the Company's competition. The relative success of gaming operations in the Bossier City/Shreveport Market compared to other Louisiana markets may increase the possibility that existing licenses may be relocated to the Bossier City/Shreveport Market. However, the relocation of existing licenses to another parish or of riverboats within the same parish will be restricted by the Constitutional Amendment which requires, among other things, a local parish-wide election to approve, by majority vote, the licensing of any additional riverboats in a parish with existing licensed riverboats or the relocation of any operating riverboat to a different berth in the same parish.

     Certain of the Company's competitors have more experienced management and greater name recognition, marketing capabilities and financial resources than the Company. The Company may also face increasing competition from the new and existing casinos developed elsewhere in Louisiana, on the Mississippi Gulf Coast (including other casinos operated by Casino Magic) and surrounding market areas and other jurisdictions throughout the United States and abroad, including from established gaming centers such as those in Nevada and Atlantic City, New Jersey. The Company also faces competition from other forms of lawful gaming, such as state-sponsored lotteries and video lottery terminals, pari-mutuel betting on horse and dog racing and bingo parlors, as well as from other forms of entertainment. It is possible that increased competition could have a material adverse effect on the Company.

     RISK  OF  TEXAS  GAMING  LEGALIZATION

     Casino gaming is currently prohibited in several nearby jurisdictions which are important to the Bossier City/Shreveport Market. As a result, residents of these jurisdictions, principally Texas, comprise a significant portion of the customers of existing gaming operations in Bossier City/Shreveport and of the anticipated customers of Casino Magic-Bossier City.

     Although casino gaming is not currently permitted in Texas and the Texas Attorney General has issued an opinion that gaming in Texas would require an amendment to the Texas Constitution, the Texas Legislature has considered various proposals to authorize casino gaming. No gaming legislation was enacted in the most recent legislative session ended May 29, 1995. A constitutional amendment would require a two-thirds vote of those present and voting in each house of the Texas Legislature and approval by the electorate in a referendum. The legalization of casino gaming in Texas and the opening of one or more casinos in the Dallas-Fort Worth area, which is a major market for Bossier City/Shreveport gaming operations, would have a material adverse effect on the Company's results of operations.

DEPENDENCE  UPON  SINGLE  GAMING  SITE

     The Company does not currently anticipate having operations other than Casino Magic-Bossier City and therefore may be entirely dependent upon Casino Magic-Bossier City for its revenues. Because the Company may be entirely dependent on a single gaming site for its revenues, it will consequently be subject to greater risks than a geographically diversified gaming operation, including, but not limited to, risks related to local economic and competitive conditions, changes in local governmental regulations and natural and other disasters. Any decline in the number of residents in the Bossier
City/Shreveport  Market,  a  downturn  in  the  overall economy of the Bossier
City/Shreveport  Market,  a  decrease  in  gaming  activities  in  the Bossier
City/Shreveport Market or an increase in competition could have a material adverse effect on the Company.

POSSIBLE  CONFLICTS  OF  INTEREST

     Affiliates of the Company, including Casino Magic, are actively involved in the gaming industry. Casinos owned or managed by such affiliated persons may directly or indirectly compete with the Company. The potential for conflicts of interest exists among the Company and affiliated persons for future business opportunities that may not be presented to the Company. However, the Company and Casino Magic have agreed that Casino Magic and its other affiliates will not engage in other gaming activities within a 200-mile radius of Casino Magic-Bossier City, excluding the cities of Lake Charles, Louisiana and Vicksburg, Mississippi.

GAMING  AND  OTHER  GOVERNMENT  REGULATION

     Gaming  Regulation
Although in the Louisiana Referendum on November 5, 1996 voters in both Caddo and Bossier parishes approved a continuation of riverboat gaming in such parishes, Louisiana law does not provide for any moratorium that must expire before future referenda on gaming could be mandated or allowed. There can be no assurance that future referenda on gaming activities will not occur, that voters in the parish in which the Company operates will not subsequently vote to discontinue, limit or, alternatively, further expand riverboat gaming in that parish, or that the Louisiana legislature will not mandate other referenda or electoral confirmations or otherwise limit, restrict, prohibit or, alternatively, further expand gaming in Louisiana.



     The Company's casino will be subject to extensive regulation by the State of Louisiana. In May 1996, regulatory oversight of gaming operations in Louisiana, including riverboat gaming, was transferred to and vested in the Louisiana Gaming Control Board (the "Louisiana Board"). The Louisiana Board will consist of nine members appointed by the governor of Louisiana. A chairman and five other members of the Board, constituting a quorum to conduct business, had been appointed by the governor as of December 31, 1996. The Company and certain of its key personnel are required to obtain and hold various licenses and approvals and are subject to other forms of regulation under applicable Louisiana law. Additionally, certain beneficial owners, lenders and landlords of the Company may be required to be licensed. Generally, Louisiana gaming authorities have broad discretion in granting, suspending, renewing and revoking licenses and requiring various persons and entities to be found suitable. The suspension or revocation of the gaming license held by the Company or the failure to obtain a renewal of its gaming license would have a material adverse effect on the Company's business. In some circumstances, the suspension or revocation of a gaming license in one jurisdiction may trigger the suspension or revocation of a license or affect eligibility for a license in another jurisdiction and the Company could accordingly be adversely affected by regulatory actions in other jurisdictions directed principally at Casino Magic or its employees. If additional gaming regulations are adopted in Louisiana in the future, those regulations could impose additional restrictions or costs that could have a material adverse effect on the Company.



     Substantially all loans, leases, private sales of securities, extensions of credit and similar financing transactions entered into by the Company, must be reported to the Louisiana Board within thirty days after the consummation of any such transactions. The Louisiana Board is required to investigate all reported loans or extensions of credit, and to either approve or disapprove the same. If disapproved, the pertinent loan or extension of credit must be rescinded by the Company. The Company's Note Offering was approved by the Louisiana Board on October 29, 1996.


     Gaming companies are typically subject to significant taxes and fees in addition to normal federal and state corporate income taxes, and such taxes and fees are subject to increase at any time. Additionally, from time to time, certain federal legislators have proposed the imposition of a federal tax on gaming revenues. Any such federal tax or any material increase in existing taxes or fees would adversely affect the Company.

     The operations of the Company are subject to a variety of other regulations in addition to gaming regulations, including, without limitation, environmental regulations, alcoholic beverage regulations and regulations applicable to marine vessels.

     Security  Ownership  Regulations

     Typically, gaming authorities, including those in Louisiana, have discretionary authority to require a Holder of a security such as the Notes to file an application, to be investigated and to be found suitable as an owner, debtholder or landlord of a gaming establishment for any reason, including in the event of a foreclosure on and the taking of possession of the collateral by the Trustee following a default under the applicable indenture. While individual holders of securities such as the Notes are generally not required to be investigated and found suitable, gaming authorities retain the discretion to do so for any reason, including but not limited to, a default, or where the Holder of the debt instrument seeks to exercise a material or significant influence over the gaming operations of the entity in question or to elect one or more members of its Board of Directors. Each Holder shall be deemed to have agreed (to the extent permitted by law) that if the relevant gaming authorities determine that such Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under applicable law (whether as the result of a foreclosure sale or for any other reason), and if such Holder or beneficial owner is not so licensed, qualified or found suitable, such Holder shall dispose of such Holder's Notes within the time frame and in accordance with the procedures prescribed by the applicable gaming regulatory authorities. Any Holder required to apply for licensing, qualification or a finding of suitability must pay all investigative fees and costs of the gaming authorities in connection with such an investigation. In addition, the Indenture provides that if any Gaming Authority requires a Holder or beneficial owner of the Notes to be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the gaming authority, or if such Holder or such beneficial owner is not so licensed, qualified or found suitable (a "Disqualified Holder"), the Disqualified Holder must immediately dispose of his Notes or the Company shall have the option to redeem all of the Disqualified Holder's Notes, at the lesser of (i) the aggregate principal amount of such Notes, or (ii) the Disqualified Holder's cost thereof. Immediately upon a determination of unsuitability, the Disqualified Holder shall have no further rights whatsoever with respect to the Notes and shall not have the right (i) to exercise, directly or indirectly through any Trustee, nominee or any other person or entity, any right conferred by the Notes, nor (ii) to receive any interest or any other distribution or payment with respect to the Notes nor any remuneration in any form from the Company for services rendered or otherwise.

     Possible  Legislation

     On August 3, 1996, President Clinton signed a bill creating a nine-member National Gambling Impact Study Commission to study the economic and social impact of gaming and report its findings to Congress and the President within two years after the first meeting of the Commission. The Commission could recommend changes in state or federal gaming policies. The President, House Speaker and Senate Majority Leader are each to select three of the Commission's members. Additional federal regulation of the gaming industry could occur as a result of investigations or hearings by the committee, which could have a material adverse effect on the Company.

MECHANICS'  LIENS

     Laws in Louisiana provide certain contractors, subcontractors and material suppliers with a lien on the property being improved by their services or supplies in order to secure their right to be paid. Such parties may seek foreclosure on their liens if they are not paid in full. The Company has not obtained and does not intend to obtain payment or performance bonds for Casino Magic-Bossier City to satisfy such liens.

     Furthermore, construction began before the mortgage on the real estate at Casino Magic-Bossier City that secures the Notes was recorded. In Louisiana, the priority of a mechanic's lien arising out of a particular construction project relates back to the date on which construction of the project was first commenced by any contractor. Accordingly, contractors, subcontractors and suppliers providing goods or services in connection with Casino Magic-Bossier City who otherwise comply with local law requirements may have a lien on the project senior in priority to the lien of the mortgage. However, the Cash Collateral and Disbursement Agreement requires that no progress payments be released unless lien subordinations or releases have been obtained from all material subcontractors and suppliers and the Company has to date obtained such lien subordinations or releases from all subcontractors and suppliers to whom payments have been made. With respect to any vessel, or interests therein, which serve as collateral for the Notes, parties providing goods and services, as well as tort claimants, could have priority over the lien of the collateral documents encumbering such vessel, to the extent such parties remain unpaid.

ABILITY  TO  REALIZE  ON  COLLATERAL;  BANKRUPTCY  CONSIDERATIONS

     The Series A Notes are, and the Series B Notes will be, secured by a first priority lien, subject to Permitted Liens, on substantially all of the assets of the Company, including the Bossier Riverboat, the real property and improvements constructed thereon in Bossier City and the Crescent City
Riverboat. The Company's Louisiana gaming license is not pledgeable or transferable. Under Louisiana gaming laws and the regulations promulgated thereunder, the Trustee may be precluded from or otherwise limited in selling collateral at a foreclosure sale. In addition, the Trustee may be delayed in its efforts to sell collateral due to various legal restrictions, including, without limitation, requirements that an operator of a gaming facility be licensed by state authorities or that prior approval of a sale or disposition of collateral be obtained.

     After application of any proceeds from a foreclosure sale, the Trustee may be entitled to a deficiency judgment under certain circumstances. However, there can be no assurance that the Trustee would be successful in obtaining any deficiency judgment, what the amount of any such judgment if obtained might be, or that the Company or Jefferson Corp. would be able to satisfy any such judgment, if obtained.

     In addition to being subject to gaming law restrictions, the Trustee's ability to foreclose upon and sell collateral will be subject to the procedural and other restrictions of state real estate law or the Uniform Commercial Code or, in the case of gaming vessels, certain federal admiralty law statutes. Furthermore, any efforts by the Trustee to demand and foreclose upon any collateral of Jefferson Corp. could be limited by the invocation of state law suretyship defenses and fraudulent transfer laws. See "Description of Notes-Remedies Upon Default Under Notes."

     The right of the Trustee under the Indenture, as the secured party under the Collateral Documents related thereto, to foreclose upon and sell the collateral subject thereto upon an acceleration after any Event of Default is likely to be significantly impaired by applicable bankruptcy laws if a bankruptcy proceeding were to be commenced by or against the Company or Jefferson Corp. prior to or possibly even after the Trustee has foreclosed upon and sold the collateral. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict if payments under the Notes would be made following commencement of and during a bankruptcy case, whether or when the Trustee could foreclose upon or sell the collateral or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the collateral. Furthermore, to the extent a bankruptcy court were to determine that the value of the collateral is not sufficient to repay all amounts due on the Notes, the Holders would hold "undersecured claims." Applicable federal bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

     In  the  event  of  a  foreclosure  sale  of the assets comprising Casino
Magic-Bossier City or of the capital stock of the Company, licensing requirements of applicable gaming authorities may limit the number of potential bidders for such assets or such stock and may delay the sale thereof, which could adversely affect the sale price therefor in such event. Furthermore, such licensing requirements may limit the Trustee's ability to foreclose upon the collateral.

     The Company intends to expand Casino Magic-Bossier City through the future development of an adjacent 400-room hotel and related amenities, including restaurants, banquet space, a theater, a swimming pool, a health club and a child care facility. Subject to the restrictions in the Indenture, including pro forma compliance with the indebtedness coverage and loan to value ratios set forth therein, the Company is permitted to incur indebtedness to finance the costs of constructing the hotel. In the event that the Company determines to incur such indebtedness on a secured basis, the Indenture provides that (i) the Trustee will release the land on which the hotel is to be built from the lien for the benefit of the Notes and (ii) the Company will have the right to grant a security interest for the benefit of the new lender in such real property and all improvements constructed thereon, including the hotel. Under such circumstances the Holders of the Notes will have no security interest in the hotel or the land on which it is constructed. The development and construction of subsequent improvements is largely dependent upon the availability of financing, which could be obtained from a combination of sources, including proceeds from a future sale of the Crescent City Riverboat, financing for the planned hotel and operating cash flow of Casino Magic-

Bossier City; however, no assurances can be given that such funds or financing will be available or that such hotel and related facilities will ever be developed.

     Certain of the Company's affiliates are involved in activities that are related to the Company's business and assets. In addition, the Company and many of its affiliates have overlapping officers and directors. In the event that an affiliate of the Company is the subject of a proceeding under the United States Bankruptcy Code, the creditors of such affiliated entity or the trustee in bankruptcy may argue that the assets and liabilities of the various entities, including the Company, should be consolidated so as to cause the assets of the Company to be available for satisfaction of claims against the bankrupt affiliate. Although the Company believes that it is a distinct and separate legal entity from its affiliates, there can be no assurance that in the event of a bankruptcy of one of its affiliated entities a bankruptcy court would not order consolidation of the assets of the Company and its affiliates.

FRAUDULENT  CONVEYANCE  CONSIDERATIONS

     The Company and Jefferson Corp. have granted, and all future subsidiaries of the Company will grant, security interests in collateral to the Trustee, including, without limitation, in certain after-acquired property of the Company and its subsidiaries, to secure the Notes. Various fraudulent conveyance and revocatory laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to avoid any security interest in collateral granted by the Company, Jefferson Corp. or future subsidiaries of the Company. The requirements for establishing a fraudulent conveyance or revocatory transfer vary depending on the law of the jurisdiction which is being applied. Generally, if under federal and certain state statutes in a bankruptcy, reorganization, rehabilitation or similar proceeding in respect of the Company, Jefferson Corp. or future subsidiaries of the Company, or in a lawsuit by or on behalf of creditors against the Company, Jefferson Corp. or future subsidiaries of the Company, a court were to find that (a) the Company, Jefferson Corp. or such a future subsidiary of the Company (each hereinafter referred to as a "Grantor"), as the case may be, incurred the indebtedness in connection with the Notes (including the Guarantees thereof) or granted security interests in the collateral with the intent of hindering, delaying or defrauding current or future creditors of the Grantor, or (b)(i) the Grantor received less than reasonably equivalent value or fair consideration for incurring the indebtedness in connection with the Notes (including the Guarantees thereof) or for granting security interests in the collateral and (ii) the Grantor, (A) was insolvent or was rendered insolvent by reason of incurring the indebtedness in connection with the Notes (including the Guarantees thereof) or the granting of security interests in the collateral, (B) was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital, (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the applicable fraudulent conveyance or revocatory statutes), or (D) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), such court could, subject to applicable statutes of limitations, with respect to the Grantor, avoid in whole or in part the security interests granted in the collateral or subordinate claims with respect to the Notes (including the Guarantees thereof) to all other debts of the Grantor. The measures for insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any such proceeding. Generally, however, a company will be considered insolvent if the sum of its debts was greater than the fair salable value of all of its assets at a fair valuation or if the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, as they become fixed in amount and mature.

CASINO  MAGIC  INDENTURE  VIOLATION

     On June 13, 1996, Casino Magic sold the capital stock of Atlantic-Pacific Corp., which operates "Goldiggers," a small casino-hotel in Deadwood, South Dakota, with approximately 8,500 square feet of gaming area and nine hotel rooms, to Royal Casino Group, Inc. ("RCG"), an unaffiliated party whose common stock trades in the over-the-counter market. Goldiggers generated revenues of $2.1 million and a loss from operations, excluding depreciation and amortization expense, of approximately $536,000 during 1995 and, except for its negative cash flow impact, had not been regarded by Casino Magic as material to its operations for several years. In consideration for the sale of such stock, Casino Magic received shares of RCG Series A Convertible Preferred Stock and warrants to acquire shares of RCG common stock. The indenture governing the Casino Magic Notes required that at least 85% of the consideration received by Casino Magic in respect of such asset sale be in the form of cash. By selling such securities for cash to a subsidiary that is not subject to the investment covenants of such indenture, Casino Magic has taken steps which it believes are sufficient to cure such violation, although there can be no assurance that Holders of the Casino Magic Notes will not allege that such actions constitute an event of default or seek to accelerate the payment thereof. If the payment of the Casino Magic Notes were accelerated, Casino Magic would be required to refinance such obligations, and if such refinancing could not be obtained, Casino Magic could be forced to seek bankruptcy protection. In the latter event, Holders of the Notes would be adversely affected if there were to be a substantive consolidation of the Company with Casino Magic in Casino Magic's bankruptcy proceeding and no assurance can be given that such substantive consolidation would not occur.
See  "-Ability  to  Realize  on  Collateral;  Bankruptcy  Considerations."

ADVERSE  WEATHER  CONDITIONS

     A flood or other severe weather conditions could adversely affect the Company's gaming operations. The Company commenced gaming operations on the completed and fully equipped Bossier Riverboat on October 4, 1996, using temporary mooring, boarding and paved parking facilities, and opened the permanent landside portions of its casino and entertainment complex on December 31, 1996. From October 4, 1996 through December 31, 1996, Casino Magic-Bossier City was forced to close approximately 15 days due to unusually high flood stage river levels. Closures due to flood stage river levels should not occur following the completion of the permanent facility. The Company maintains insurance policies that provide coverage for casualty losses resulting from severe weather, including floods. However, floods or other severe weather could cause significant physical damage to the Company's casino and for a period of time could potentially result in reduced hours of operation or access to the casino, or the complete closure of the casino for a period of time, any of which would have a material adverse effect on the Company.
                                      30

ENVIRONMENTAL  MATTERS

     The Company is subject to a wide variety of federal, state and local laws and regulations relating to the use, storage, discharge, emission and disposal of hazardous materials and the protection of natural resources, such as wetlands and endangered species. While management believes that the Company is presently in material compliance with all environmental laws, failure to comply with such laws could result in the imposition of severe penalties, conditions or restrictions in connection with project development or operations by government agencies or courts that could adversely affect such development or operations. The Company completed a Phase I environmental site assessment (the "Phase I ESA") at the Bossier City site in November 1993, prior to the publication of the ASTM Standard Practice for Environmental Site
Assessments:  Phase  I  Site  Assessment  Process in June 1994 (Designation: E
1527-94) (a current, widely accepted industry standard). The Phase I ESA, which was updated by visual inspection only, in August 1995, includes certain suggestions relative to certain conditions and areas of potential environmental concerns. The Phase I ESA, and subsequent soil and groundwater sampling conducted in October 1995, did not, however, identify any environmental conditions or non-compliance at the site, the remediation, mitigation or correction of which management believes would have a material adverse impact on the business or financial condition of the Company. The Company is not aware of any environmental conditions or non-compliance not identified in the Phase I ESA, the August 1995 update, or the subsequent soil and groundwater sampling.

     Under environmental laws and regulations, a beneficiary of a deed of trust or mortgage on real property, such as the Trustee, may be held liable, under certain circumstances, for the costs of remediating or preventing releases or threatened releases of hazardous materials at a mortgaged property, and for other rights and liabilities relating to hazardous materials, although such liability rarely has been imposed. Under the Indenture and the Collateral Documents, the Trustee is indemnified against its costs, expenses and liabilities, including environmental cleanup costs and liabilities. Remediation costs could potentially reduce foreclosure proceeds available to the Holders of the Notes. If the Holders exercise that right, they could be subject to the risks discussed above.

RESTRICTIONS  ON  EXCHANGE  OFFER


     Issuance of Series B Notes in exchange for Series A Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal. Therefore, Holders of Series A Notes desiring to tender such Series A Notes in exchange for Series B Notes should allow sufficient time to ensure timely delivery. The Exchange Agent and the Company are under no duty to give notification of defects or irregularities with respect to the tenders of Series A Notes for exchange. Each broker-dealer that received Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of Series B Notes. See "Plan of Distribution." and "The Exchange Offer."

 CONSEQUENCES  OF  FAILURE  TO  EXCHANGE

Series A Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to provide for the registration under the Securities Act of such Series A Notes. All untenured Series A Notes will continue to be subject to the restrictions on transfer set forth in the Indenture and the Series A Notes.

To the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untenured and tendered but unaccepted Series A Notes, if any, could be adversely affected.


ABSENCE  OF  PUBLIC  MARKET

     The Series A Notes are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") market by "qualified institutional buyers" (as defined in Rule 144A under the Securities Act, "QIBs"). The Series B Notes are new securities for which there currently is no active trading market. The Initial Purchasers have advised the Company that they currently intend to make a market in the Series B Notes. However, the Initial Purchasers are not obligated to do so and any market-making may be discontinued at any time without notice. There can be no assurance as to the liquidity of any markets that may develop for the Series B Notes, the ability of Holders to sell their Series B Notes, or the price at which Holders would be able to sell their Series B Notes. Future trading prices of the Series B Notes will depend upon many factors including among other things, prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition of, performance of and prospects for the Company. The Company does not intend to apply for listing of the Series B Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

                              THE EXCHANGE OFFER

PURPOSE  AND  EFFECT  OF  THE  EXCHANGE  OFFER

     The Series A Notes were sold by the Company on August 22, 1996, to three Initial Purchasers, Wasserstein Perella Securities, Inc., Jefferies & Company, Inc. and Deutsche Morgan Grenfell, which in turn sold the Series A Notes to institutional investors or certain other accredited investors. In connection therewith, the Company entered into the Registration Rights Agreement, which provided that, promptly following the sale of the Series A Notes by the
Initial Purchasers, the Company would file with the SEC a registration statement under the Securities Act with respect to an issue of Series B Notes of the Company identical in all material respects to the Series A Notes, would use its best efforts to cause such registration statement to become effective under the Securities Act and, upon the effectiveness of that registration statement, would offer to the Holders of the Series A Notes the opportunity to exchange their Series A Notes for a like principal amount of Series B Notes which would be issued without restrictive legends and may be reoffered and resold by the Holder without restrictions or limitations under the Securities Act. Copies of the Registration Rights Agreement have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Holder" with respect to the Exchange Offer means any person in whose name Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered Holder.


     Based on interpretations by the staff of the SEC, Series B Notes issued pursuant to the Exchange Offer in exchange for Series A Notes may be offered for resale, resold or otherwise transferred by any Holder thereof (other than any broker-dealer who acquired such Series A Notes directly from the Company to resell pursuant to Rule 144A under the Securities Act or any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement with any person to participate in the distribution of such Series B Notes. If any Holder has any arrangement or understanding with respect to the distribution of the Series B Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, each broker-dealer that holds Series A Notes acquired for its own account as a result of market-making activities or other trading activities and that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. See "Plan of Distribution."

     By tendering in the Exchange Offer, each Holder of Series A Notes will represent to the Company that, among other things, (i) the Series B Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Series B Notes, whether or not such person is such Holder, (ii) neither the Holder of Series A Notes nor any such other person intends to participate or has an arrangement or understanding with any person to participate in the distribution of such Series B Notes, (iii) neither the Holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (iv) the Holder and such other person acknowledge that (a) any person participating in the Exchange Offer for the purpose of distributing the Series B Notes must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Series B Notes and cannot rely on the interpretations by the staff of the SEC referenced above, and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company.


     Following the consummation of the Exchange Offer, Holders of Series A Notes not tendered will not have any further registration rights and the Series A Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Series A Notes could be adversely affected.


TERMS  OF  THE  EXCHANGE  OFFER;  PERIOD  FOR  TENDERING  SERIES  A  NOTES


     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Series A Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on March __ , 1997; provided, however, that if the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.



     As of the date of this Prospectus, an aggregate of $115,000,000 principal amount of Series A Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about February 4, 1997, to all Holders of Series A Notes known to the Company. The Company's obligation to accept Series A Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth below under "- Certain Conditions to the Exchange Offer".

     The Company expressly reserves the right at any time or from time to time to extend the period of time during which the Exchange Offer is open and thereby delay acceptance for exchange of any Series A Notes, by giving written notice of such extension to the Holders thereof. During any such extension, all Series A Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Series A Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.


     The Company reserves the right, in its sole discretion, (i) to delay accepting for exchange any Series A Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "Certain Conditions" to the Exchange Offer shall not have been satisfied by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner.
 Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the registered holders of Series A Notes. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of the Series A Notes of such amendment and the Company will extend the Exchange Offer as necessary to provide the Holders with a period of five to ten business days, after such amendment, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such periods. In the case of any extension of the Exchange Offer, the Company will also give written notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.


 PROCEDURES  FOR  TENDERING  SERIES  A  NOTES

The tender to the Company of Series A Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Series A Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to First Union Bank of Connecticut, the Exchange Agent, at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Series A Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Series A Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below.

THE METHOD OF DELIVERY OF SERIES A NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER
    REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED,
 WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR SERIES A
                     NOTES SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Series A Notes surrendered for exchange pursuant thereto are tendered (i) by a registered Holder of the Series A Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Series A Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Series A Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Series A Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Series A Notes not properly tendered or to not accept any particular Series A Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the
Exchange Offer as to any particular Series A Notes either before or on the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Series A Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Series A Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Series A Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Series A Notes, such Series A Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Series A Notes.

     If the Letter of Transmittal or any Series A Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each Holder will represent to the Company that, among other things, the Series B Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Series B Notes, whether or not such person is the Holder, that neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Series B Notes and that neither the Holder nor any such other person is an "affiliate", as defined under Rule 405 of the Securities Act, of the Company.

ACCEPTANCE  OF  SERIES  A  NOTES  FOR  EXCHANGE;  DELIVERY  OF  SERIES B NOTES


     Upon satisfaction or waiver by the Company of all of the conditions to the Exchange Offer on or prior to the Expiration Date, the Company will accept, promptly after the Expiration Date, all Series A Notes properly tendered and will issue the Series B Notes promptly after acceptance of the Series A Notes. See "- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Series A Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.


     In all cases, issuance of Series B Notes for Series A Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Series A Notes or a timely Book-Entry Confirmation of such Series A Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Series A Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Series A Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Series A Notes will be returned without expense to the tendering Holder thereof (or, in the case of Series A Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Series A Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

                             BOOK ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Series A Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Series A Notes by causing the Book-Entry Transfer Facility to transfer such Series A Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Series A Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on, or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED  DELIVERY  PROCEDURES

     If a registered Holder of the Series A Notes desires to tender such Series A Notes and the Series A Notes are not immediately available, or time will not permit such Holder's Series A Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Series A Notes and the amount of Series A Notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Series A Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Series A Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five business days after the date of execution of the Notice of Guaranteed Delivery.

TERMS  AND  CONDITIONS  OF  THE  LETTER  OF  TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Series A Notes for exchange (the "Transferor") exchanges, assigns and transfers the Series A Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Series A Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Series A

Notes and to acquire Series B Notes issuable upon the exchange of such tendered Series A Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Series A Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Series A Notes or transfer ownership of such Series A Notes on the account books maintained by the Book-Entry Transfer Facility. The Transferor further agrees that acceptance of any tendered Series A Notes by the Company and the issuance of Series B Notes in exchange therefor shall constitute the performance in full by the Company of its obligations under the Registration Rights Agreement and that the Company shall have no further obligations or liabilities thereunder. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     By executing the letter of Transmittal, each Holder will make to the Company the representations set forth above under the heading "-Purpose and Effect of the Exchange Offer."

WITHDRAWAL  RIGHTS

     Tenders of Series A Notes may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Series A Notes to be withdrawn, identify the Series A Notes to be withdrawn (including the principal amount of such Series A Notes), and (where certificates for Series A Notes have been transmitted) specify the name in which such Series A Notes are registered, if different from that of the withdrawing Holder. If certificates for Series A Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Series A Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Series A Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Series A Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Series A Notes which have been tendered for exchange, but which are not exchanged for any reason, will be returned to the Holder thereof without cost to such Holder (or, in the case of Series A Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry

Transfer Facility pursuant to the book-entry transfer procedures described above, such Series A Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Series A Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Series A Notes may be re-tendered by following one of the procedures described under "-Procedures for Tendering Series A Notes" above at any time on or prior to the Expiration Date.

CERTAIN  CONDITIONS  TO  THE  EXCHANGE  OFFER


     Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Series B Notes in exchange for, any Series A Notes and may terminate or amend the Exchange Offer, if at any time before the Expiration Date , there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Company to accept for exchange or to exchange some or all of the Series A Notes pursuant to the Exchange Offer, or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Company might directly or indirectly result in any of the consequences referred to in clause (i) or (ii) above or in the sole judgment of the Company, might result in the Holders of Series B Notes having obligations with respect to resales and transfers of Series B Notes which exceed those described in the interpretation of the SEC referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer.



     The foregoing condition is for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time prior to the Expiration Date in its reasonable discretion. The failure of the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


     In addition, the Company will not accept for exchange any Series A Notes tendered, and no Series B Notes will be issued in exchange for any such Series A Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or with respect to the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                                EXCHANGE AGENT

     First Union Bank of Connecticut has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

         Delivery to: First Union Bank of Connecticut, Exchange Agent

                              By Mail or by Hand
                            10 State Street Square
                       Hartford, Connecticut 06103-3698
                    Attention:  Corporate Trust Department


                                By Facsimile:
                                (860)-247-1356

                            Confirm By Telephone:
                                (860)-247-1353


DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES  AND  EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be $100,000.
 The Company will pay all transfer taxes, if any, applicable to the exchange of Series A Notes pursuant to the Exchange Offer. If a transfer tax is imposed for any reason other than the transfer and exchange of Series A Notes to the Company or its order pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders of Series A Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to Holders of Series A Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer must be made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

ACCOUNTING  TREATMENT

     The Series B Notes will be recorded at the same carrying value as the Series A Notes. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the Series B Notes.

OTHER

     Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders of the Series A Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Series A Notes pursuant to the terms of this Exchange Offer, the Company will have fulfilled a covenant contained in the terms of the Series A Notes and the Registration Rights Agreement. Holders of the Series A Notes who do not tender their certificates in the Exchange Offer will continue to hold such certificates and will be entitled to all the rights, and limitations applicable thereto under the Indenture except for any such rights under the Registration Rights Agreement. All untenured Series A Notes will continue to be subject to the restrictions on transfer set forth in the Indenture and the Series A Notes. To the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for untenured Series A Notes could be adversely affected.

                               USE OF PROCEEDS

 SERIES  B  NOTES


     The Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the Series B Notes offered hereby. In consideration for issuing the Series B Notes as contemplated in this Prospectus, the Company will receive, in exchange, Series A Notes in like principal amount. The form and terms of the Series B Notes are substantially identical in all material respects to the form and terms of the Series A Notes, except as otherwise described herein under "The Exchange Offer -- Terms of the Exchange Offer." The Series A Notes surrendered in exchange for the Series B Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Series B Notes will not result in any increase in the outstanding debt of the Company.


 SERIES  A  NOTES
     On August 22, 1996, the Company received approximately $110,300,000 of net proceeds from the Note Offering. Of that amount, (i) $20.0 million was used to purchase the Bossier Riverboat simultaneously with the closing of the Note Offering, (ii) approximately $45.1 million was applied to repay indebtedness including accrued interest thereon through the date of closing of the Note Offering, and (iii) approximately $45.2 million was deposited in the Cash Collateral Accounts. The Cash Collateral Accounts included $29.7 million deposited in the Construction Disbursement Account, which has been or is being used, together with $1.8 million incremental equipment financing and prior capital contributions from Casino Magic to finance the cost of developing, constructing, equipping and opening Casino Magic-Bossier City. As of October 18, 1996, the Company finalized all plans and specifications for Casino Magic-Bossier City, agreed upon a guaranteed maximum price of $19.4 million with its general contractor for completion of the principal structural improvements at Casino Magic-Bossier City (the landside pavilion, parking garage and certain of the site improvements) in accordance with such plans and amended the construction budget to an extent that required, in addition to the amount deposited in the Construction Disbursement Account, an additional $4.0 million to be funded from the Completion Reserve Account (established with a deposit of $5.0 million to fund cost overruns arising in connection with developing and constructing Casino Magic-Bossier City). As of December 31, 1996, approximately $5.4 million (including $4.0 million transferred from the Completion Reserve Account and interest earned to date) and $1.0 million remained on deposit in the Construction Disbursement Account and the Completion Reserve Account, respectively, although as indicated the Company has incurred construction commitments which will require expenditure of the remaining balance of the Construction Disbursement Account. Of the remaining amount in the Cash Collateral Accounts, approximately $7.3 million was used to purchase the Pledged Securities deposited in the Interest Reserve Account, and $3.2 million was deposited in the Operating Reserve Account to provide liquidity during the period from commencement of operations through the date when Casino Magic-Bossier City is Operating (as defined in the Indenture). As of December 31, 1996 all of the funds deposited in the Interest Reserve
Account  and  the  Operating  Reserve  Account  remained  in  such  accounts.
</


>
                                      43

     The portion of the net proceeds from the Note Offering which were deposited in the Cash Collateral Accounts have been assigned to the Trustee as collateral security for the Notes pursuant to an Accounts Pledge Agreement (as defined in the Indenture) executed at closing of the Notes Offering. Funds are being disbursed from the pledged Cash Collateral Accounts only upon satisfaction of certain conditions set forth in the Cash Collateral and Disbursement Agreement (as defined in the Indenture). Pending disbursement of the net proceeds deposited in the Cash Collateral Accounts, such proceeds are invested in Cash Equivalents (as defined in the Indenture) pursuant to an Accounts Pledge Agreement (as defined in the Indenture). See "Description of Notes-Cash Collateral and Disbursement Agreement."


     The amount of net proceeds used to purchase Pledged Securities deposited in the Interest Reserve Account is net of interest to be earned on the Pledged Securities pending disbursement for payment of interest on the Notes through and including the first interest payment date.

SOURCES  AND  USES  OF  FUNDS

The sources and uses of funds for the development, construction, equipping and opening of Casino Magic-Bossier City (as adjusted to reflect the budget amendment and the guaranteed maximum price contract entered into in October
1996 for the completion of the principal structural improvements at Casino Magic-Bossier City) including the acquisition of the Company by Jefferson Corp. and the purchase of the land on which Casino Magic-Bossier City is located, are as follows:
                              Pre-Note Offering
                          (through August 21, 1996)
                                (in millions)
Sources                                                                   Uses
--------                                                               -------

Equipment financing                  $  5.7 Acquisition of Crescent City $50.0
Louisiana Notes                         35.0 Land acquisition             12.7
Louisiana Land Note                     6.8 Gaming equipment               5.7
Capital contributions from Casino Magic22.3 Site development               2.5
Advances from Casino Magic              2.0 Purchase of additional land    0.9
                                       ----                               ----
   Total                               71.8    Total                      71.8
                                    =======                              =====
                      Giving Effect to the Note Offering
                                (in millions)
Sources                                                                   Uses
--------                                                               -------

First Mortgage Notes due 2003     $115.0   Repayment of existing indebtedness:
Equipment financing                  1.8(1)Louisiana Land Note       $  6.9(3)
                                           Louisiana Notes             36.2(2)
                                          Advances  from  Casino Magic     2.0
                                                                       -------
                                       Total repayment of indebtedness    45.1
                                           Purchase of Bossier Riverboat  20.0
                                    Construction of Casino Magic-Bossier City:
                                           Bossier Riverboat improvements  2.2
                                           Pavilion                       11.0
                                           Parking                         6.7
                                           Gaming equipment                1.6
                                           Furniture, fixtures & equipment 1.3
                                           Site development                4.4
                                           Temporary facilities            2.5
                                           Preopening costs                4.9
                                           Opening bankroll                1.7
                                                                         -----
                                  Post Note Offering construction cost 36.3(4)
                                                                      --------
                                           Completion  reserve             0.2
                                           Interest  reserve               7.3
                                           Operating  reserve              3.2
                                            Fees  and expenses             4.7
                                   -----                                 -----
   Total                            116.8    Total                       116.8
                                  =======                               ======
                                      45

(1) The Company anticipates incurring approximately $1.8 million of additional equipment financing in connection with Casino Magic-Bossier City. The Company presently has no commitments for such financing although it has secured a commitment from a bank for a $2.5 million unsecured revolving credit facility which will be available as an alternative financing source.

(2) Includes $1.2 million interest on the Louisiana Notes to August 23, 1996.

   (3) Includes $0.1 million interest on the Louisiana Land Note to August
                                     23, 1996.

(4) Gives effect to the amended construction and development budget agreed to in October 1996 at the time that the Company and its general contractor entered into a guaranteed maximum price contract for the completion of the pavilion, parking garage and certain site development work. As a result, the total construction budget for Casino Magic-Bossier City would be $38.7 million, including $2.5 million expended prior to the Note Offering for site development but excluding land acquisition costs and the acquisition cost of Crescent City Capital Development Corporation and concurrent assumption of gaming equipment financing.

                                CAPITALIZATION


     The following table sets forth the cash and cash equivalents and capitalization of the Company: (i) at September 30, 1996, (ii) as adjusted to give effect to the Exchange Offer, assuming that all of the Series A Notes are exchanged for Series B Notes

                                                   September  30,  1996
                                          ---------------------------------
                                                   (in  thousands)
                                                                     As
                                            Actual                Adjusted (1)
                                           --------                 ----------
Cash  and  cash  equivalents                  $     --             $        --
Restricted  cash                              $ 37,817             $    37,817
                                           --------                   --------
Current  maturities  of  long-term
and  capital  lease  obligations                   931                     931
                                           --------                   --------
Long-term  debt
  Series  A  Notes                              115,000                      -
  Series  B                                           -                115,000

  Gaming  equipment  financing                   4,787                   4,787
                                           --------                   --------
Total  long-term  debt,  including
  current  maturities                          119,787                 119,787
                                           --------                   --------
Total  shareholder's  equity                    20,166                  20,166
                                           --------                  ---------
Total  capitalization                        $ 145,363               $ 145,363
                                           ========                   ========
______________
(1)  As  adjusted  for  the  exchange  of  Series  A  for  Series  B  Notes.

                           SELECTED FINANCIAL DATA

     Beginning in April 1995, Crescent City conducted gaming activities in New Orleans, Louisiana for a 65-day period before a bankruptcy proceeding was commenced against it. Pursuant to the court approved Plan of Reorganization, Crescent City was acquired by Jefferson Corp. in May 1996. Because the Company will be operating in a different market, with a different vessel and facility, with different management, ownership, and employees and using a different name and marketing theme, management believes that the financial position and operating results of Crescent City prior to the acquisition are not meaningful to the Company or prospective investors, and such financial information is therefore not presented.

     The selected financial data of the Company presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Jefferson Corp. and notes thereto included elsewhere in this Prospectus. The historical balance sheet data at June 30, 1996 have been derived from the consolidated financial statements of Jefferson Corp. which have been audited by Arthur Andersen LLP, independent auditors of Jefferson Corp. and the
Company. From May 13, 1996 through June 30, 1996, the Company was in the development stage and capitalized all costs. Accordingly, the Company had no operating results for such period. The Company had no operations until the opening of Casino Magic-Bossier City on October 4, 1996. No revenues or expenses were incurred other than interest income, expense and capitalized interest prior to October 4, 1996. All normal operating expenses were capitalized under preopening costs until October 4, 1996, in accordance with the Company's accounting policies. The ratio of earnings to fixed charges is not applicable as the Company was in the development stage and, accordingly, had no operating earnings during the periods presented.

Income  Statement  Date:
                                Period                            Three months
                          May  13,  1996  (inception)      ended September 30,
                         through  September  30,  1996                    1996
                                ---------                         ------------
                           (in  thousands,  except  per  share  data)
Revenues                             $       --                  $          --
Other  (income)  expense:
Interest  income                             --                             --
Interest  expense                        3,131                           2,425
Capitalized  interest                 (2,392)                          (1,686)
                               -------                                --------
   Total  other  expenses                  739                             739
(Loss)  before  income  taxes            (739)                           (739)
Net  (loss)                              (739)                           (739)
                                  =====                                 ======
Net  (loss)  per  share              ($739.28)                       ($739.28)
                                =========                             ========

                          -----------------------
                                             June 30, 1996  September 30, 1996
                                             -------------  ------------------
                                                            (in  thousands)
BALANCE  SHEET  DATA:
Cash  and  cash  equivalents                           $     --       $     --
Restricted  cash                                             --         37,817
Total  assets                                           57,854         145,363
Total  long-term  debt,  including
  current  maturities                                    40,673        120,718
Total  liabilities                                       42,783        125,196
Shareholder's  equity                                    15,071         20,166
Ratio  of  Earnings  to  Fixed Charges (a)                   -               -
_______________


(a) Earnings were insufficient to cover fixed charges because there were no operations during this period.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with, and is qualified in its entirety by, the Company's financial statements, the notes thereto, and certain other financial information included elsewhere in this Prospectus.




     The discussions regarding proposed Company developments and operations included in "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS" contain forward looking statements that involve a number of risks and uncertainties, including with respect to (i) the construction project at Bossier City and (ii) the Company's ability to fund planned developments and debt service obligations over the next twelve months with currently available cash and marketable securities and with cash flow from operations. Such construction projects entail significant construction risks, including, but not limited to, cost overruns, delay in receipt of governmental approvals, shortages in materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppage, fire and other natural disasters, construction scheduling problems and weather interferences. Such risks may be compounded by the Company's decision to construct Casino Magic-Bossier City on an accelerated schedule. The Company's ability to meet its debt obligations is entirely dependent upon Casino Magic-Bossier City's future operating performance, which is itself dependent on a number of factors, many of which are outside of the Company's control, including prevailing economic conditions and financial, business, regulatory and other factors affecting the Company's operations and business. The development and construction of subsequent improvements is largely dependent upon the availability of financing, which could be obtained from a combination of sources, including proceeds from a future sale of the Crescent City Riverboat, financing for the planned hotel and operating cash flow of Casino Magic-Bossier City; however, no assurances can be given that such funds or financing will be available or that such hotel and related facilities will
ever  be  developed.    See  "Risk  Factors".


DEVELOPMENT  ACTIVITIES


     On May 13, 1996 Jefferson Corp. acquired all the outstanding capital stock of Crescent City pursuant to the Plan of Reorganization. Crescent City discontinued all of its gaming activities in June 1995 after only a very brief period of operations in the New Orleans market and its only significant assets at the time of the Plan of Reorganization consisted of the Crescent City Riverboat, a Louisiana gaming license, and the furniture, fixtures and gaming equipment located on the Crescent City Riverboat. As a result of the foregoing factors and because the Company will be operating in a different market, with a different vessel and facility, different management and ownership and with a different name and marketing theme, management believes that the financial position and operating results of Crescent City prior to the acquisition are not meaningful to the Company or prospective investors, and such financial information is therefore not presented.
</

Pursuant to the Plan of Reorganization, Crescent City was discharged from substantially all of its liabilities prior to the acquisition. From that time until the October 4, 1996 opening of Casino Magic-Bossier City using temporary boarding, mooring and paved parking facilities, the Company had been in the development stage and its activities had been limited to arranging for the design, preliminary site work, construction, and financing for Casino Magic-Bossier City.

  RESULTS  OF  OPERATIONS

THREE  MONTHS  ENDED  SEPTEMBER  30,  1996:





The Company had no operations until the opening of Casino Magic-Bossier City on October 4, 1996. No revenues or expenses were incurred other than interest income, expense and capitalized interest prior to October 4, 1996. All normal operating expenses were capitalized under preopening costs until October 4, 1996, in accordance with the Company's accounting policies.



 The Company is included in a consolidated group subject to a tax sharing agreement between itself, all affiliated companies and its ultimate parent
Casino  Magic.    See  "Certain  Transactions".



 The Company had a net loss of $0.7 million, or ($739.28) per share in the quarter ended September 30, 1996. The net loss is due to the Company having had no operations until October 4, 1996.




     Of the net proceeds from the sale of the Series A Notes, $3.2 million was deposited in the Operating Reserve Account to provide liquidity during the period from commencement of operations on October 4, 1996 through the completion of the construction of the entertainment pavilion and parking garage, which occurred December 31,1996. The Company anticipated that its initial results might be adversely affected by opening with limited facilities while construction was proceeding on the permanent land-based amenities, as well as by the expensing of preopening costs. However, during the period from October 4, 1996 through December 31, 1996, Casino Magic-Bossier City generated revenues of approximately $12.6 million with only limited food, beverage and retail services and had not had to draw upon such Operating Reserve Account. Such revenues were achieved in spite of the fact that high water on the Red River, which flooded the Company's temporary parking area, caused the casino to be closed for fifteen days in November and December including two weekends, one the Thanksgiving holiday weekend. The permanent Casino Magic-Bossier City facility is located above the flood plain so that high water should not cause a closing in the future. Management believes that the Company's initial results will not be indicative of future operations.

However, future operating results will be subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company. While the Company believes that Casino Magic-Bossier City will not be subject to closures based on unusually high river waters and will be able to attract a sufficient number of customers and achieve the level of activity necessary to permit the Company to meet its payment obligations in connection with the Notes, including any Contingent Interest obligations, there can be no assurances with respect thereto.


MAY  13,  1996  (INCEPTION)  THROUGH  SEPTEMBER  30,  1996:

 The Company had no operations until the opening of Casino Magic-Bossier City on October 4, 1996. No revenues or expenses were incurred other than interest income, expense and capitalized interest prior to October 4, 1996. All normal operating expenses were capitalized under preopening costs until October 4, 1996, in accordance with the Company's accounting policies. The Company had a net loss of $0.7 million, or ($739.28) per share in the period from May 13, 1996 (inception) to September 30, 1996. The net loss is due to the Company having had no operations until October 4, 1996. The net loss for the period May 13, 1996 (inception) through September 30, 1996 is identical to the net loss for the three months ended September 30, 1996. This is the result of all interest incurred prior to June 30, 1996 having been capitalized. After this date, the cost allocated to the acquisition of the Crescent City Riverboat was not subject to capitalization.


LIQUIDITY  AND  CAPITAL  RESOURCES


       At September 30, 1996, the Company had $37.8 million in restricted cash relating to the Notes to be applied for the construction of Casino
Magic-Bossier City or working capital expenses. Subsequent to the May 13, 1996 acquisition through September 30, 1996, the Company received $116.7 million of proceeds from the issuance of long-term note payables and had spent $44.3 million for acquisitions of property and equipment and other long-term assets.



     The acquisition of the Company and the land upon which Casino Magic-Bossier City is located, as well as the Company's other development stage activities, were initially funded by capital contributions and advances from Casino Magic, and the issuance or assumption of certain indebtedness, most of which was repaid with proceeds from the Note Offering. Jefferson Corp. acquired the initial 20 acres of the Casino Magic-Bossier City site for a total purchase price of $12.7 million, paid through the issuance of $5.3 million in Casino Magic common stock, $0.6 million in cash and the issuance of the $6.8 million Louisiana Land Note. In May 1996, Jefferson Corp. acquired the Company for a purchase price of $50.0 million, of which $15.0 million was paid in cash and the remainder was funded through the issuance of $35.0 million of Louisiana Notes, plus the assumption of equipment financing, of which $5.7 million was outstanding at September 30, 1996. In July 1996, the Company acquired an additional three acres of land which are contiguous with or within the boundaries of the 20-acre site. This subsequent land acquisition was funded with a $0.9 million advance from Casino Magic. Through the date of closing of the Note Offering, the total advances from Casino Magic to the Company for Casino Magic-Bossier City construction and development activities were $3.4 million (this amount is exclusive of $20.9 million for Casino Magic's original capital contributions, consisting of real estate acquired for Casino Magic common stock and $15 million in cash). Of this $3.4 million advance, $1.4 million was contributed as capital and the balance was repaid to Casino Magic in August 1996 from the proceeds of the sale of the Series A Notes.

At the time of the May 1996 acquisition, Crescent City owned the Crescent City Queen Riverboat, gaming and related equipment and surveillance equipment and a license to conduct riverboat gaming operations in Louisiana. The Crescent City Riverboat is one of the largest cruising riverboats designed for gaming in the United States and could not be used at Casino Magic-Bossier City because of the Crescent City Riverboat's size. Therefore, the Company purchased the Bossier Riverboat for use at Casino Magic-Bossier City for $20 million with proceeds of the Note Offering in August 1996. The Company intends to sell the Crescent City Riverboat and use the proceeds to assist in the funding of Casino Magic-Bossier City. Casino Magic is currently pursuing a gaming license in Crawford County, Indiana. If Casino Magic is successful in obtaining a gaming license in Indiana, it is anticipated that, subject to the availability of adequate financing and the agreement of corporate partners of Casino Magic, if any, to such purchase, an affiliated company of the Company would purchase the Crescent City Riverboat at fair market value. If Casino Magic is not successful in obtaining a license in Indiana, Casino Magic will actively market the Crescent City Riverboat. In early 1997, Casino Magic expects to obtain a determination on its gaming license application in Indiana. The Company can give no assurances that it will be able to sell the Crescent City Riverboat on acceptable terms or in a timely manner. The other assets acquired as a part of the acquisition of Louisiana Corp., which included gaming, surveillance and related equipment, are being used at Casino Magic-Bossier City.
</
>




 To fund the initial development of Casino Magic-Bossier City, on August 22, 1996, the Company sold $115.0 million aggregate principal amount of Series A Notes. Contingent Interest is payable on the Notes, on each interest payment date, in an aggregate amount equal to 5% of the Company's Adjusted Consolidated Cash Flow for the Accrual Period last completed prior to such interest payment date; provided that no Contingent Interest is payable with respect to any period prior to the Commencement Date. Payment of all or a portion of any installment of Contingent Interest may be deferred, at the option of the Company, if, and only to the extent that, (i) the payment of such portion of Contingent Interest will cause the Company's Adjusted Fixed Charge Coverage Ratio for the Company's most recently completed Reference Period prior to such interest payment date to be less than 1.5 to 1.0 on a pro forma basis after giving effect to the assumed payment of such Contingent
Interest and (ii) the principal amount of the Notes corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon redemption, upon maturity of a repurchase obligation or otherwise). The aggregate amount of Contingent Interest payable in any Accrual Period will be reduced pro rata for reductions in the outstanding principal amount of Notes prior to the close of business on the record date immediately preceding such payment of Contingent Interest.



     The net proceeds received by the Company from the sale of the Series A Notes, after deducting underwriting discounts and commissions and offering expenses, were approximately $110.3 million. The Company used $45.1 million of the net proceeds from the Note Offering to repay in full the $2.0 million non-equity advances from Casino Magic, the Louisiana Land Note and the Louisiana Notes, including accrued interest through the closing, and used $20.0 million to purchase the Bossier Riverboat. The $45.2 million remaining net proceeds from the sale of the Series A Notes were deposited into the Cash Collateral Accounts and invested in Cash Equivalents pending disbursement pursuant to the Cash Collateral and Disbursement Agreement. As of December 31, 1996, all of the originally deposited amounts, plus accrued interest thereon, remained in the Interest Reserve Account (intended to fund the first payment of fixed interest on the Notes in February 1997) and approximately $1.2 million remained in the Operating Reserve Account (intended to fund operating losses occurring during the period of operations with temporary mooring, boarding and parking facilities which commenced October 4, 1996. As of October 18, 1996, the Company finalized all plans and specifications for Casino Magic-Bossier City, agreed upon a guaranteed maximum price of $19.4 million with its general contractor for completion of the principal structural improvements at Casino Magic-Bossier City (the landside pavilion, parking garage and certain site improvements) in accordance with such plans and amended the construction budget to an extent that required, in addition to the amount deposited in the Construction Disbursement Account, an additional $4.7 million to be funded from the Completion Reserve Account (established with an original deposit of $5.0 million to fund cost overruns arising in connection with developing and constructing Casino Magic-Bossier City). As of December 31, 1996, approximately $5.4 million (including $4.7 million transferred from the Completion Reserve Account) and $0.3 million remained on deposit in the Construction Disbursement Account and Completion Reserve Account, respectively, although as indicated the Company has incurred construction commitments which will require expenditure of the remaining balance of the Construction Disbursement Account. In addition, the Company has obtained a commitment from a bank for a $2.5 million unsecured revolving credit facility which is expected to be available as a financing source for the Company.



     The Company opened Casino Magic-Bossier City on October 4, 1996 using a temporary boarding facility and opened the permanent landside portions of the casino and entertainment complex on December 31, 1996. Following the initial interest payment on the Notes, which will be funded from the Interest Reserve Account, the Company expects to fund its working capital and debt service requirements from operating cash flow, which management believes will be sufficient for such purposes. However, the adequacy of the Company's operating cash flow will depend, among other things, upon customer acceptance of Casino Magic-Bossier City, efficiency of operations, depth of customer demand, the effectiveness of marketing and promotional efforts and the successful performance by the Manager of the responsibilities delegated to it.

     The Casino Magic-Bossier City development will initially utilize approximately 12 of the site's 23 acres, allowing substantial room for future expansion. The Company intends to expand Casino Magic-Bossier City through the future development of an adjacent 400-room hotel and related amenities, including restaurants, banquet space, a theater, a swimming pool, a health club and a child care facility. Subject to the restrictions in the Indenture, including pro forma compliance with the indebtedness coverage and loan to value ratios set forth therein, the Company is permitted to incur indebtedness to finance the costs of constructing the hotel. In the event that the Company determines to incur such indebtedness on a secured basis, the Indenture provides that (i) the Trustee will release the land on which the hotel is to be built from the lien for the benefit of the Notes and (ii) the Company will have the right to grant a security interest for the benefit of the new lender in such real property and all improvements constructed thereon, including the hotel. Under such circumstances the Holders of the Notes will have no security interest in the hotel or the land on which it is constructed. The development and construction of these subsequent improvements is estimated to range from $35.0 million to $45.0 million and is dependent upon the availability of financing, which could be obtained from a combination of sources, including proceeds from a future sale of the Crescent City Riverboat, financing for the hotel and operating cash flow of Casino Magic-Bossier City; however, no assurances can be given that such funds or financing will be available or that such hotel and related amenities will ever be developed.


RECENT  PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Additionally, long-lived assets and certain identifiable intangible assets to be disposed of are required to be reported at the lower of carrying amount or fair value, less selling costs. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995. The Company does not anticipate that the adoption of this statement will have a material impact on the financial statements of the Company.

                                   BUSINESS

GENERAL

     The Company has developed a new dockside riverboat casino and entertainment complex, Casino Magic-Bossier City, on a 23-acre site in Bossier City, Louisiana. The Company commenced gaming operations on the completed and fully equipped Bossier Riverboat on October 4, 1996, using temporary mooring, boarding and paved parking facilities and opened the substantially completed permanent landside operations of its casino and entertainment complex on December 31, 1996. The casino site enjoys high visibility and convenient access from Interstate Highway 20, a major artery between Bossier City/Shreveport and the Dallas-Fort Worth area approximately 180 miles to the west. The Company conducts its casino operations on the recently constructed Bossier Riverboat, which measures 254 feet long and 78 feet wide with approximately 58,000 square feet of interior space, including 30,000 square feet of gaming space (the maximum allowed under current Louisiana law) with 984 slot machines and 44 table games. Casino Magic-Bossier City also includes a 37,000 square foot entertainment pavilion and covered parking for approximately 1,550 cars. The entertainment pavilion includes a 350-seat buffet restaurant, a gift shop, a bar and lounge area, and a stage area designed to showcase live entertainment, including dance productions, bands and individual performers, with an open seating area that will accommodate up to 300 customers. Casino Magic-Bossier City has been designed to highlight a new "Magic" theme which Casino Magic intends to implement at its other properties to strengthen the "Casino Magic" brand identity. Management believes that its premier facility, the first new gaming facility in more than two years in the Bossier City/Shreveport Market, will attract a substantial number of customers and that its "Magic" theme will foster brand identity and customer loyalty.


     Excluding amounts expended in May 1996 in connection with Jefferson Corp.'s acquisition of the Company, the total project cost for Casino Magic-Bossier City's approximately $72.1 million which includes: (i) approximately $13.6 million expended for the acquisition of the 23-acre site,
(ii)  $20.0 million expended for the acquisition of the Bossier Riverboat, and
(iii) $38.7 million as the amended development and construction budget for the buildings and other improvements at Casino Magic-Bossier City (including approximately $8.4 million of preopening costs, opening bankroll and additional gaming equipment but excluding fees and expenses of the Note Offering and $11.6 million aggregate remaining reserves for completion costs, operating expenses and fixed interest). At the closing of the Note Offering, approximately $45.2 million of the net proceeds thereof were deposited in Cash Collateral Accounts to be disbursed only in accordance with the Cash Collateral and Disbursement Agreement executed at the closing of the Note Offering. As of December 31, 1996, all of the originally deposited amounts, plus accrued interest thereon, remained in the Interest Reserve Account (intended to fund the first payment of fixed interest on the Notes in February
1997) and approximately $1.2 million remainded in the Operating Reserve Account (intended to fund operating losses, if any, occurring during the period of operations with temporary mooring, boarding and parking facilities which commenced October 4, 1996). As of October 18, 1996, the Company finalized all plans and specifications for Casino Magic-Bossier City, agreed upon a guaranteed maximum price of $19.4 million with its general contractor for completion of the principal structural improvements at Casino Magic-Bossier City (the landside pavilion, parking garage and certain site improvements) in accordance with such plans and amended the construction budget to an extent that required, in addition to the amount deposited in the Construction Disbursement Account, an additional $4.7 million funded from the Completion Reserve Account (established with an original deposit of $5.0 million to fund cost overruns arising in connection with developing and constructing Casino Magic-Bossier
City).



     In May 1996, Casino Magic, through its wholly owned subsidiary, Jefferson Corp., acquired the Company (which at the time of acquisition held the Louisiana gaming license that is being used for Casino Magic-Bossier City) for $50.0 million and the assumption of $5.7 million in equipment financing. The assets acquired as a part of such transaction included gaming and related equipment and surveillance equipment which the Company is using at Casino Magic-Bossier City and a second riverboat owned by the Company, the Crescent City Riverboat. The Crescent City Riverboat is one of the largest cruising riverboats designed for gaming in the United States, measuring approximately 430 feet by 100 feet with 88,000 square feet of interior space spread across three decks. While the Crescent City Riverboat is part of the collateral for the Notes, the Company has never intended to use the Crescent City Riverboat in connection with its gaming activities at Casino Magic-Bossier City since the Crescent City Riverboat is too large to navigate the Red River to Bossier City/Shreveport. The Company anticipates selling the Crescent City Riverboat, in which case the Company will be required either to reinvest the proceeds in Casino Magic-Bossier City or apply such proceeds to a repurchase offer for the Notes. Casino Magic is currently pursuing a gaming license in Crawford County, Indiana. If Casino Magic is successful in obtaining a gaming license in Indiana, it is anticipated that, subject to the availability of adequate financing and the agreement of corporate partners of Casino Magic, if any, to such purchase, an affiliated company of Casino Magic would purchase the Crescent City Riverboat at fair market value. If Casino Magic is not successful in obtaining a license in Indiana, Casino Magic will actively market the Crescent City Riverboat. In early 1997, Casino Magic expects to have a determination on its gaming license application in Indiana. The Company can give no assurances that it will be able to dispose of the Crescent City Riverboat on acceptable terms or in a timely manner.
</






     The Casino Magic-Bossier City development will initially utilize approximately 12 of the site's 23 acres, allowing substantial room for future expansion. The Company intends to expand Casino Magic-Bossier City through the future development of an adjacent 400-room hotel and related amenities, including restaurants, banquet space, a theater, a swimming pool, a health club and a child care facility. Subject to the restrictions in the Indenture, including pro forma compliance with the indebtedness coverage and loan to value ratios set forth therein, the Company is permitted to incur indebtedness to finance the costs of constructing the hotel. In the event that the Company determines to incur such indebtedness on a secured basis, the Indenture provides that (i) the Trustee will release the land on which the hotel is to be built from the lien for the benefit of the Notes and (ii) the Company will have the right to grant a security interest for the benefit of the new lender in such real property and all improvements constructed thereon, including the hotel. Under such circumstances, the Holders of the Notes will have no security interest in the hotel or the land on which it is constructed. The development and construction of these subsequent improvements is dependent upon the availability of financing, which could be obtained from a combination of sources, including proceeds from a future sale of the Crescent City Riverboat, the availability of financing for the hotel and operating cash flow of Casino Magic-Bossier City; however, no assurances can be given that such funds or financing will be available or that such hotel and related amenities will ever be developed.


BOSSIER  CITY/SHREVEPORT  MARKET

The Company believes the Bossier City/Shreveport Market presents it with a significant gaming development opportunity based upon the strong population density of its target market and the current regulations allowing dockside riverboat gaming in Bossier City/Shreveport. The Bossier City/Shreveport Market is the only market in Louisiana that currently permits continuous dockside gaming without requiring cruising or simulated cruising schedules. This allows Casino Magic-Bossier City to operate 24 hours a day with uninterrupted and convenient casino access for gaming patrons. The Company believes that the Bossier City/Shreveport Market has one of the highest ratios of adults within a 200-mile radius to gaming positions of any drive-in gaming market in the United States and that this market is underserved. Based on the approximately 6,591 gaming positions expected for the Bossier City/Shreveport Market, including those of Casino Magic-Bossier City and the three other existing casinos, and those assumed for a fifth riverboat which has been licensed to relocate from the New Orleans market to the Bossier City/Shreveport Market and which is expected to commence gaming operations by late 1997, there will be approximately one gaming position in the Bossier City/Shreveport Market for every 1,009 adults within 200 miles (although additional operators, including competitors operating in Bossier City/Shreveport, have applied for a license to operate a sixth dockside riverboat casino in the Bossier City/Shreveport Market which would increase competition in such market and reduce such ratio of gaming positions to adult population). According to reports published by the Louisiana State Police, total gaming revenues for the 12 months ended May 31, 1996 for the three riverboat casinos operating in the Bossier City/Shreveport Market were $473.3 million. Management estimates that these revenues represent an average daily win per slot of $309 and win per table of $2,310. The estimated win per unit figures in the Bossier City/Shreveport Market are second only to the Chicago area among riverboat gaming markets and compare favorably to Atlantic City, which generated an average daily win per slot of $244 and win per table of $2,463 for the same period.

     The table below compares demographic and certain key operating statistics of the Bossier City/Shreveport Market with other major day-trip gaming markets for the 12 months ended May 31, 1996.

                                                       Adult
                                                     Population    Win/   Win/
                                            Gaming       to      Slot/  Table/
Metropolitan Area(1)      Slot    Tables  Positions Positions(2) Day(3) Day(3)
-----------------         ------  ------   ---------  ---------  -----  ------
Chicago (4)               10,356     565    13,745       1,097     379  $3,063
BOSSIER CITY/SHREVEPORT(5) 4,983     268     6,591       1,009     309   2,310
Lake Charles (6)           5,510     274     7,154         936     194   1,297
New Orleans                3,652     179     4,726         849     135   1,272
Atlantic City             31,139   1,345    39,209         730     244   2,463
Biloxi                     8,624     408    11,072         388     110     975
Tunica                    11,483     472    14,315         328     126   1,271

_____________________
(1) Excludes areas in states, such as Iowa and Missouri, which restrict the amount of individual wagers or aggregate loss. Also excludes the area served by the Ledyard, Connecticut Indian Casino.
(2) Compares the number of adults within a 200 mile radius to the number of gaming positions in the metropolitan area for the cities indicated.
(3) Information is derived by management from publicly available revenue and operating data and, with respect to information regarding the Louisiana market, assumes that 70% and 30% of casino revenues are attributable to slot machines and table games, respectively.
(4) Includes 8,503 additional gaming positions added or expected to be added in northern Indiana from the Hammond, East Chicago, Gary and Michigan City casinos.
(5) Includes Casino Magic-Bossier City with 984 slots and 44 table games and a possible fifth riverboat casino with an assumed 1,050 slots and 50 tables.
(6) Includes Grand Coushatta, a land-based Indian casino with 1,911 slots and 72 tables.


MARKETING  STRATEGY

     The Company intends to focus its marketing activities on the 6.6 million adults residing within a 200-mile radius of Bossier City/Shreveport, including residents of the Dallas-Fort Worth area, located approximately 180 miles to the west. Casino Magic-Bossier City's convenient location provides easy and convenient access from Interstate Highway 20, the major east-west artery connecting Dallas-Fort Worth to Bossier City/Shreveport.

     The Company intends to employ marketing programs similar to those which have been successfully utilized at Casino Magic's other properties. The Company anticipates engaging in a variety of advertising, direct mail and promotional programs intended to encourage initial and repeat visits to Casino Magic-Bossier City, including:

     Magic Money Players Club. The Company intends to utilize the Magic Money Players Club at Casino Magic-Bossier City. Management believes that this slot club, which Casino Magic successfully utilizes at its other properties, will be an important marketing tool. Management believes that, like a frequent flier airline card or cash-back credit card, it promotes customer loyalty and frequent use. Guests who enroll in this free club complete a questionnaire that provides the Company with useful demographic information, including name, address, age, entertainment interests and gaming preferences. Specific groups can be targeted for direct-mail offers and promotions, and each member of the Magic Money Players Club receives a bi-monthly newsletter that includes upcoming events, entertainment schedules, current membership incentives and photos of recent winning patrons.

     The Magic Money Players Club also provides customer benefits such as cash rewards and club perquisites designed to increase length of stay and frequency of visits. Because gaming members earn points that are redeemable for cash, the Magic Money Players Club provides an effective way to give back to loyal customers a portion of their play. Active members with high play levels are also rewarded with complimentary entertainment and event tickets, as well as free dining. A recent upgrade to the member tracking system will, in the near future, allow customers to accumulate and redeem rewards at any Casino Magic property.

     Promotions, Special Events and Entertainment. Gaming promotions are expected to be a major focus of the Company's marketing effort. Similar to programs employed at Casino Magic's other properties, the Company intends to schedule mid-week gaming promotions designed to attract players and increase customer counts. The Company intends to use local advertising and direct mail to target the player base and general public for large promotions. Additional direct-mail offers, including gaming packages, car drawings, free buffets, event tickets and party invitations will be sent to high-end players.

     As it has for its other properties, Casino Magic will monitor promotions utilized for Casino Magic-Bossier City through the Magic Money Players Club for cost effectiveness. Management believes that the success of each promotion not only depends on player appeal, but also on the level of internal and external advertising related to the promotion. The objective of each promotion is to accomplish at least one of the following strategies: add to the Company's player base, generate more frequent visits from the existing player base, or increase the length of stay and play levels of the player base.

     Motor Coach Programs. The Company also intends to promote motor coach group package programs for Casino Magic-Bossier City, which the Company believes has been an important part of Casino Magic's marketing programs for its other properties. Intended to maintain customer volume during traditionally non-peak times, Magic Bus programs typically originate at locations 50 to 200 miles from the casino, are completed in one day and are generally organized by one of the participants. The motor coach program experience that Casino Magic has gained in Mississippi is expected to be beneficial for the development of similar programs in connection with Casino Magic-Bossier City.

     Advertising Programs. Casino Magic uses television, radio and outdoor and print media to promote its services and name recognition. Casino Magic's advertising programs are designed and executed by Casino Advertising, Inc., a wholly owned subsidiary of Casino Magic. The Company believes that Casino Magic's in-house operations will ensure the Company of timely product delivery, a more focused creative direction, a standardized image and overall cost efficiency.

COMPETITION


     The Company will be highly dependent on the Bossier/Shreveport Market and on the principal markets to which it caters, such as the Dallas-Fort Worth market, and it expects to compete most directly with the three other casinos currently operating in the Bossier/Shreveport market. There are currently 14 riverboat casinos operating in Louisiana, all of which have opened since September 1993. Of these 14 riverboat casinos, three in addition to Casino Magic-Bossier City are currently licensed and have been operating in the Bossier City/Shreveport Market since 1994 and offer substantially similar gaming facilities. Casino Magic-Bossier City will face competition from those existing operations, particularly to the extent that they add to or enhance existing amenities. For example, one Bossier City/Shreveport casino operator recently broke ground on a 606-room all suites hotel at its riverboat casino location in Bossier City. In addition, in September, 1996, a riverboat located in the New Orleans market received approval to relocate to the Bossier City/Shreveport Market. The relocation of this riverboat will occur after the land-based casino in New Orleans opens or on October 31, 1997, whichever event occurs first. Furthermore, additional operators, including competitors operating in Bossier City/Shreveport, have applied for a license to operate a sixth dockside riverboat casino in the Bossier City/Shreveport Market, which would increase competition in such market. Certain of the Company's competitors have more experienced management and greater name recognition, marketing capabilities and financial resources. In attempting to attract customers to its casino, the Company may also face increasing competition from the new or existing casinos developed elsewhere in Louisiana, on the Mississippi Gulf Coast (including other casinos operated by Casino Magic) and surrounding market areas and other jurisdictions throughout the United States and abroad, and from established gaming centers such as those in Nevada and Atlantic City, New Jersey. The Company also faces competition from other forms of lawful gaming, such as state-sponsored lotteries and video lottery terminals, pari-mutuel betting on horse and dog racing, and bingo parlors, as well as from other forms of entertainment. It is possible that increased competition could have a material adverse effect on the Company.



     On November 5, 1996, voters in both Caddo and Bossier parishes approved a continuation of riverboat gaming in such parishes. Voters in all other Louisiana parishes in which riverboat gaming is currently conducted also approved a continuation of that form of gaming in their respective parishes. Current Louisiana law limits the number of riverboat casino licenses in the state to 15, of which 14 have been awarded, and limits the concentration of riverboat casino licenses in any one parish to six. Five of those licenses (including the Company's and another recently approved relocation from the New Orleans market) have been granted in the Bossier City/Shreveport Market which encompasses both the Caddo and Bossier parishes. The relative success of gaming operations in the Bossier City/Shreveport Market, as compared to other Louisiana Markets, may increase the possibility that existing licenses may be relocated to the Bossier City/Shreveport Market. However, the relocation of existing licenses to another parish or of riverboats within the same parish will be restricted by the Constitutional Amendment which requires, among other things, a local parish-wide election to approve, by majority vote, the licensing of any additional riverboats in a parish with existing licensed riverboats or the relocation of any operating riverboat to a different berth in the same parish.



     Casino gaming is currently prohibited in several jurisdictions upon which the Bossier City/Shreveport gaming industry draws. As a result, residents of these jurisdictions, principally Texas, comprise a significant portion of the customers of existing gaming operations in the Bossier City/Shreveport area and of the anticipated customers of Casino Magic-Bossier City. Although casino gaming is not currently permitted in Texas and the Texas Attorney General has issued an opinion that gaming in Texas would require an amendment to the Texas Constitution, the Texas Legislature has considered various proposals to authorize casino gaming. No gaming legislation was enacted in the most recent legislative session ended May 29, 1995. A constitutional amendment would require a two-thirds vote of those present and voting in each house of the Texas Legislature and approval by the electorate in a referendum. The legalization of casino gaming in Texas and the opening of one or more casinos in the Dallas-Fort Worth area, which is a major market for Bossier City/Shreveport gaming operations, would have a material adverse effect on the Company's Casino Magic-Bossier City operations.




DESIGN  AND  CONSTRUCTION  TEAM

     Kuhlmann design Group, Inc. ("KdG") has been the architect for Casino Magic-Bossier City and has provided basic architectural, interior design and in-house engineering services, utilizing local engineers for many of the more specialized areas such as marine design, surveying, traffic design and off-site utility design. KdG has substantial experience in the past several years in projects similar to Casino Magic-Bossier City, including the Isle of Capri Casino in Bossier City.

     W.S. Bellows Construction Company ("Bellows") is the general contractor for Casino Magic-Bossier City. Casino Magic and Bellows originally entered into a standard form AIA cost-plus construction contract, which provided for a contractor's fee of 4% of the cost of the work. Casino Magic assigned such contract to the Company on the closing of the Note Offering. As of October 18, 1996, the Company finalized all plans and specifications for Casino Magic-Bossier City, agreed upon a guaranteed maximum price of $19.4 million with Bellows for completion of the principal structural improvements at Casino Magic-Bossier City (the landside pavilion, parking garage and certain site improvements) in accordance with such plans and amended the construction budget to an extent that required, in addition to the amount deposited in the Construction Disbursement Account, an additional $4.0 million to be funded from the Completion Reserve Account (established with an original deposit of $5.0 million to fund cost overruns arising in connection with developing and constructing Casino Magic-Bossier City).


CASINO  MAGIC  CORP.


     Casino Magic, through the Manager, will manage Casino Magic-Bossier City pursuant to a management agreement entered into with the Company at the closing of the Note Offering. Casino Magic will have no obligation under the Notes or the Jefferson Guarantee nor does it have any obligation to provide
financing  to  the  Company.    Casino  Magic,  through  its  wholly  owned
subsidiaries, develops, owns and operates casinos and related amenities primarily in the southeastern United States, including two major facilities on the Mississippi Gulf Coast. Casino Magic owns and operates Casino Magic-BSL in

Bay St. Louis, Mississippi, and Casino Magic-Biloxi in the midst of a four-casino "Strip" in Biloxi, Mississippi. Casino Magic also owns or operates two small casinos in Argentina and managed two American-style casinos in Greece until December 1996, in one of which it had a 49% interest. Casino Magic incurred an earnings charge of approximately $27.0 million related to the write-off of the investment in such Greek casino.


     The following summarizes certain properties owned or managed by Casino Magic at September 30, 1996 (excluding the Greek casinos), and as adjusted to give pro forma effect to Casino Magic-Bossier City:


                                    Casino
                                    square              Slot     Table   Hotel
                                    footage        machines      games   rooms
                                    -------        --------      -----   -----
EXISTING  OPERATIONS:
Bay  St.  Louis                              39,500      1,108      43     201
Biloxi                                       47,700      1,190      41      --
Argentina  (1)                               29,000        401      56      --
                                    -------            -----      ----    ----
 Total  Existing  Operations                116,200      2,699     140     201

PRO  FORMA  ADDITIONS:
Casino  Magic-Bossier  City                  30,000        984      44      --
                                    -------            -----      ----    ----
 Total  including  Pro  Forma  Additions  146,200        3,683     184     201
                                    =======          ======       ====    ====
___________________
(1)    Represents  two  casinos.



     Since late 1995, Casino Magic has strengthened its management team with the addition of a new Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and several other key executives who collectively possess substantial development and operational experience within the gaming industry. Casino Magic's new management team and the Company's Board of Directors have identified its strategic priorities as (i) focused development of domestic growth projects, particularly Casino Magic-Bossier City, and (ii) increased attention to, and investment in, its core Mississippi properties. In addition, management is redefining and developing a new "Magic" theme throughout its properties to enhance the customer experience, as well as to strengthen the "Casino Magic" brand identity. Management of Casino Magic believes that establishing a significant brand name presence will be an increasingly important competitive tool in each of its existing and future markets.

MANAGEMENT  AGREEMENT


     Term. The Company entered into a management agreement with Casino Magic and the Manager ("Management Agreement") for a ten year term at the closing of the Note Offering on August 22, 1996. Based upon management agreements which Casino Magic has negotiated with third parties in its international operations, the Company believes that the terms hereof are as favorable as those the Company could have achieved with a non-affiliated third party.


     Management Fee. In consideration for the license of the "Casino Magic" name and the services provided under the Management Agreement, the Company has agreed to pay the Manager a management fee equal to 10% of Adjusted Consolidated Cash Flow. The payment of management fees commences at such time as Casino Magic-Bossier City is Operating (as defined in the Indenture). The management fee will be paid monthly to the extent that the Company's Fixed Charge Coverage Ratio (as defined in the Indenture) is at least 1.5 to 1.0 after giving effect to such payment. If the management fee cannot be paid, the management fee will accrue. No management fee will be payable if a default or event of default has occurred and is continuing under the Indenture. In the event of a bankruptcy, reorganization, insolvency, dissolution or other winding-up of the Company, payment of the management fee will be subordinated to the prior payment in full in cash of all obligations under the Indenture and the Notes.

     Expenses. Except where the Management Agreement expressly provides otherwise, all costs, expenses, funding or operating deficits and operating capital, real property and personal property taxes, insurance premiums and other liabilities incurred in connection with the operation of Casino Magic-Bossier City shall be the sole and exclusive financial responsibility of the Company. The Company will advance to the Manager or otherwise provide, on a timely and prompt basis, the funds necessary to conduct the affairs and maintenance of Casino Magic-Bossier City, including legal and accounting fees incurred by the Company and payable to third parties in connection with the Company's reporting requirements.

     Accounting and Financial Records. The Manager will cause the Company's employees to maintain a complete accounting system in connection with the operation of Casino Magic-Bossier City. Books and records will be maintained in accordance with generally accepted accounting principles, on a calendar year basis, and will be retained at Casino Magic-Bossier City.

     Employees. All persons employed in connection with the operations of Casino Magic-Bossier City above the General Manager level will not be deemed employees of the Company, however, all those at the General Manager level and below will be employees of the Company. The Company will not be responsible for the compensation of persons who are not deemed employees of the Company. The Manager will also be responsible for determining the fitness and qualifications of all casino employees, subject to Louisiana riverboat gaming licensing standards.

     Bank Accounts. The Company will establish bank accounts that are necessary for the operation of Casino Magic-Bossier City. Gross revenues from operations will be deposited in the bank accounts and the Company will pay out of the bank accounts, to the extent of the funds therein, all of its operating expenses and other amounts as directed by the Manager.

     EVENTS  OF  DEFAULT
     Manager. The Manager will be in default under the Management Agreement if it fails to perform or materially comply with any of the covenants, agreements, terms or conditions contained in the Management Agreement applicable to the Manager and such failure continues for a period of 30 days after written notice thereof from the Company specifying in detail the nature of such failure, or, if such failure is of a nature that it cannot, with due diligence and good faith, be cured within 30 days, if the Manager fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with due diligence within 90 days thereafter.

     The Company. If the Company (a) fails to make any monetary payment required under the Management Agreement on or before the due date and such failure continues for five business days after written notice from the Manager specifying such failure, (b) fails to pay the entire management fee for a period of six consecutive months, or (c) fails to perform or materially comply with any of the other covenants, agreements, terms or conditions contained in the Management Agreement applicable to the Company (other than monetary payments) and such failure continues for a period of 30 days after written notice thereof from the Manager to the Company specifying in detail the nature of such failure, the Company will be in default under the Management Agreement. Notwithstanding the foregoing, failure to pay any management fee which is not permitted to be paid under the Indenture will not be a default under the Management Agreement.

     Termination.      The  Management  Agreement  shall  terminate  upon  the
occurrence  of  the  following:

        (a) upon the occurrence of an event of default under the Management Agreement and the expiration of the time to cure such event of default; or

        (b) upon the consummation of a condemnation of substantially all of Casino Magic-Bossier City.

BACKGROUND

     The Company was incorporated on June 11, 1993, as a Louisiana corporation, under the name Crescent City Capital Development Corporation (as defined herein, "Crescent City") and was a wholly owned subsidiary of Capital Gaming International, Inc., a corporation with which Jefferson Corp. and Casino Magic had no affiliation. Crescent City obtained a Louisiana gaming license and on April 4, 1995 began gaming operations on a riverboat docked on the Mississippi River at New Orleans, Louisiana. On June 9, 1995, Crescent City ceased gaming operations and on July 26, 1995, an involuntary bankruptcy petition was filed against Crescent City, which was subsequently converted by Crescent City into a voluntary proceeding under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Louisiana (Case No. 95-12735 (TMB)). The Bankruptcy Court confirmed Crescent City's Plan of Reorganization on April 29, 1996. Casino Magic, through Jefferson Corp., agreed to purchase Crescent City contingent upon the receipt
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of  approvals  from  the  Louisiana  State  Police  and  the  Louisiana Gaming
Commission of the change of ownership of Crescent City and the relocation of the gaming license site from New Orleans to Bossier City, Louisiana. All such approvals were obtained by April 30, 1996 and on May 13, 1996 Jefferson Corp.'s purchase of the outstanding capital stock of Crescent City was effected as part of the Plan of Reorganization.

     Prior to Jefferson Corp.'s acquisition of Crescent City, Crescent City had discontinued all gaming activities and its only significant assets consisted of the Crescent City Riverboat, a three deck self-powered riverboat upon which Crescent City had conducted its gaming operations, its gaming license and the furniture, fixtures and gaming equipment which were located on the Crescent City Riverboat.

PROPERTY

     Jefferson Corp. was the fee simple owner of 23 acres of land on the Red River in Bossier City, Louisiana (with 3 of those acres having been acquired in July 1996 for $900,000 in cash advanced as a capital contribution to Jefferson from Casino Magic). Jefferson Corp. transferred the fee simple interest in the 23 acres to the Company at the closing of the Note Offering.


     As part of the Company's acquisition of Crescent City pursuant to the Plan of Reorganization, the Company acquired the Crescent City Riverboat, one of the largest cruising riverboats designed for gaming in the United States. The Crescent City measures approximately 430 feet by 100 feet with a total area of 88,000 square feet. The Company does not intend to use the Crescent City Riverboat in connection with its gaming activities at Casino Magic-Bossier City. The Company anticipates selling the Crescent City Riverboat. The Crescent City Riverboat is currently berthed in Morgan City, Louisiana. Casino Magic is currently pursuing a gaming licensing in Crawford County, Indiana. If Casino Magic is successful in obtaining a gaming license in Indiana, it is anticipated that, subject to the availability of adequate financing and the agreement of corporate partners of Casino Magic, if any, to such purchase, an affiliated company of Casino Magic would purchase the Crescent City Riverboat at fair market value. If Casino Magic is not successful in obtaining a license in Indiana, Casino Magic will actively market the Crescent City Riverboat. In early 1997, Casino Magic expects to obtain a determination on its gaming license application in Indiana. The Company can give no assurances that it will be able to dispose of the Crescent City Riverboat on acceptable terms or in a timely manner.


SERVICE  MARKS

     Casino Magic is the owner of U.S. service mark registrations for the service marks "Casino Magic", "A Cut Above" and "Casino Magic Getaways" granted by the U.S. Patent and Trademark Office on July 13, 1993, June 21, 1994, and October 18, 1994, respectively. Casino Magic is also the owner of a Canadian service mark registration for "Casino Magic" granted on March 3, 1995. Casino Magic has filed service mark registration applications for the "Casino Magic" service mark in Greece and Mexico. A service mark application with respect to the service mark "Magic Money TM"has been filed with the U.S. Patent and Trademark Office, and an opposition proceeding is currently

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underway  in  connection  with  such  application.  Casino  Magic  through its subsidiaries also uses and claims rights to several additional service marks. Casino Magic licenses the right to use such marks and related marks to the Company on a royalty-free basis in connection with the operation of Casino Magic-Bossier City pursuant to the Management Agreement. There are no assurances that any of the service marks used by the Company, whether or not registered, will be free from future challenge by others as to prior use or as otherwise being unprotectable.

PERSONNEL


     As  of  December 31, 1996, the Company had approximately 1,200 employees.


LEGAL  PROCEEDINGS

     The  Company  is  not  a  party  to  any  material  legal  proceedings.

                              REGULATORY MATTERS

     The ownership and operation of a casino gaming business within the United States are subject to extensive and complex governmental regulation and control under federal, state or local laws and regulations. These laws and regulations are subject to change, including the repeal of laws which permit gaming. The Company and certain of its officers, directors, key employees, shareholders and other affiliates ("Regulated Persons") will be subject to strict legal and regulatory requirements, including mandatory licensing and approval requirements, suitability requirements, and ongoing regulatory oversight with respect to its gaming operations. Such legal and regulatory requirements and oversight will be administered and exercised by the relevant regulatory agency or agencies in its jurisdiction of operation.

     The Company and the Regulated Persons will need to satisfy licensing, approval and suitability requirements of the Louisiana gaming authorities. These requirements generally concern the responsibility, financial stability and character of the owners and managers of gaming operations, as well as persons financially interested or involved in operations. In general, the procedures for gaming licensing, approval and findings of suitability require that the Company and each Regulated Person submit detailed background and financial information and that the Company demonstrate that the proposed gaming operation has adequate financial resources generated from suitable sources and adequate procedures to comply with the operating controls and requirements imposed by law and regulation in each jurisdiction. This submission is normally followed by a thorough investigation by the regulatory authorities. An application for any gaming license, approval or finding of suitability may be denied for any cause that the regulatory authorities deem reasonable. There can be no assurance that the Company or the Regulated Persons will maintain all of the necessary licenses, approvals and findings of suitability to permit the Company to continue its development plans and casino operations. Once a license or approval is obtained, the Company will be required to periodically submit detailed financial and operating reports to regulatory authorities. Such licenses and approvals may



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be  subject  to  periodic  renewal  and  generally  are  not transferable. The regulatory authorities may at any time revoke, suspend, condition, limit or restrict a license, approval, or finding of suitability for any cause they deem reasonable. Fines for violations may be levied against the Holder of a license and in some jurisdictions gaming operation revenues can be forfeited to the state under certain circumstances. The laws, regulations and procedures pertaining to gaming are subject to the interpretation of the regulatory authorities and may be amended. Any changes in such laws or regulations, or their current interpretations, could have a material adverse effect on the Company.

LOUISIANA  GAMING  REGULATIONS

     In 1991 the Louisiana legislature enacted the Louisiana Riverboat Economic Development and Gaming Control Act, La. Rev. Stat. Ann 4:501, et seq. (the "Louisiana Gaming Act"). The Louisiana Gaming Act authorized the licensing of up to 15 riverboats to conduct gaming on designated rivers and waterways. Pursuant to the Louisiana Gaming Act, the Riverboat Gaming Commission (the "Louisiana Commission"), was created within the Department of Public Safety and Corrections for the State of Louisiana. Additionally, a riverboat gaming regulatory group within the Louisiana State Police (the "State Police") was created. The Louisiana Commission and the State Police were authorized to and did promulgate the existing rules and regulations governing the licensing and operations of riverboats.

     The Louisiana legislature in the First Extraordinary Session, 1996, enacted new legislation (the "Louisiana Board Act") which transferred the regulatory oversight of most gaming operations in Louisiana, including riverboat gaming, to the Gaming Control Board (the "Louisiana Board"), effective as of May 1, 1996. The Louisiana Commission was abolished as of that same date. The Louisiana Board will consist of nine members appointed by the Governor of Louisiana. As of December 31, 1996, the chairman and five members of the Louisiana Board have been appointed, which constitutes a quorum necessary for the Louisiana Board to conduct business.

     The Louisiana Board is empowered to regulate four forms of gaming activities and operations in the state: riverboat, video poker, the land-based casino in New Orleans, and all state regulated aspects of Indian gaming
(excluded  is  the  regulation  and  oversight  of  horse racing and off-track betting, the state lottery, and charitable gaming). Accordingly, the Louisiana Board has all regulatory authority, control, and jurisdiction, including investigation, licensing, and enforcement, and all power incidental to or necessary for such regulatory authority, control and jurisdiction, over all aspects of gaming activities and operations as authorized pursuant to the provisions of the Louisiana Gaming Act, the Louisiana Economic Development and Gaming Corporation Act (Land-Based Casino in New Orleans), and the Video Draw Poker Devices Control Act.

     The Louisiana Board has been authorized to promulgate rules and regulations to govern the aforesaid types of gaming in Louisiana; however, all administrative rules and regulations promulgated by entities whose powers have been transferred to the Louisiana Board are to be considered valid and remain in effect until repealed by the Louisiana Board.



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     The  construction,  ownership  and  operation of riverboat gaming vessels will now be subject to regulation by the Louisiana Board. The independent authority previously granted to the State Police by the Louisiana Gaming Act has been significantly reduced by the Louisiana Board Act. The State Police will now conduct investigations and audits regarding the qualifications of applicants for licenses or permits requiring suitability determinations, submit all investigative reports to the Louisiana Board, conduct audits to assist the Louisiana Board, issue certain licenses and permits in accordance with rules adopted by the Louisiana Board, and perform all other duties and functions necessary for the efficient and thorough regulation and control of gaming activities and operations under the Louisiana Board's jurisdiction.

     The Louisiana Board Act did not repeal the Louisiana Gaming Act, the original 1991 statute authorizing riverboat gaming in Louisiana, but rather amended it to transfer licensing and regulatory authority to the Louisiana Board and to redefine the authority of the State Police. Otherwise the Louisiana Gaming Act remains in effect. Accordingly, the Louisiana Gaming Act continues to authorize up to 15 licenses to conduct gaming activities on riverboats, with no more than six licenses to be granted to riverboats operating in any one parish.
     Local regulation remains restricted to the imposition of an admission fee of up to $2.50 per passenger ($3.00 per passenger in Shreveport and Bossier
City).



     The voters of the State of Louisiana, in a September 1996 statewide election, approved the Constitutional Amendment. The Amendment requires a local option elections in parishes before new forms of gaming could be conducted therein or before existing forms of gaming may be conducted in new areas. For example, the Constitutional Amendment requires a local option referendum before an additional riverboat could move into a parish, regardless of whether such parish has authorized the continuation of riverboat gaming in such parish. On November 5, 1996, voters in both Caddo and Bossier parishes approved a continuation of riverboat gaming in such parishes; voters in all other Louisiana parishes in which riverboat gaming is currently conducted also approved a continuation of that form of gaming in their respective parishes.



     Licenses may be and have been issued for dockside riverboat gaming along the Red River in the Bossier City/Shreveport area. Dockside gaming is presently prohibited at other locations in the state. A riverboat gaming license has an initial term of five years, with subsequent annual renewals thereafter. Pursuant to the decision of the State Police at a hearing held on April 30, 1996, the Louisiana riverboat gaming license acquired by the Company has an unexpired term of five years less the sixty-five days that the previous licensee conducted riverboat gaming operations. The unexpired term of the license has recommenced as of October 4, 1996, the date that the Company began riverboat gaming operations in Bossier City. Upon expiration of the Company's Louisiana license, the Company must apply for renewal. The application for renewal consists of a sworn statement of all changes in information, including financial information, provided in any previous applications. The transfer of a license is prohibited. The Louisiana Board may restrict, suspend or revoke a license or permit. Suspension or revocation of the Company's license would have a material adverse effect upon the business of the Company.

     Pursuant to the existing laws, rules and regulations, the Company must submit detailed financial, operating and other reports to the Louisiana Board periodically. Substantially all loans, leases, private sales of securities, extensions of credit and similar financing transactions entered into by any of the Regulated Persons must be reported to the Louisiana Board within thirty days after the consummation of any such transactions. The Louisiana Board is required to investigate all reported loans or extensions of credit, and to either approve or disapprove the same. If disapproved, the pertinent loan or extension of credit must be rescinded by the appropriate Regulated Person. The Company's Note Offer was approved by the Louisiana Board on October 29, 1996. The Company is also required to periodically submit detailed financial and operating reports to the Louisiana Board and furnish any other information which the Louisiana Board may require.


     The applicant for a gaming license, its directors, officers, key personnel, partners, and persons holding a 5% or greater equity interest in the applicant will be required to be found suitable by the Louisiana Board. This requires the filing of an extensive application to the Louisiana Board disclosing personal, financial, criminal, business and other information. The applicant is required to pay all costs of investigation. There can be no assurance that such person will be found suitable by the Louisiana Board. An application for licensing of an individual may be denied for any cause deemed reasonable by the Louisiana Board. Any individual who is found to have a material relationship to or a material involvement with the Company may be required to be investigated in order to be found suitable or be licensed as a business associate of an applicant. Key employees, controlling persons or others who exercise significant influence upon the management or affairs of the Company may also be deemed to have such a relationship or involvement.

     If the Louisiana Board were to find a director, officer or key employee unsuitable for licensing or unsuitable to continue having a relationship with an applicant, the applicant would have to suspend, dismiss and sever all relationships with such person. The applicant would have similar obligations with regard to any person who refuses to file appropriate applications. Each gaming employee must obtain a gaming employee permit which may be revoked upon the occurrence of certain specified events.

     The sale, assignment, transfer, pledge or disposition of securities which represent 5% or more of the total outstanding equity shares issued by a corporate licensee is subject to Louisiana Board approval. After a license is granted, any person acquiring an economic interest of 5% or more in a license must obtain the Louisiana Board's prior approval for the transaction. Failure to obtain that approval is grounds for license revocation. A security issued by a corporate licensee must generally disclose these restrictions.

     If the Louisiana Board finds that an individual Holder of a corporate licensee's securities or a director, partner, officer or manager of the licensee is not qualified pursuant to the existing laws, rules and regulations, and if as a result the licensee is no longer qualified to continue as a licensee, it can propose action necessary to protect the public


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interest,  including  the  suspension or revocation of a license or permit. It may also issue, under penalty of revocation of license, a condition of disqualification naming the person and declaring that such person may not (a) receive dividends or interest on securities of the licensee, (b) exercise any right conferred by securities of the licensee, (c) receive remuneration or any other economic benefit from the licensee or continue in an ownership or economic interest in the licensee or remain as a director, partner, officer, or manager of the licensee.

     Fees for riverboat gaming include a $50,000 first-year operation fee for each riverboat increasing to $100,000 per year per riverboat thereafter, plus 18.5% of net gaming proceeds.

FEDERAL  REGULATION

     On August 3, 1996, President Clinton signed a bill creating a nine-member National Gambling Impact Study Commission to study the economic and social impact of gaming and report its findings to Congress and the President within two years after the first meeting of the Commission. The Commission could recommend changes in state or federal gaming policies. The President, House Speaker and Senate Majority Leader each select three of the Commission's members. Additional federal regulation of the gaming industry could occur as a result of investigations or hearings by the committee, which legislation could have a material adverse affect on the Company.

NON-GAMING  REGULATION

     The Company is subject to certain federal, state and local safety and health laws, regulations and ordinances that apply to non-gaming businesses generally, such as the Clean Air Act, Clean Water Act, Occupational Safety and Health Act, Resource Conservation Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act. The Company has not made, and does not anticipate making, material expenditures with respect to such environmental laws and regulations. However, the coverage and attendant compliance costs associated with such laws, regulations and ordinances may result in future additional costs to the Company's operations. For example, in 1990 the U.S. Congress enacted the Oil Pollution Act to consolidate and rationalize mechanisms under various oil spill response laws. The Department of Transportation has proposed regulations requiring owners and operators of certain vessels to establish through the U.S. Coast Guard evidence of financial responsibility in the amount of $5.5 million for clean-up of oil pollution. This requirement would be satisfied by either proof of adequate insurance (including self-insurance) or the posting of a surety bond or guaranty.

     Traditional riverboats capable of cruising, including those that are not required to cruise, must comply with U.S. Coast Guard requirements as to boat design, on-board facilities, equipment, personnel and safety. Each of them must be approved by the American Bureau of Shipping ("ABS") for stabilization and flotation, and may also be subject to local zoning and building codes, if such local codes have been implemented at the berthing site. They must hold Certificates of Documentation and Inspection issued by the U.S. Coast Guard. The U.S. Coast Guard requirements establish design standards, set limits on the operation of the vessels and require individual licensing of all personnel involved with the operation of the vessels. Loss of a vessel's ABS approval or of its Certificates of Documentation and Inspection would preclude its use as a floating casino.
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     All shipboard employees of the Company, even those who have nothing to do with the actual operation of the vessel, such as dealers, waiters and security personnel, may be subject to the Jones Act which, among other things, exempts those employees from state limits on workers' compensation awards.

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
                                  MANAGEMENT

DIRECTORS,  EXECUTIVE  OFFICERS  AND  KEY  EMPLOYEES

     The Company, drawing upon the gaming and development expertise of Casino Magic, has assembled an experienced management team to oversee the development and operation of Casino Magic-Bossier City. The name, age and respective position of each director and executive officer of the Company, each of whom holds a comparable position with Casino Magic, are as follows:

   NAME                                          AGE                  POSITION
  -----                                        ----                  ---------
Marling  F.  Torguson  .........51              Chairman  of  the  Board
James  E.  Ernst    .............45         President, Chief Executive Officer
                                        and  a  Director
Jay  S.  Osman    ...............35            Executive Vice President, Chief
                                      Financial  Officer  and  Treasurer
Robert  A.  Callaway    .........48             Vice President/General Counsel
                                        and  Secretary
Juris  Basens   ...............40       Vice President/Chief Operating Officer
Ken  Schultz    ................46             Vice President/Construction and
                                        Development
David  L.  Paltzik    ...........52              Vice  President/Marketing
Allen  Kokesch    ..............44              Director
Roger  H.  Frommelt    ..........60              Director
E.  Thomas  Welch    ............57              Director

     Marlin F. Torguson. Mr. Torguson has been Casino Magic's Chairman of the Board since December 1, 1994 and has served in the same capacity for the Company since May 1996. Mr. Torguson was President and Chief Executive Officer of Casino Magic from April 1992 through November 1994, and, from April 1992 to February 1993, Mr. Torguson also served as Casino Magic's Chief Financial Officer and Treasurer. Mr. Torguson has been a 50% owner and a Vice President of G.M.T. Management Co. since December 1983. G.M.T. Management Co. was responsible for the operation and management of the Jackpot Junction Casino from December 1983 until January 1, 1992. Jackpot Junction Casino is a gaming casino owned by the Mdewakanton band and the Sioux Indian tribe, located in Morton, Minnesota, approximately 120 miles west of Minneapolis, Minnesota.

     James E. Ernst. Mr. Ernst became Casino Magic's President, Chief Executive Officer and a director in December 1995 and has served in the same capacity for the Company since May 1996. From June 1992 until September 1995, Mr. Ernst served as President and Chief Executive Officer of Casino America, Inc., a casino developer and operator which has gaming operations in Mississippi and Louisiana, including a Bossier City casino developed during his tenure with that company. From June 1991 to June 1992, Mr. Ernst was President of Steamboat Development Co., an operator of riverboat casinos in Iowa. From 1976 to June 1991, Mr. Ernst was with the public accounting firm of McGladrey & Pullen in their Davenport, Iowa office; Mr. Ernst was a partner with such firm from 1982 through his departure.






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     Jay S. Osman.   Mr. Osman became Casino Magic's Executive Vice President,
Chief Financial Officer and Treasurer, in October 1995 and has served in the same capacity for the Company since May 1996. Mr. Osman served as Corporate Director of Financial Planning, Budgets and Analysis at Boyd Gaming Corporation, a casino developer and operator based in Las Vegas, Nevada, from August 1995 to October 1995. Mr. Osman served as Vice President of Finance and Administration, Chief Financial Officer and Assistant Secretary of Belle Casinos, Inc., a casino developer and operator based in Biloxi, Mississippi, from June 1993 through August 1995. From December 1989 through May 1993, Mr. Osman acted as Manager of Financial Analysis for Bally's Park Place, an Atlantic City, New Jersey-based casino operator and developer which is a subsidiary of Bally Entertainment Corporation. In August 1994, Belle Casinos, Inc. filed a bankruptcy proceeding under Chapter 11 in the United States Bankruptcy Court in Biloxi, Mississippi, which was subsequently converted into a liquidation proceeding. As a related matter, a lawsuit was brought by certain creditors of Belle Casinos, Inc. against its directors and executive officers, including Mr. Osman; Mr. Osman has been dismissed without prejudice as a defendant in such lawsuit.

     Robert A. Callaway. Mr. Callaway has been Casino Magic's Vice President/General Counsel since September 1994 and its Secretary since December 1994 and has served in the same capacity for the Company since May 1996. Prior to joining Casino Magic, Mr. Callaway was a partner in the law firm of Beckley, Singleton, DeLanoy, Jemison & List, in Reno and Las Vegas, Nevada. Mr. Callaway's association with the firm, where his practice focused on legal and regulatory issues relating to the gaming industry, began in 1987. For the five years immediately prior to joining such firm, Mr. Callaway served with the office of the Attorney General of the State of Nevada as counsel for the Nevada State Gaming Control Board and Nevada Gaming Commission.

     Juris Basens. Mr. Basens became Casino Magic's Vice President and Chief Operating Officer in July 1996 and has also served the Company in such capacity since that date. Prior to joining Casino Magic, Mr. Basens served as Vice President and Chief Operating Officer of Casino America, Inc. from July 1994 until July 1996. From March 1993 through June 1994, Mr. Basens was the General Manager of the Isle of Capri Casino in Bossier City. From October 1991 to March 1993, Mr. Basens was the General Manager of the Par-A-Dice Riverboat Casino in East Peoria, Illinois. From August 1990 to October 1991, Mr. Basens was the General Manager of Steamboat Development Corporation's Diamond Lady Riverboat Casino in Bettendorf, Iowa. From 1989 to 1990, Mr. Basens was employed in various management positions at Carnival's Crystal Palace Casino in Nassau, Bahamas. From 1978 to 1989, Mr. Basens was employed in various management positions at Resorts International Casino Hotel.

     Ken  Schultz.      Mr.  Schultz  joined  Casino  Magic  as  Vice
President/Construction and Development in June 1996 and has also served the Company in such capacity since that date. Mr. Schultz served as Vice President of Construction and Development for Casino America, Inc. from July 1995 to June 1996. Prior to joining Casino America, Inc. Mr. Schultz had been involved in the development and construction of the Isle of Capri Casino-Bossier City, Louisiana, the Isle of Capri Casino-Lake Charles, Louisiana, and the Isle of Capri Casino Crowne Plaza Resort-Biloxi, Mississippi through DeBartolo Property Management, Inc. He had been associated with DeBartolo Property
Management,  Inc.  as  Vice  President  of  Construction  Services since 1989.

     David  L.  Paltzik.      Mr.  Paltzik  joined  Casino  Magic  as  Vice
President-Marketing in July 1996 and has also served the Company in such capacity since that date. From June 1992 until joining Casino Magic, Mr. Paltzik was Vice President-Marketing at Casino America, Inc., where he was Vice President-Marketing of Riverboat Services, Inc., a wholly owned subsidiary of Casino America, from May 1991 until June 1992.

     Allen J. Kokesch. Mr. Kokesch has served as a director of Casino Magic since August 1992 and has served as a director of the Company since May 1996. Mr. Kokesch served as Executive Vice President of Casino Magic from December 1992 through December 1994 and as Casino Magic's general manager from April 1992 to December 1992. From September 1984 to April 1992, Mr. Kokesch was the general manager of Jackpot Junction Casino located in Morton, Minnesota.

     Roger H. Frommelt. Mr. Frommelt has served as a director of Casino Magic since October 1992 and has served as a director of the Company since May 1996. Mr. Frommelt served as Casino Magic's Secretary from May 1993 until December 1994 when he was appointed Casino Magic's Assistant Secretary. Mr. Frommelt is the President and a principal shareholder of Frommelt & Eide, Ltd., a law firm located in Minneapolis, Minnesota. He has been engaged in the private practice of law in Minneapolis, Minnesota since 1965, practicing with Frommelt & Eide, Ltd. and its predecessor partnership since 1974.


     E. Thomas Welch. Mr. Welch has served as a director of Casino Magic since May 1993 and has served as a director of the Company since May 1996. Mr. Welch has been the President of Resource Bank & Trust, located in Minneapolis, Minnesota since March 1987. Mr. Welch is also a member of the Board of Directors of Eastcliff Funds, Inc., a mutual fund company located in Minneapolis, Minnesota.

MANAGEMENT  AGREEMENT  AND  EXECUTIVE  COMPENSATION

     Each of the foregoing executive officers of the Company is also a full-time salaried employee of Casino Magic and in accordance with the Management Agreement will not be compensated by the Company but will provide management services to the Company with respect to the operations of Casino Magic-Bossier City. See "Business-Management Agreement" and "-Casino Magic Executive Compensation."

CASINO  MAGIC  EXECUTIVE  COMPENSATION

     The following table sets forth certain compensation information for: (i) each person who served as the Chief Executive Officer of Casino Magic at any time during the year ended December 31, 1995, regardless of compensation level; (ii) Casino Magic's four most highly compensated executive officers, other than the Chief Executive Officer, serving as executive officers at December 31, 1995; and (iii) two former executive officers who would have been included in (ii) above but for the fact that each such person's employment with Casino Magic terminated prior to December 31, 1995. The foregoing persons are collectively referred to herein as the "Named Executive Officers." Compensation information is shown for fiscal years 1993, 1994 and 1995.


                                   Annual   Other             Securities   All
                                  Compen-  Annual Restricted Underlying  Other
Name/                             sations Compen-  Stock     Options/  Compen-
Principal                  Salary   Bonus  sation   Awards      SARs    sation
Position            Year       ($)     ($)     ($)     ($)        (#)      ($)
---------        -----    -------  -----  -------  -------   -------  --------
James E. Ernst... 1995(1)  13,792 12,970(2)  --(3)   --           --   590,000
 President  and
 Chief  Executive
 Officer
Marlin  F.  Torguson
 Chairman of      1995    425,000    --     --(3)   --          --    2,832(4)
 the Board        1994    408,654  174,573  --(3)   --          --    1,500(5)
                  1993       160,000  965,460  --      --          --       --
Robert  A.
Callaway  ....... 1995(1) 181,154    --     --      --         40,000   481(5)
 Vice President/  1994     51,040    --     --(3)   --         35,000 4,650(6)
 General  Counsel
 and  Secretary
Dual B. Cooper... 1995(7) 425,500  63,623(8) --     --           --     --(11)
Former  President   1994    230,192      --    --(3) 396,875(9) 150,000(10) --
 and  Chief
Operating  Officer
Joseph  E
Anderson  ....... 1995    102,461      --    --     --           --   1,281(5)
 Former Chief     1994    104,015  7,000     --     --           --   1,110(5)
 Accounting         1993     72,000 26,875     --     --           --       --
 Officer
Leonard S Krick   1995    125,000      --    --     --           --   1,500(5)
 Former Senior    1994    129,169  7,000     --     --           --   1,362(5)
 President  of      1993     77,000  38,875    --(3)  --           --       --
 Development
Patrick  M.
Sidders             1995(1) 170,493  70,833    --     --           --       --
Former  Executive  1994    153,846     --     --(3) 396,875(11) 150,000(12) --
 Vice  President,
 Treasurer  and
 Chief  Financial
 Officer
Hugh J. Shaddick 1995(1) 277,309      --     --     --           --         --
Former  Managing   1994    236,635       --   --(3) 396,875(13) 150,000(14) --
 Director  and
 President  of
 Casino  Magic  B.V.

 (1) No compensation information is provided for prior year(s), as the Named Executive Officer first joined Casino Magic during the earliest year for which compensation information is provided.


 (2) Includes partial forgiveness of indebtedness owed by Mr. Ernst to Casino Magic in the amount of $8,208 and approximately $1,631 in compensation resulting from an interest-free loan by Casino Magic to Mr. Ernst which assumes a 10% annual market rate of interest. See "-Employment and Termination."


(3) Did not receive perquisites and other personal benefits from Casino Magic in excess of $50,000 or 10 percent of the Named Executive Officer's total annual salary and bonus paid for the years indicated.


(4) Contributions to Casino Magic's 401(k) plan made by Casino Magic in the amount of $1,500 and an automobile allowance of $1,332.

(5) Contributions to Casino Magic's 401(k) plan made by Casino Magic on behalf of the Named Executive Officer.

(6)      Living  allowance.

(7) Although the Board of Directors of Casino Magic did not elect a Chief Executive Officer in 1995 prior to December, pursuant to the terms of the by-laws Mr. Cooper was deemed to be Casino Magic's Chief Executive Officer by virtue of his position as Casino Magic's President.


 (8) Includes a $25,000 bonus paid in accordance with the terms of an agreement between Casino Magic and Mr. Cooper which relates to Mr. Cooper's resignation, a relocation allowance of $20,000 and forgiven indebtedness of $18,623.


(9) Mr. Cooper was awarded a total of 25,000 restricted shares of Casino Magic common stock in 1994 that were to vest over five years. As of December 31, 1995, 8,750 restricted shares had vested, and the balance had been canceled.

(10) Options to purchase 75,000 shares of Casino Magic common stock exercisable at $15.75 per share granted to Mr. Cooper in March 1994 that were canceled and reissued at an exercise price of $7.20 per share in July 1994. At December 31, 1995, Mr. Cooper held options to purchase a total of 25,000 shares of Casino Magic common stock exercisable at $7.20 per share and the balance had been canceled.


(11) Mr. Sidders was awarded a total of 25,000 restricted shares of Casino Magic common stock in 1994 that were to vest over five years. As of December 31, 1995, 3,750 restricted shares had vested and the balance had been canceled.

(12) Consists of: (i) options to purchase 31,000 shares of Casino Magic common stock exercisable at $16.00 per share granted to Mr. Sidders in March 1994 that were canceled and repriced at an exercise price of $7.20 per share in July 1994; and (ii) options to purchase 44,000 shares of Casino Magic common stock exercisable at $15.75 per share granted to Mr. Sidders in March 1994 that were canceled and reissued at an exercise price of $7.20 per share in July 1994. As of December 31, 1995, all of Mr. Sidders' options had been terminated.

(13) Mr. Shaddick was awarded a total of 25,000 restricted shares of Casino Magic common stock in 1994 that were to vest over five years. As of December 31, 1995, 3,750 restricted shares had vested, and the balance had been canceled.

(14) Includes: (i) options to purchase 31,000 shares of Casino Magic common stock exercisable at $13.50 per share granted to Mr. Shaddick in January 1994 that were canceled and reissued at an exercise price of $7.20 per share in July 1994; and (ii) options to purchase 44,000 shares of Casino Magic common stock exercisable at $14.25 per share granted to Mr. Shaddick in February 1994 that were canceled and reissued at an exercise price of $7.20 per share in July 1994. At December 31, 1995, Mr. Shaddick held options to purchase a total of 12,800 shares of Casino Magic common stock at an exercise price of $7.20 per share, 6,200 of which have since been terminated.

OPTIONS/SAR  GRANTS  IN  LAST  FISCAL  YEAR

     The following table provides certain information regarding the number of stock options to purchase shares of Casino Magic's common stock granted to the Named Executive Officers during the year ended December 31, 1995.

                           Percentage  of
                           Total  Options
                            Granted  to                   Potential Realizable
                  Number  of    Employees                     Value at Assumed
                  Securities   in    Per Share           Annual Rates of Stock
                  Underlying   Fiscal  Exercise             Price Appreciation
                   Options        Year   or Base  Expiration   for Option Term
   Name               Granted     1995   Price(1)    Date         5%       10%
  -----           --------    -----   -------  --------    -------------------
James E. Ernst     490,000     68%     $4.75   12/19/01    $643,045  1,420,962
                   100,000     14%     $4.75   12/20/01    $131,234    289,992
Robert A. Callaway  40,000      6%     $5.30   11/10/01    $ 58,572    129,428

__________________
(1)  The  exercise  price  of  such  options  was  repriced  in 1996 to $3.63.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides certain information regarding the exercise of stock options to purchase shares of Casino Magic's common stock during the year ended December 31, 1995, by the Named Executive Officers, and the fiscal year-end value of stock options held by such officers.

                              Number  of  Securities
                              Underlying Unexercised  Value of Unexercised In-
                                Options/SARs at         the-Money Options/SARs
             Number of Shares   Fiscal Year End (#)     at Fiscal Year End ($)
                  Acquired
     Name                On  Exercise  Exercisable  Unexercisable  Exercisable
Unexercisable
    ------       ----------- ----------- ------------- --------- -------------
Marlin  F.  Torguson    None     360,000     240,000      $614,880    $409,920
James  E.  Ernst        None        None     590,000             0           0
Robert  A.  Callaway    None       9,250      65,750             0           0
Dual  B.  Cooper        None      15,450       9,600             0           0
Joseph  E.  Anderson    None      45,000      30,000      $ 79,110    $ 52,740
Leonard  S.  Krick      None     126,000      84,000      $126,756    $ 84,504
Patrick  M. Sidders     None        None        None             0           0
Hugh  J.  Shaddick      None      12,800           0             0           0

________________
(1) Based on a fiscal year end of December 31, 1995, and a closing Casino Magic common stock price of $3.125 per share on December 29, 1995. The value of in-the-money options is calculated as the difference between the fair market value of the Casino Magic common stock underlying the options at fiscal year end and the exercise price of the options. Exercisable options refer to those options that are exercisable as of December 31, 1995, while unexercisable options refer to those options that become exercisable at various times thereafter.

DIRECTOR  COMPENSATION

     Each non-employee member of the Casino Magic Board of Directors is entitled to receive $2,000 for attendance at each Board of Directors meeting and $500 for attendance at each meeting of a Committee of the Board of Directors, or of the non-employee directors, provided that if a meeting of the Board of Directors and a Committee or non-employee director meeting were attended by a Director on the same day, the maximum compensation for attendance at such meetings was $2,000 per day. Certain independent members of the Board of Directors were compensated at the rate of $150 per hour for special services as requested by the Board of Directors. Casino Magic has granted stock options to non-employee members of the Board of Directors. However, no such grants were made in 1995.

EMPLOYMENT  AND  TERMINATION

     Marlin F. Torguson. Mr. Torguson, Casino Magic's Chairman of the Board, originally entered into an employment agreement with Casino Magic in June 1992, which has since been amended. Salaries and bonuses under the agreement became discretionary in 1994, and the Compensation Committee authorized Mr. Torguson to receive a salary at the annual rate of $425,000. Mr. Torguson is entitled to (i) an annual family travel allowance and (ii) a bonus payable in such amounts and under such terms and conditions as the Board of Directors or the Compensation Committee may determine. Casino Magic also provides Mr. Torguson with an automobile allowance. The employment agreement is terminable by Casino Magic or Mr. Torguson upon four weeks' prior written notice. However, if terminated by Casino Magic without cause, Casino Magic will be obligated to pay Mr. Torguson a severance allowance equal to one year's salary at the rate being paid at termination.

     James E. Ernst. Mr. Ernst, Casino Magic's President and Chief Executive Officer, entered into an employment agreement dated December 20, 1995, which provides for, among other things, an initial annual base salary of $425,000, and a $500,000 loan subject to partial repayment by Mr. Ernst based on the number of days he is employed by Casino Magic during the two-year period beginning December 20, 1995. Under the terms of the repayment formula, approximately $684 of the original $500,000 loan to Mr. Ernst is forgiven each day over the two-year period. Interest at an annual rate of 8% is payable on the outstanding balance of the loan, beginning as of the date Mr. Ernst's employment is terminated. Additionally, pursuant to the agreement, Casino Magic granted to Mr. Ernst a non-statutory option to purchase up to 490,000 shares of Casino Magic's common stock at a price of $4.75 per share vesting over a five-year period at the rate of 98,000 shares per year. Mr. Ernst also received an incentive stock option to purchase up to 100,000 shares of Casino Magic's common stock, which vests over a five-year period at the rate of 20,000 shares per year. The exercise price of such options is $3.63 per share. The initial term of the employment agreement is two years and is terminable by Casino Magic or the employee upon 30 days' prior written notice. However, if terminated by Casino Magic without cause, Casino Magic will be obligated to pay Mr. Ernst a severance allowance equal to six months' salary at the rate being paid at termination.

     Jay S. Osman. Mr. Osman became Casino Magic's Executive Vice President, Chief Financial Officer and Treasurer in October 1995. Mr. Osman and Casino Magic entered into a two-year employment agreement in October 1995, which agreement has been extended through October 18, 1998. Under the agreement Mr. Osman is currently paid an annual base salary of $210,000, received a $20,000 bonus paid upon commencement of employment and the right to participate in any bonus plan established for executives of Casino Magic. Additionally, the agreement obligates Casino Magic to grant to Mr. Osman a restricted stock award of 25,000 shares of Casino Magic's common stock which vest over a four-year period, and an option to purchase 75,000 shares of Casino Magic's common stock which vests over a four-year period. The exercise price of such options is $3.63 per share.

     Robert A. Callaway. Mr. Callaway, Casino Magic's Vice President/General Counsel and Secretary, entered into a two-year employment agreement with Casino Magic in September 1994, which agreement has been extended through September 18, 1997. Under the agreement Mr. Callaway is currently paid an annual salary of $210,000, received a one-time bonus of $10,000 and has the right to participate in any bonus plan established by Casino Magic for its employees. In connection with such agreement, Casino Magic granted Mr. Callaway an option to purchase 35,000 shares of Casino Magic's common stock. The Company subsequently granted Mr. Callaway options to purchase an additional 40,000 shares of Casino Magic's common stock. Each such option vests over a four year period. The exercise price of such options is $3.63 per share. Casino Magic has also subsequently agreed to grant Mr. Callaway a restricted stock award of 25,000 shares of Casino Magic's common stock, which vest over a four-year period.

     Juris Basens. Mr. Basens became Casino Magic's Vice President/Chief Operating Officer in July 1996, and Mr. Basens and Casino Magic entered into a two-year employment agreement at the time of Mr. Basens' commencing employment. The agreement provides, among other things, for an initial annual base salary of $200,000 and the right to participate in any bonus plan established for executives of Casino Magic. Additionally, the agreement obligates Casino Magic to grant to Mr. Basens a restricted stock award of 25,000 shares of Casino Magic's common stock to vest over a four-year period, and an option to purchase 75,000 shares of Casino Magic's common stock at or above fair market value to vest over a four-year period. Mr. Basens received a signing bonus of $20,000.

     Kenneth N. Schultz. Mr. Schultz became Casino Magic's Vice President in charge of Construction and Development on June 25, 1996, and Mr. Schultz and Casino Magic entered into a two-year employment agreement at the time of Mr. Schultz' commencing employment. The agreement provides for, among other things, an initial annual base salary of $200,000 and the right to participate in any bonus plan established for executives of Casino Magic. Additionally, the agreement obligates Casino Magic to grant to Mr. Schultz a restricted stock award of 25,000 shares of Casino Magic's common stock to vest over a four-year period, and an option to purchase 75,000 shares of Casino Magic's common stock at or above fair market value to vest over a four-year period. Mr. Schultz received a signing bonus of $82,500.

     David  L.  Paltzik.      Mr.  Paltzik  became  Casino  Magic's  Vice
President/Marketing in July 1996, and Mr. Paltzik and Casino Magic entered into a two-year employment agreement at the time of Mr. Paltzik's commencing employment. The agreement provides for, among other things, an initial annual base salary of $200,000 and the right to participate in any bonus plan established for executives of Casino Magic. Additionally, the agreement obligates Casino Magic to grant to Mr. Paltzik a restricted stock award of 25,000 shares of Casino Magic's common stock to vest over a four-year period, and an option to purchase 75,000 shares of Casino Magic's common stock at or above fair market value to vest over a four-year period. Mr. Paltzik received a signing bonus of $20,000.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     During the year ended December 31, 1995, E. Thomas Welch and W. William Bednarczyk served as members of the Compensation Committee. During 1995, no member of Casino Magic's Compensation Committee was an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of Casino Magic served as a member of: (i) the compensation committee of another entity in which one of the executive officers of such entity served on Casino Magic's Compensation Committee; (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on Casino Magic's Compensation Committee; or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of Casino Magic's Board of Directors, during the year ended December 31, 1995.

                            PRINCIPAL SHAREHOLDERS

     Casino Magic is the sole shareholder of Jefferson Corp. which is the sole shareholder of the Company. The following table sets forth certain information as of August 15, 1996 with respect to the beneficial ownership of Casino Magic common stock by: (i) each director of the Company; (ii) each executive officer of the Company; (iii) each other person known to hold 5% or more of the outstanding shares of Casino Magic common stock; and (iv) all current executive officers (regardless of salary and bonus level) and directors of the Company as a group. Unless otherwise indicated, the persons listed in the table below have sole voting and investment powers with respect to the shares indicated.

                               Number  of
                          Shares  of  Casino  Magic              Percentage of
                              Common  Stock                       Casino Magic
Name  of Beneficial Owner    Beneficially Owned       Common Stock Outstanding
------------------------    --------------------      ------------------------
Marlin  F.  Torguson    .........    9,275,000  (1)                      25.7%
James  E.  Ernst    .............        115,000                             *
Allen  Kokesch    ..............    1,087,000  (2)                        3.1%
Roger  H.  Frommelt    ..........        103,000  (3)                        *

E.  Thomas  Welch    ............          63,000  (4)                       *
Robert  A  Callaway    ..........          50,250  (5)                       *
Jay  S.  Osman    ...............          45,000  (6)                       *

Grand  Casinos,  Inc.  (7)    ....    2,125,000                           6.0%
13795  First  Avenue  North
Minneapolis,  MN  55441

All  current  executive    ......  10,813,250  (8)                       29.6%
officers  and  directors
as  a  group  (11  persons)

*Less  than  one  percent

(1) Includes 600,000 shares subject to options that are currently exercisable or will become exercisable within 60 days and 60,000 shares owned of record by an Individual Retirement Account established for the benefit of Mr. Torguson.
(2) Includes 201,500 shares owned of record by the spouse of Mr. Kokesch of which Mr. Kokesch disclaims beneficial ownership.

(3) Includes 100,000 shares subject to options that are currently exercisable or will become exercisable within 60 days.
(4) Includes 60,000 shares subject to options that are currently exercisable or will become exercisable within 60 days.
(5) Includes 23,750 shares subject to options that are currently exercisable or will become exercisable within 60 days and restricted stock awards for 25,000 shares.
(6) Includes 15,000 shares subject to options that will become exercisable within 60 days and restricted stock awards for 25,000 shares.
(7) The shares are held of record by GCA Acquisition Subsidiary, Inc., a wholly owned subsidiary of Grand Casino, Inc.
(8)          Includes  the  shares  described  in  notes  (1)-(7)  above.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Concurrently with the closing of the Note Offering, the Company entered into a Management Agreement with Casino Magic and the Manager for a term through August 22, 2006, pursuant to which Casino Magic will license the "Casino Magic" name to the Company and the Manager will provide management services to the Company. Casino Magic is the direct parent corporation of Jefferson Corp. which holds a 100% beneficial ownership interest in the Company. In consideration for the services provided under the Management Agreement, the Company has agreed to pay the Manager a management fee equal to 10% of Adjusted Consolidated Cash Flow, subject to certain limitations set forth in the Indenture. See "Business-Management Agreement" and "Management."

     The Company and Jefferson Corp. are and all future subsidiaries of the Company will be, parties to a Tax-Sharing Agreement (as defined herein) between Casino Magic and each of its domestic subsidiaries (the "Consolidated Group") pursuant to which Casino Magic will file a consolidated federal income tax return on behalf of the Consolidated Group and timely pay the Consolidated Group's federal income tax liability and the Company, Jefferson Corp. and each such future subsidiary will pay Casino Magic an amount equal to their respective share of the Consolidated Group's federal income tax liability calculated in the manner prescribed in such Tax-Sharing Agreement.


     The acquisition of the Company and the land upon which Casino Magic-Bossier City is located, as well as the Company's other development stage activities, were initially funded by capital contributions and advances from Casino Magic, and the issuance or assumption of certain indebtedness, most of which was repaid with proceeds from the Note Offering. Jefferson Corp. acquired the initial 20 acres of the Casino Magic-Bossier City site for a total purchase price of $12.7 million, paid through the issuance of $5.3 million in Casino Magic common stock, $0.6 million in cash and the issuance of the $6.8 million Louisiana Land Note. In May 1996, Jefferson Corp. acquired the Company for a purchase price of $50.0 million, of which $15.0 million was paid in cash and the remainder was funded through the issuance of $35.0 million of Louisiana Notes, plus the assumption of equipment financing, of which $5.7 million was outstanding at September 30, 1996. In July 1996, the Company acquired an additional three acres of land which are contiguous with or within the boundaries of the 20-acre site. This subsequent land acquisition was funded with a $0.9 million advance from Casino Magic. Through the date of closing of the Note Offering, the total advances from Casino Magic to the Company for Casino Magic-Bossier City construction and development activities were $3.4 million (this amount is exclusive of $20.9 million for Casino Magic's original capital contributions, consisting of real estate acquired for Casino Magic common stock and $15 million in cash). Of this $3.4 million advance, $1.4 million was contributed as capital and the balance was repaid to Casino Magic in August 1996 from the proceeds of the sale of the Series A Notes.

                             DESCRIPTION OF NOTES

GENERAL


     On August 22, 1996, the Company issued $115,000,000 principal amount of Series A Notes under an indenture (the "Indenture") among the Company,
Jefferson Corp. and First Union Bank of Connecticut, as trustee (the "Trustee"), in a private transaction. The Series B Notes will evidence the same debt as the Series A Notes, and together with the Series A Notes will constitute one class under the Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The form and terms of the Series B Notes are substantially identical to the Series A Notes in all material respects, except that the Series B Notes will be registered under the Securities Act, and therefore will not bear legends restricting the transfer thereof. The terms of the Notes include those stated in the Indenture, the Collateral Documents and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture, the Collateral Documents and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture and the Collateral Documents, while summarizing the material terms of such Indenture, does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below, and such Collateral Documents. A copy of the proposed form of Indenture and each of the Collateral Documents are available as set forth under "-Additional Information." The definitions of certain terms used in the following summary are set forth below under "-Certain Definitions."



     The Notes will be senior secured obligations of the Company and will rank pari passu in right of payment with any existing and future senior Indebtedness of the Company. The Notes will rank senior in right of payment to all subordinated Indebtedness of the Company, if any. The Notes are and, upon issuance pursuant to the Exchange Offer, the Series B Notes will be guaranteed on a senior secured basis by Jefferson Corp. (the "Jefferson Guarantee") and all future Subsidiaries of the Company (the "Subsidiary Guarantees" and, together with Jefferson Guarantee, the "Guarantees"). As of September 30, 1996, the total senior Indebtedness of the Company was approximately $120.7 million.


GUARANTEES

     The Indenture provides that (i) Jefferson Corp. and (ii) if the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary, shall execute a Guarantee and deliver an opinion of counsel, containing customary qualifications, limitations and exceptions, relating to the enforceability and authorization of such Guarantee in accordance with the terms of the Indenture, pursuant to which Jefferson Corp. or such newly acquired or created Subsidiary, as the case may be, shall become a Guarantor, on a senior secured basis, of the Company's obligations under the Series B Notes and the Indenture. The obligations of each Guarantor under its Guarantee will be limited so as to reduce the risk that such obligations would be found to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors-Fraudulent Conveyance Considerations."

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes, pursuant to a supplemental indenture and appropriate Collateral Documents in form and substance reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Notes, the Indenture and the Collateral Documents; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock"; (v) the Fixed Charge Coverage Ratio of such Guarantor, or any Person formed by or surviving any such consolidation or merger, for the Reference Period immediately preceding the date on which such consolidation or merger occurred, determined on a pro forma basis (including a pro forma application of the proceeds therefrom) as if such consolidation or merger had occurred at the beginning of such Reference Period, would be no less than 85% of such Guarantor 's or such Person's Fixed Charge Coverage Ratio for such Reference Period prior to giving effect to such consolidation or merger; (vi) such transaction would not result in the loss or suspension or material impairment of any Gaming License (unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment); and (vii) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction; provided, that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transaction; provided, further, however, that the requirements set forth in the preceding clauses (iii), (iv) and (v) will not prohibit any merger or consolidation among the Company and one or more Wholly Owned Subsidiaries of the Company.


     The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Jefferson Corp.) will be released and relieved of any obligations under its Guarantee and the Collateral Documents; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-Repurchase at the Option of Holders-Asset Sales."




 However, as of the date of the Indenture and as of September 30, 1996 Jefferson Corp. had no material assets other than the capital stock of the Company, had no material liabilities other than the Jefferson Guarantee, had
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
 no subsidiaries other than the Company, and had no independent operations, the Jefferson Guarantee having been granted primarily to more effectively secure the Notes rather than to provide financial credit support; in addition, because of restrictions imposed upon the business activities of Jefferson Corp. under the Indenture it is not likely that Jefferson Corp. will have significant assets at any time in the future.




   So long as any of the Notes are outstanding, Jefferson Corp. is prohibited under the Indenture from conducting any business or investment activities other than; (a) to hold its investment in the Company, (b) to be a Guarantor under the Indenture and to do all things necessary or incident thereto (c) to make payments, dividends, or distributions to Casino Magic from funds or property received by Jefferson Corp. from the Company in accordance with the terms of the Indenture, and (d) otherwise exist as subsidiary of Casino Magic acting as a holding company of the Company, including all activities incidental or related to any the foregoing, including without limitation, (i) performing its obligations under the Tax Sharing Agreement, (ii) receiving funds from Casino Magic in the form of capital contributions which may be contributed as a capital contribution to the Company, (iii) owning and voting the capital stock of the Company, and (iv) preparing financial statements and other reports.


PRINCIPAL,  MATURITY  AND  INTEREST

     The Notes will be limited in aggregate principal amount to $115 million and will mature on August 15, 2003.

     Interest on the Notes will accrue at the rate of 13% per annum (the "Fixed Interest") and will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 1997, to Holders of record on the immediately preceding February 1 and August 1. Fixed Interest on the Notes will accrue from the most recent date to which such interest has been paid or, if no such interest has been paid, from the date of original issuance. Fixed Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     In addition, the Notes will bear Contingent Interest, calculated as described below, from the Commencement Date to the date of payment of the Notes. Installments of accrued or deferred Contingent Interest will become due and payable semi-annually on each February 15 and August 15 after the Commencement Date to the Holders of record at the close of business on the preceding February 1 or August 1; provided that all or a portion of such installment of Contingent Interest is not permitted to be deferred on such date; and provided further, that no Contingent Interest is payable with respect to any period prior to the Commencement Date. Additionally, all installments of accrued or deferred Contingent Interest will become due and payable (and may not be further deferred) with respect to any principal amount of the Notes that matures (whether at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligation or otherwise) upon such maturity of such principal amount of the Notes.

     The Company, at its option, may defer payment of all or a portion of any installment of Contingent Interest then otherwise due if, and only to the extent that, (a) the payment of such portion of Contingent Interest will cause the Company's Adjusted Fixed Charge Coverage Ratio for the Company's most recently completed Reference Period prior to such interest payment date to be less than 1.5 to 1.0 on a pro forma basis after giving effect to the assumed payment of such Contingent Interest (but may not defer such portion, which, if paid, would not cause such Adjusted Fixed Charge Coverage Ratio to be less than 1.5 to 1.0) and (b) the principal amount of the Notes corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligation or otherwise). Contingent Interest that is deferred shall become due and payable, in whole or in part, on the earlier of (i) the next succeeding interest payment date on which all or a portion of such Contingent Interest is not permitted to be deferred, and (ii) upon the maturity of the corresponding principal amount of the Notes (whether at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligation or otherwise). No interest will accrue on any Contingent Interest deferred and which does not become due and payable. To the extent permitted by law, interest will accrue on overdue Fixed Interest or Contingent Interest at the same rate as the Fixed Interest plus one percent (1%) per annum.

     Each installment of Contingent Interest is calculated to accrue (an "Accrual Period") from, but not including, the most recent date to which Contingent Interest has been provided for or which Contingent Interest had been calculated and deferred (or from and including the Commencement Date if no installment of Contingent Interest has been paid, provided for or deferred) to, and including, either (a) in the case of Contingent Interest payable on the first Interest Payment Date subsequent to the Commencement Date (i) December 31, 1996, if the Commencement Date ends during the Semiannual Period ending on December 31, 1996, and (ii) June 30, 1997, if the Commencement Date occurs during the Semiannual Period ending on June 30, 1997 and (b) in all other cases, (i) the last day of the next Semiannual Period if the corresponding principal amount of the Notes has not become due and payable on
(ii) the date of payment if the corresponding principal amount of the Notes has become due and payable (whether at stated maturity or upon acceleration, redemption or maturity of repurchase obligation or otherwise). With respect to each Accrual Period, interest will accrue daily on the principal amount of each Note outstanding during such period as follows: (i) for any portion of an

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
Accrual Period which consists of all or part of a Semiannual Period that ends during such Accrual Period, 1/180 of the Contingent Interest with respect to such principal amount for such Semiannual Period until fully accrued and (ii) for any other portion of an Accrual Period, 1/180 of the Contingent Interest with respect to such principal amount for the most recently completed Semiannual Period that began after the Commencement Date.

     Any reference in this Prospectus to "accrued and unpaid interest" on the Notes includes the amount of Fixed Interest, unpaid Contingent Interest and Liquidated Damages, if any, due and payable thereon.

     "Adjusted Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Adjusted Consolidated Cash Flow of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period (calculated in the same manner as the Fixed Charge Coverage Ratio is calculated); provided that the amount of Contingent Interest on a pro forma basis shall equal the Contingent Interest accrued and reflected in the financial statements for the last two Semiannual Periods with respect to which Contingent Interest was accruable or payable or, if two such Semiannual Periods have not occurred, then the amount accrued and reflected in the financial statements with respect to the most recently completed Reference Period beginning after the Commencement Date.

     "Contingent Interest" means with respect to any principal amount of Notes as of any date after the Commencement Date, an amount equal to the product of
(i) 5% of the Company's Adjusted Consolidated Cash Flow for the Accrual Period last completed times (ii) a fraction, the numerator of which is the amount of such principal and the denominator of which is $115.0 million.

     "Commencement Date" means the first day on which Casino Magic-Bossier City becomes Operating.

     "Semiannual Period" means each period that begins on July 1 and ends on the next succeeding December 31 or each period that begins on January 1 and ends on the next succeeding June 30.

     Principal, premium, if any, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of the Notes; provided that all payments with respect to (i) Global Notes and (ii) $5.0 million or more in principal amount of Certificated Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL  REDEMPTION

     The Notes will not be redeemable at the Company's option prior to August 15, 2000. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

               YEAR                      PERCENTAGE
              ------                --------------
               2000                        106.500%
               2001                        104.332%
               2002                        102.166%

     Notwithstanding the foregoing or any other provision of the Indenture, if any Gaming Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable Gaming Law in order to maintain any or obtain any applied-for Gaming License or franchise of the Company or any of its Subsidiaries under any applicable Gaming Law, and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority or Gaming Law) or if such Holder or beneficial owner is not so licensed, qualified or found suitable by such Gaming Authority (a "Disqualified Holder"), the Company shall have the right, at its option, (i) to require such Disqualified Holder or beneficial owner to dispose of such Disqualified Holder's or beneficial owner's Notes within 30 days of notice of such finding by the applicable Gaming Authority that such Disqualified Holder or beneficial owner will not be licensed, qualified or found suitable as directed by such Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority or Gaming Law) or (ii) to call for redemption of the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of 100% of the principal amount thereof or the price at which such Holder or beneficial owner acquired such Notes together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, thereon to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority. In connection with any such redemption, and except as otherwise may be required by a Gaming Authority, the Company shall comply with the procedures contained in the Indenture for redemption of the Notes. Immediately upon a determination of unsuitability, the Disqualified Holder shall have no further rights whatsoever with respect to the Notes (i) to exercise, directly or indirectly, through any trustee, nominee or any other Person or entity, any right conferred by the Notes or (ii) to receive any interest or any other distribution or payment with respect to the Notes, or any remuneration in any form from the Company for services rendered or otherwise, except the redemption price of the Notes. Under the Indenture, the Company is not required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of such application including investigator costs. Such expenses will, therefore, be the obligation of such Holder or beneficial owner. See "Risk Factors-Gaming and Other Government Regulation" and "Regulatory Matters."

MANDATORY  REDEMPTION


     The Indenture provided that if the voters in the November 5, 1996 Louisiana Referendum disapproved the continuation of riverboat gaming in either Bossier Parish or Caddo Parish, Louisiana, then within 90 days after the end of each Operating Year, the Company would have been required to make certain Excess Cash Flow Redemptions (as defined in the Indenture) with respect to the Notes. On November 5, 1996, voters in both Caddo and Bossier parishes approved a continuation of riverboat gaming in their respective parishes. Accordingly, such Excess Cash Flow Redemptions will not be required under the Indenture.


REPURCHASE  AT  THE  OPTION  OF  HOLDERS

     Change  of  Control

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.


     The source of funds for any repurchase of Notes upon a Change of Control will be the Company's cash or cash generated from operations or other sources,
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
including borrowings or sales of assets; however, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of the Notes tendered in response to an offer made as a result of a Change in Control. Any failure by the Company to repurchase Notes tendered pursuant to a Change of Control Offer will constitute an Event of Default which, during the continuation thereof, would entitle the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to declare the Notes to be due and payable immediately and to pursue any and all available remedies under the Indenture and
Collateral  Documents.    See  "Events  of  Default  and  Remedies."


     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Casino Magic or the Company and their respective Subsidiaries, taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under New York law, which is the law governing the Indenture and the Notes. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Casino Magic or the Company and their respective Subsidiaries, taken as a whole, to another Person or group may be uncertain.

     Asset  Sales

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, engage in an Asset Sale unless (i) the Company or the Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) (a) with respect to an Asset Sale of the Crescent City Riverboat, at least 25% of the consideration received by the Company therefor is in the form of Cash Equivalents and the remaining consideration is in the form of Permitted Securities or (b) with respect to any Asset Sale of any other asset, at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of Cash Equivalents; provided, that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to an agreement that releases and indemnifies the Company or such Subsidiary from further liability with respect thereto and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are within 30 days converted by the Company or such Subsidiary into cash or as to which the
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Company or such Subsidiary has received at or prior to the consummation of the
Asset Sale a commitment from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale unless not actually converted into cash within such 90-day period (to the extent of the cash received), shall be deemed to be Cash Equivalents for purposes of this provision. Notwithstanding the foregoing, the Company shall not engage in any transfer, lease, conveyance or disposition, other than a sale, of the Crescent City Riverboat.


     Within 180 days after the receipt by the Company or any of its Subsidiaries of any Net Proceeds from an Asset Sale, the Company or such Subsidiary, as the case may be, may (i) apply such Net Proceeds to the making of a capital expenditure or the acquisition of long-term assets, in either case, which shall be owned by the Company or such Subsidiary and be used by or useful to the Company or such Subsidiary in any line of business in which the Company or such Subsidiary is permitted to be engaged pursuant to the covenant described under "-Certain Covenants-Line of Business," or (ii) contractually commit to apply such Net Proceeds to the payment of the costs of construction of real property improvements (including, without limitation, to commit to apply Net Proceeds from an Asset Sale of the Crescent City Riverboat to the construction of the Casino Magic-Bossier City Hotel), which improvements shall be owned by the Company or such Subsidiary and be used by or useful to the Company or such Subsidiary in any line of business in which the Company or such Subsidiary is permitted to be engaged pursuant to the covenant described under "-Certain Covenants-Line of Business;" provided, however, that the Net Proceeds from an Asset Sale of the Crescent City Riverboat may be applied only to the making of a capital expenditure or the acquisition of long-term assets or the payment of the costs of construction of real property improvements, in any case, to be used by the Company at Casino Magic-Bossier City or the Casino Magic-Bossier City Hotel; provided, further, that, in any case, the Company or such Subsidiary, as the case may be, grants to the Trustee, on behalf of the Holders, a first priority perfected security interest on any such properties or assets acquired or constructed with the Net Proceeds of any such Asset Sale on the terms set forth in the Indenture and the Collateral Documents. Pending the final application of any such Net Proceeds, the Company or such Subsidiary shall invest such Net Proceeds in Cash Equivalents which shall be pledged to the Trustee as security for the Notes. Any Net Proceeds from an Asset Sale (other than Net Proceeds from an Asset Sale of the Crescent City Riverboat) that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 101% (or, to the extent that the Excess Proceeds relate to an Asset Sale of the Crescent City Riverboat, 100%) of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, which date shall be no less than 30 or more than 60 days from the date of such Asset Sale Offer, in accordance with the procedures set forth in the
Indenture.                                    To the extent that the aggregate
amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may, subject to the provisions in the Indenture and the Collateral Documents, use any remaining Excess Proceeds for any general corporate purpose. If the

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aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below under the caption "-Selection and Notice." Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.


     Event  of  Loss

     The Indenture provides that within 360 days after any Event of Loss with respect to any Note Collateral comprising Casino Magic-Bossier City on the date that it becomes Operating with a fair market value (or replacement cost, if greater) in excess of $1.0 million, the Company or the affected Subsidiary of the Company, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to Casino Magic-Bossier City, with no concurrent obligation to make any purchase of any Notes; provided that (i) the Company delivers to the Trustee within 90 days of such Event of Loss a written opinion from a reputable architect that Casino Magic-Bossier City with at least the Minimum Facilities can be rebuilt, repaired, replaced, or constructed and Operating within 180 days of such Event of Loss, (ii) an Officers' Certificate certifying that the Company has available from Net Loss Proceeds or other sources sufficient funds to complete such rebuilding, repair, replacement or construction, and (iii) the Net Loss Proceeds are less than $25.0 million. If the Net Loss Proceeds to be used for such rebuilding, repair, replacement or construction exceeds $12.0 million, then such Net Loss Proceeds shall be deposited in the Construction Disbursement Account and disbursed in accordance with the Cash Collateral and Disbursement Agreement. Any Net Loss Proceeds from an Event of Loss with respect to any Note Collateral comprising Casino Magic-Bossier City on the date that it becomes Operating that are not reinvested or are not permitted to be reinvested as provided in the first sentence of this paragraph will be deemed "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders (an "Event of Loss Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Loss Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, which date shall not be less than 30 or more than 60 days from the date of such Event of Loss Offer, in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the Notes to be purchased in the manner described below under the caption "-Selection and Notice." To the extent that the aggregate amount of Notes tendered pursuant to any Event of Loss Offer is less than the Excess Loss Proceeds, the Company may, subject to the other provisions of the Indenture and the Collateral Documents, use any remaining Excess Loss Proceeds for general corporate purposes. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero. Pending any permitted rebuilding, repair, replacement or construction or the completion of any Event of Loss Offer, the Company or the affected Subsidiary, as the case may be, shall pledge to the Trustee as additional Note Collateral any Net Loss Proceeds or other cash on hand required for such permitted rebuilding, repair, replacement or construction pursuant to the terms of the Collateral Documents relating to Casino Magic-Bossier City. Such pledged funds will be released to the Company to pay for or

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reimburse  the  Company  for  the  actual  cost  of such permitted rebuilding, repair, replacement or construction, or such Event of Loss Offer, pursuant to the terms of the Collateral Documents relating to Casino Magic-Bossier City. Pending the final application of the Net Loss Proceeds, such proceeds shall be invested in Cash Equivalents which shall be pledged to the Trustee as security for the Notes. The Indenture also requires the Company or such Subsidiary to grant to the Trustee, on behalf of the Holders, a first priority lien, subject to Permitted Liens, on any properties or assets rebuilt, repaired, replaced or constructed with such Net Loss Proceeds on the terms set forth in the Indenture and the Collateral Documents.

     The Indenture also provides that with respect to any Event of Loss pursuant to clause (iii) of the definition of "Event of Loss" that has a fair market value (or replacement cost, if greater) in excess of $5.0 million, the Company (or the affected Subsidiary, as the case may be), will be required to receive consideration at least (i) equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets subject to an Event of Loss and (ii) at least 90% of which is in the form of Cash Equivalents.

SELECTION  AND  NOTICE

     If less than all of the Notes are to be purchased in an Asset Sale Offer or Event of Loss Offer, or redeemed at any time, selection of Notes for purchase or redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided, that no Notes of $1,000 or less shall be purchased or redeemed in part. Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, except as otherwise provided in the Indenture, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes to be purchased or redeemed at such Holder's registered address. If any
Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Company defaults in payment of the purchase or redemption price, interest and Liquidated Damages, if any, shall cease to accrue on Notes or portions thereof purchased or called for redemption.

CERTAIN  COVENANTS

     Restricted  Payments
     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect Holders of the Company's Equity Interests in any capacity (other than dividends or distributions payable in

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Equity  Interests  (other than Disqualified Stock) of the Company or dividends or distributions payable by a Wholly Owned Subsidiary or Substantially Owned Subsidiary of the Company or any Wholly Owned Subsidiary or Substantially Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary or Substantially Owned Subsidiary of the Company that is a Guarantor); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated in right of payment to the Notes (other than Notes), in each case except at final stated maturity and, in the case of pari passu Indebtedness, except in accordance with any sinking fund or mandatory redemption provisions thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:
     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (b) the voters in the Louisiana Referendum have approved the continuation of riverboat gaming in both Bossier Parish and Caddo Parish, Louisiana, a condition which has been satisfied as of November 5, 1996; and

     (c) all Contingent Interest accrued through the interest payment date immediately preceding the date of such Restricted Payment has been paid; and
     (d) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Reference Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "-Incurrence of Indebtedness and Issuance of Preferred Stock"; and
     (e) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (A)
(1), (2), (3), (5) and (B) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing prior to the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

     (A) If (i) no Default or Event of Default has occurred and is continuing, or would occur as a consequence thereof, and (ii) the voters in the Louisiana Referendum have approved the continuation of riverboat gaming in Bossier Parish and Caddo Parish, Louisiana, (a condition which has been
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 satisfied  as of November 5, 1996.) and (iii) all Contingent Interest accrued through the interest payment date immediately preceding the date of such Restricted Payment has been paid, the foregoing provisions will not prohibit
(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (e) (ii) of the preceding paragraph; (3) the defeasance, redemption or repurchase of Indebtedness that is pari passu with or subordinated in right of payment to the Notes with the net cash proceeds from an incurrence of applicable Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified
Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (e) (ii) of the preceding paragraph; (4) the payment of Restricted Payments not otherwise permitted in an aggregate amount not to exceed $10.0 million; provided that the Fixed Charge Coverage Ratio for the Company's most recently ended Reference Period preceding the date on which such Restricted Payment is made would have been at least 2.5 to 1.0, determined on a pro forma basis, as if the Restricted Payment had been made at the beginning of such Reference Period; (5) the payment on a monthly basis of Management Fees to the Manager pursuant to the covenant described below under the caption "-Restrictions on Payment of Management Fees" in an amount not to exceed 10% of the Adjusted Consolidated Cash Flow of the Company for the Company's most recently ended Reference Period; (6) repurchases by the Company of its outstanding Capital Stock which are required to be made under applicable Gaming Law; provided, however, that the declaration of each dividend paid in accordance with clause (1) above and each payment, redemption or repurchase made under clauses (4) or (6) shall each be counted for purposes of computing amounts expended pursuant to clause (e) in the immediately preceding paragraph, and (B) if no Default or Event of Default has occurred and is continuing, or would occur as a consequence thereof, the foregoing provisions will not prohibit payments to Casino Magic pursuant to the Tax Sharing Agreement.


     The amount of all Restricted Payments (other than cash) shall be the fair market value (in the case of any individual Restricted Payment or series of related Restricted Payments in an amount greater than $100,000), evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not less than once each


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fiscal  quarter,  the  Company  shall  deliver  to  the  Trustee  an Officers'
Certificate stating that each Restricted Payment made during the prior fiscal quarter was permitted and setting forth the basis upon which the calculations required by the covenant "-Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

     Incurrence  of  Indebtedness  and  Issuance  of  Preferred  Stock

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock or other Disqualified Stock; provided, however, that so long as no Default or Event of Default has occurred or is continuing the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

     (i) the Fixed Charge Coverage Ratio of the Company for the Company's most recently ended Reference Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such Reference Period; and

     (ii) the final maturity of such Indebtedness is beyond the maturity date of the Notes and the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity, of the Notes.

     So long as no Default or Event of Default has occurred and is continuing, the foregoing provisions will not apply to:

     (i) the incurrence by the Company and its Subsidiaries of Indebtedness represented by the Notes or a Guarantee or obligations arising under the Collateral Documents, to the extent that such obligations would constitute Indebtedness;

     (ii) the incurrence by the Company of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

     (iii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Substantially Owned Subsidiaries; provided, however, that (A) such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes, or the Guarantees, as the case may be,
(B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Substantially Owned Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Substantially Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, and

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(C)  if  any Subsidiary is the obligor on such Indebtedness, such Indebtedness is represented by a Subsidiary Intercompany Note that is pledged to the Trustee as security for the Notes;

     (iv) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

     (v) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $5.0 million;

     (vi) the incurrence by the Company of Indebtedness, the proceeds of which are utilized solely to purchase FF&E; provided, however, that (A) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased with the proceeds thereof and (B) the aggregate principal amount of such Indebtedness does not exceed $7.5 million outstanding at any time prior to the opening of the Casino Magic-Bossier City Hotel and $10.0 million thereafter; and

     (vii) the incurrence by the Company of secured Indebtedness to finance the Project Costs of the Casino Magic-Bossier City Hotel in an aggregate principal amount at any time outstanding not to exceed 50% of the aggregate Project Costs of such Casino Magic-Bossier City Hotel if the Fixed Charge Coverage Ratio of the Company for the Company's most recently ended Reference Period immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such Reference Period.

     Liens

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

     Dividend  and  Other  Payment  Restrictions  Affecting  Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the

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      Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Indenture, the Notes or the Collateral Documents, (b) applicable law or (c) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business.

     Merger,  Consolidation,  or  Sale  of  Assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, the Indenture and the Collateral Documents pursuant to a supplemental indenture or other documents or instruments in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneous with such loss, suspension or material impairment; (v) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, (B) will, upon the consummation of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-Incurrence of Indebtedness and Issuance of Preferred Stock" and (C) will have a Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date on which such transaction occurred, determined on a pro forma basis (including a pro forma application of the proceeds therefrom) as if such transaction had occurred at the beginning of such Reference Period, that is no less than 85% of the Company's or such Person's Fixed Charge Coverage Ratio for such period prior to giving effect to such transaction; and (vi) such transaction would not require any Holder or beneficial owner of Notes to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; provided, that such Holder or beneficial owner would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

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     Transactions  with  Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided, however, that (w) payments made pursuant to the Tax Sharing Agreement or the Management Agreement, (x) any employment or indemnification agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business on terms customary in the gaming industry, (y) transactions between or among the Company and/or its Subsidiaries, and (z) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption "-Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

     Construction

     The Indenture provides that the Company will cause construction of Casino Magic-Bossier City, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in a good and workmanlike manner substantially in accordance with the Plans and within the Construction Budget. The Indenture also provides that the Company will cause Casino Magic-Bossier City to be Operating by the Operating Deadline.

     Limitations  on  Use  of  Proceeds

     As required by the Indenture, the Company used $20 million of the net proceeds from the Note Offering to purchase the Bossier Riverboat pursuant to the Vessel Purchase Agreement, free and clear of any Liens, and to grant to the Trustee for the benefit of the Notes a first priority perfected security interest in the Bossier Riverboat and, of the remaining Net Proceeds from the Note Offering, the Company deposited approximately $45.2 million in the Cash Collateral Accounts, including $7.3 million in the Interest Reserve Account, $3.2 million in the Operating Reserve Account, $29.7 million in the Construction Disbursement Account, and $5.0 million in the Completion Reserve Account, in each case to be disbursed only in accordance with the Cash Collateral and Disbursement Agreement.

     Limitation  on  Status  as  Investment  Company

     The Indenture prohibits the Company and Jefferson Corp. from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940.

     Sale  and  Leaseback  Transactions

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if
(i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales."

     Restrictions  on  Preferred  Stock  of  Subsidiaries

     The Indenture provides that the Company will not permit any of its Subsidiaries to issue any preferred stock, or permit any Person to own or hold an interest in any preferred stock of any such Subsidiary, except for preferred stock issued to the Company or a Wholly Owned Subsidiary of the Company.

     Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries

     Except with respect to transactions in which a Wholly Owned Subsidiary becomes a Substantially Owned Subsidiary, the Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales," and (ii) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

     Line  of  Business

     The Indenture provides that the Company will not, and will not permit any Subsidiary to, engage in any business or investment activities other than the gaming business and such business activities as are incidental or related thereto including, without limitation, related hotel, sports and entertainment activities and food services; provided that such incidental or related business activities are engaged only at or in conjunction with any Gaming
Facility owned and operated by the Company or any Substantially Owned Subsidiary of the Company. Notwithstanding any other provision of the Indenture, the Company shall not, and shall not permit any of its Subsidiaries to, engage in any business, development or investment activity other than at or in conjunction with Casino Magic-Bossier City until Casino Magic-Bossier City is Operating and the Casino Magic-Bossier City Hotel is an Operating Hotel.

     Advances  to  Subsidiaries

     The Indenture provides that all advances (other than equity contributions of not more than $1,000) to Subsidiaries made by the Company from time to time after the date of the Indenture will be evidenced by unsecured Subsidiary Intercompany Notes in favor of the Company that will be pledged to the Trustee as Note Collateral to secure the Notes. Each Subsidiary Intercompany Note will be payable upon demand, and will bear interest at the same rate as the Notes. A form of Subsidiary Intercompany Note will be attached as an exhibit to the Indenture. Repayments of principal with respect to any Subsidiary Intercompany Note may be used by the Company, subject to the other provisions of the Indenture and the Collateral Documents for any general corporate purpose.

     Payments  for  Consent

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Reports

     The Indenture provides that, whether or not required by the rules and regulations of the SEC (and within 15 days of the date that is or would be prescribed thereby) so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Forms 10-K (without exhibits) and 10-Q if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and Jefferson Corp. have agreed that, for so long as any Series A Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Insurance

     The Indenture provides that the Company will, and will cause its Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and, with respect to insurance on the Note Collateral, shall have provided insurance certificates evidencing such insurance to the Trustee prior to the Issuance Date and shall thereafter provide such certificates prior to the anniversary or renewal date of each such policy, which certificate shall expressly state the expiration date for each policy listed. Customary insurance coverage shall be deemed to include the following:

     (i) workers' compensation insurance to the extent required to comply with all applicable state, territorial, or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

     (ii) comprehensive general liability insurance with minimum limits of $1.0 million;

     (iii) umbrella or excess liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $25.0 million;

     (iv) business interruption insurance (which, with respect to the Bossier Riverboat, covers reasonable continuing expenses for loss attributable to the loss or damage to the Bossier Riverboat); and

     (v) property insurance protecting the property against loss or damage by fire, lightning, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane, and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss. Such insurance shall provide coverage in not less than the lesser of 120% of the outstanding principal amount of the Notes plus accrued and unpaid interest and 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements customarily insured consistent with industry standards and with a deductible no greater than 2% of the insured value of Casino Magic-Bossier City or such greater amount as is available on commercially reasonable terms (other than earthquake or flood insurance, for which the deductible may be up to 10% of such replacement value).

     All insurance with respect to the Note Collateral required under the Indenture (except worker's compensation) shall name the Company and the Trustee as additional insurers or loss payees, as the case may be, with losses in excess of $10.0 million payable jointly to the Company and the Trustee (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Trustee), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Indenture will provide that the Company will deliver to the Trustee on the Issuance Date and each anniversary thereafter a certificate of an insurance agent stating that the insurance policies obtained by the Company and its Subsidiaries comply with this covenant and the related applicable provisions of the Collateral Documents.

     Collateral  Documents

     The Indenture provides that neither the Company nor any of its Subsidiaries will amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying any provision of the Collateral Documents, to the extent that such amendment, waiver, modification or action could have an adverse effect on the rights of the Trustee or the Holders of the Notes; provided, that: (i) the Note Collateral may be released or modified as expressly provided in the Indenture and in the Collateral Documents; (ii) any Guarantee and pledges may be released as expressly provided in the Indenture and in the Collateral Documents; and (iii) the Indenture and any of the Collateral Documents may be otherwise amended, waived or modified as set forth under the caption "-Amendment, Supplement and Waiver."

     Restriction  on  Payment  of  Management  Fees


     The Company shall not, directly or indirectly, pay to Casino Magic or any of its Affiliates any Management Fee except pursuant to the Management Agreement and in accordance with the Indenture. No payment of Management Fees, either current or accrued, shall be made if at the time of payment of such Management Fees, (i) a Default or an Event of Default shall have occurred and be continuing or shall occur as a result thereof or (ii) the Company's Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date of such payment would have been less than 1.5 to 1.0 (calculated on a pro forma cash basis after only deducting such fees to the extent paid in cash and not deferred for such period including any fees deferred from a prior period to be paid in cash during such period and not deducting any such fees to the extent deferred and not paid in cash during such period). Any Management Fees not permitted to be paid pursuant to this covenant will be deferred and will accrue and may be paid only at such time that they would otherwise be permitted to be paid hereunder. The right to receive payment of the Management Fee shall be subordinate in right of payment to the right of the Holders of the Notes to receive payment pursuant to the Notes. The terms of the Management Agreement cannot be amended to increase amounts to be paid thereunder, or in any other manner which would be adverse to the Company or the Holders of the Notes, including without limitation, to amend the requirement that the Management Fee payable thereunder be based on the Company's Adjusted Consolidated Cash Flow; provided, however, that the foregoing shall not prohibit any amendment required under any Gaming Law or by any Gaming Authority.


     Additional  Subsidiary  Guarantees

     The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall execute a Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture.

     Further  Assurances

     The Indenture provides that the Company will (and will cause each of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order
(i)  to  carry  out more effectively the purposes of the Collateral Documents,
(ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted now or hereafter intended by the parties thereto to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.

SECURITY

     Subject to Permitted Liens, the Notes and the Guarantees are secured by a first lien on the Note Collateral owned by the Company or any Guarantor, respectively, whether now owned or hereafter acquired. The Note Collateral securing the Notes includes, without limitation, and subject to Permitted Liens (i) a pledge of the Pledged Securities and any funds deposited and held in the Interest Reserve Account until such time as such funds are disbursed in accordance with the terms of the Cash Collateral and Disbursement Agreement,
(ii) a pledge of the funds held in the Construction Disbursement Account, Operating Reserve Account, and Completion Reserve Account, which proceeds will be held in such accounts until disbursed in accordance with the terms of the Cash Collateral and Disbursement Agreement, (iii) the fee simple interest in all of the real property comprising Casino Magic-Bossier City, additions and improvements and component parts related thereto, issues and profits therefrom, furniture, fixtures, machinery and equipment forming a part thereof or used in connection therewith, (iv) the Bossier Riverboat, the Crescent City Riverboat and all other vessels and related improvements and personal property related thereto held by the Company, (v) all of the Company's accounts receivable, general intangibles, inventory and other personal property and

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(vi)  certain  construction  contracts,  operating  agreements, the Management
Agreement, other agreements, licenses and permits entered into by, or granted to the Company or any Guarantor in connection with the development, construction, ownership and operation of Casino Magic-Bossier City. Such liens and security interests may be subordinate or junior to mechanics' liens, which under applicable Louisiana law may have priority over the mortgage of the real property comprising Casino Magic-Bossier City and additions, improvements and component parts relating thereto; provided, however, that, as the Indenture requires, the title insurance obtained for the benefit of the Holders insures against losses from the enforcement of such mechanics' liens. In addition, the lien of the Holders may be subordinate to, or may not include (if precluded by the terms of such security interests) security interests granted in connection with indebtedness incurred to purchase FF&E. Holders of the Notes will have a preferred ship's mortgage in the Bossier Riverboat and the Crescent City Riverboat. Secured lenders of indebtedness incurred to purchase FF&E may be granted a limited preferred ship's mortgage in the Bossier Riverboat for the sole purpose of perfecting such lenders' security interest in such FF&E.


     Subject to the restrictions in the Indenture, including pro forma compliance with the covenant described under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock," the Company is permitted to incur indebtedness to finance the costs of constructing the Casino Magic-Bossier City Hotel. In the event that the Company determines to incur such indebtedness on a secured basis, the Indenture provides that (i) the Trustee will release the land on which the hotel is to be built from the lien for the benefit of the Notes and (ii) the Company will have the right to grant a security interest for the benefit of the new lender in such real property and all improvements constructed thereon, including the hotel. Under such circumstances the Holders will have no security interest in the hotel or the land on which it is constructed.

     The Jefferson Guarantee is secured by a pledge of all of the Capital Stock of the Company and secured by a first priority security interest in substantially all existing and future assets of such entity. In addition, the Notes will be secured by a pledge of the Capital Stock of each Subsidiary now or hereafter owned by the Company and of any Subsidiary Intercompany Notes held by the Company unless such pledge would in any way jeopardize obtaining or maintaining a Gaming License or would require the Trustee or a Holder or beneficial owner of the Notes to be licensed, qualified or found suitable by any applicable Gaming Authority.

     So long as no Default or Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture and the Collateral Documents, the Company and its Subsidiaries will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Note Collateral pledged by them (other than interest earned on the Pledged Securities in the Interest Reserve Account except in accordance with the Cash Collateral and Disbursement Agreement) and to exercise any voting and other consensual rights pertaining to the Note Collateral pledged by them. Upon the occurrence and during the continuance of a Default or Event of Default, (a) all rights of the Company and its Subsidiaries to exercise such voting or other consensual rights shall cease, and all such rights shall become vested in the Trustee which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights and (b) all rights of the Company and its Subsidiaries to receive all cash dividends, interest and other payments made upon or with respect to the pledged collateral will cease and such cash dividends, interest and other payments will be paid to the Trustee, and (c) the Trustee may sell the pledged collateral or any part thereof in accordance with the terms of the Collateral Documents. All funds distributed under the Collateral Documents and received by the Trustee for the benefit of the Holders of the Notes will be distributed by the Trustee in accordance with the provisions of the Indenture.

     Under the terms of the Collateral Documents, the Trustee will determine the circumstances and manner in which the pledged collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the pledged collateral from the Liens created by the Collateral Documents and whether to foreclose on the pledged collateral following a Default or Event of Default. Moreover, upon the full and final payment and performance of all Obligations of the Company under the Indenture and the Notes, the Collateral Documents shall terminate and the pledged collateral shall be released. In addition, in the event that the Capital Stock of any Subsidiary of the Company is sold and the Net Proceeds are applied in accordance with the terms of the covenant entitled "-Repurchase at the Option of Holders-Asset Sales," the Trustee shall release the Liens in favor of the Trustee in the assets sold; provided, that the Trustee shall have received from the Company an Officers' Certificate certifying that such Net Proceeds have been or will be so applied.

     The proceeds of any sale of the Note Collateral in whole pursuant to the Indenture and the related Collateral Documents following an Event of Default may not be sufficient to satisfy payments due on the Notes. In addition, the ability of the Holders of the Notes to realize upon the Note Collateral may be limited pursuant to gaming laws, in the event of a bankruptcy and pursuant to other applicable laws, including securities laws, all as described below. See "-Remedies Upon Default Under Notes" below, and "Risks Factors-Ability to Realize on Collateral; Bankruptcy Considerations," "-Mechanics' Liens," and "-Fraudulent Conveyance Considerations."

     The Indenture provides that the Net Proceeds of all Asset Sales (if unapplied Net Proceeds of Asset Sales exceed $2.0 million at any time) and the Net Loss Proceeds of all Events of Loss of any Note Collateral other than Note Collateral existing on the date that Casino Magic-Bossier City began Operating (other than Permitted Investments), as well as Excess Proceeds, shall be promptly and without any commingling deposited with the Trustee subject to a lien in favor of the Trustee for the benefit of the Holders of the Notes unless and until applied as permitted under the covenant described under "-Repurchase at the Option of Holders-Asset Sales" or "-Event of Loss," as the case may be. The Trustee shall release to the Company any Excess Proceeds or Excess Loss Proceeds, as the case may be, that remain after making an offer to purchase the Notes in compliance with the covenant described under "-Repurchase at the Option of Holders-Asset Sales" or "-Event of Loss," as the case may be. Amounts so paid to the Trustee shall be invested or released in accordance with the provisions of the Indenture.






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     Certain  Gaming  Law  Limitations

     The Trustee's ability to foreclose upon the Note Collateral will be limited by relevant gaming laws, which generally require that persons who own or operate a casino or purchase, possess or sell gaming equipment hold a valid gaming license. No person can hold a license in the State of Louisiana unless the person is found qualified or suitable by the relevant Gaming Authorities. In order for the Trustee or a purchaser at or after foreclosure to be found qualified or suitable, such Gaming Authorities would have discretionary authority to require the Trustee, any or all of the Holders of the Notes and any such purchaser to file applications, be investigated and be found qualified or suitable as an owner or operator of gaming establishments. The applicant for qualification, a finding of suitability or licensing must pay a filing fee and all costs of such investigation. If the Trustee is unable or chooses not to qualify, be found suitable, or licensed to own, operate or sell such assets, it would have to retain or sell to an entity licensed to operate or sell such assets. In addition, in any foreclosure sale or subsequent resale by the Trustee, licensing requirements under the relevant gaming laws may limit the number of potential bidders and may delay any sale, either of which events would have an adverse effect on the sale price of the Note Collateral. Therefore, the practical value of realizing on the Note Collateral may, without the appropriate approvals, be limited.

     Certain  Bankruptcy  Limitations

     The right of the Trustee to repossess and dispose of the Note Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or a Guarantor prior to the Trustee having repossessed and disposed of the Note Collateral. Under the Bankruptcy Code, a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include, if approved by the court, cash payments or the granting of additional security for any diminution in the value of the collateral as a result of the stay of repossession or the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. The court has broad discretionary powers in all these matters, including the valuation of the Note Collateral. In addition, since the enforcement of the Lien of the Trustee in cash, deposit accounts and cash equivalents (other than the Construction Disbursement Account) may be limited in a bankruptcy proceeding, the Holders of the Notes may not have any consent rights with respect to the use of those funds by the Company or any of its Subsidiaries during the pendency of the proceeding. In view of these considerations, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Note Collateral or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Note Collateral.

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
CASH  COLLATERAL  AND  DISBURSEMENT  AGREEMENT

     Pursuant to the Cash Collateral and Disbursement Agreement entered into among the Company, the Trustee and First National Bank of Commerce (the "Disbursement Agent") in connection with Casino Magic-Bossier City, approximately $45.2 million of the net proceeds of the sale of the Series A Notes was placed into the Cash Collateral Accounts and invested in Cash Equivalents or Pledged Securities, to be disbursed pursuant to the Cash Collateral and Disbursement Agreement.

     Interest  Reserve  Account

     Of such net proceeds deposited in the Cash Collateral Accounts, approximately $7.3 million was deposited in the Interest Reserve Account and used to purchase Pledged Securities which, upon receipt of scheduled interest and principal payments thereon will, in the opinion of the Chief Financial Officer of the Company as set forth in an Officer's Certificate, provide for payment in full of the interest payments due on the Notes through February 15, 1997. The Pledged Securities are pledged by the Company to the Trustee for the benefit of the Holders of Notes pursuant to the Cash Collateral and Disbursement Agreement and will be held by the Disbursement Agent in the Interest Reserve Account. Pursuant to the Cash Collateral and Disbursement Agreement, immediately prior to the first interest payment due on the Notes, the Disbursement Agent shall release from the Interest Reserve Account funds sufficient to pay interest then due. In the event that any funds remain in the Interest Reserve Account after all such interest payments are made, the Trustee will release such funds to the Company.

     Interest earned on the Pledged Securities will be added to the Interest Reserve Account. In the event that the aggregate amount of funds and Pledged Securities held in the Interest Reserve Account exceeds the amount sufficient in the opinion of the Chief Financial Officer as set forth in an Officer's Certificate to provide for payment in full of the interest payments due on the Notes through February 15, 1997, the Disbursement Agent will deposit such excess amount into the Construction Disbursement Account.

     Operating  Reserve  Account

     In addition, approximately $3.2 million of the net proceeds of the Note Offering was deposited in the Operating Reserve Account. Funds held in the Operating Reserve Account are pledged to the Trustee for the benefit of the Holders of the Notes and invested in Cash Equivalents by the Disbursement Agent in accordance with the Company's instructions until needed from time to time to fund the operations of Casino Magic-Bossier City. All such funds will be held in the Operating Reserve Account until disbursed in accordance with the Cash Collateral and Disbursement Agreement. The Disbursement Agent will authorize the disbursement of funds from the Operating Reserve Account only upon the satisfaction of the disbursement conditions set forth in the Cash Collateral and Disbursement Agreement. Such conditions generally include the requirement that the Company deliver a certificate certifying as to, among other things, the application of the funds to be disbursed which may include application to payroll obligations, gaming losses and other operating expenses at Casino Magic-Bossier City (but in no event will any such funds be permitted to be used to pay for any construction related expenses) and the absence of an

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Event  of  Default  under  the Indenture. In addition, the Cash Collateral and
Disbursement Agreement will provide (a) that funds may be disbursed from the Operating Reserve Account only during the period from the commencement of gaming operations at the Casino Magic-Bossier City casino, which occurred on October 4, 1996, (b) that subsequent to the initial disbursement of funds from the Operating Reserve Account, the Company will provide the Disbursement Agent with an Officers' Certificate certifying that all previous disbursements from the Operating Reserve Account were used in substantially the manner certified by the Company and (c) after giving effect to the requested disbursement, no more than $1.0 million in funds from the Operating Reserve Account will have been disbursed at any one time prior to receipt of the certificate described in subparagraph (b) above. The Cash Collateral and Disbursement Agreement also provides that if any funds remain in the Operating Reserve Account at the time Casino Magic-Bossier City becomes Operating and no Event of Default exists under the Cash Collateral and Disbursement Agreement, the Disbursement Agent shall, upon the direction of the Company, subject to certain exceptions set forth in the Cash Collateral and Disbursement Agreement, disburse all remaining funds, if any, in the Operating Reserve Account.

     Completion  Reserve  Account


     Approximately $5.0 million of the net proceeds of the Note Offering was deposited in the Completion Reserve Account. As of October 18, 1996, the Company finalized all plans and specifications for Casino Magic-Bossier City, agreed upon a guaranteed maximum price of $19.4 million with its general contractor for completion of the principal structural improvements at Casino Magic-Bossier City (the landside pavilion, parking garage and certain of the site improvements) in accordance with such plans and amended the construction budget to an extent that required, in addition to the $29.7 million deposited in the Construction Disbursement Account (as defined in the Indenture), an additional $4.0 million funded from the Completion Reserve Account. Funds held in the Completion Reserve Account are pledged to the Trustee for the benefit of the Holders of the Notes and invested in Cash Equivalents by the Escrow Agent in accordance with the Company's instructions until needed from time to time to ensure completion of construction of Casino Magic-Bossier City. All such funds will be held in the Completion Reserve Account until disbursed in accordance with the Cash Collateral and Disbursement Agreement. The Disbursement Agent will authorize the disbursement of funds from the Completion Reserve Account to the Construction Disbursement Account only upon the satisfaction of the disbursement conditions set forth in the Cash Collateral and Disbursement Agreement. Such conditions generally include the requirement that the Company deliver to the Disbursement Agent and the Independent Construction Consultant, in form satisfactory to the Disbursement Agent, evidence that (a) the funds will not be applied in violation of the terms of the Indenture, (b) such funds will be used for the sole purpose of completion of Casino Magic-Bossier City, (c) an explanation of the circumstances causing the cost of completing Casino Magic-Bossier City to exceed the amounts previously forecast in the Construction Budget therefor, and evidence that such circumstances were not reasonably expected as of the last date of amendment of the Construction Budget (or if none, the date of issuance of the Notes), (d) an amendment to the Construction Budget confirming



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
the revised estimated costs to complete Casino Magic-Bossier City (which amendment shall satisfy the conditions for Construction Budget amendments as provided below), and (e) evidence that after giving effect to the requested disbursements, the funds in the Construction Disbursement Account will be sufficient to complete Casino Magic-Bossier City in accordance with the Construction Budget, as amended, on or before the Operating Deadline. In addition, the Disbursement Agent shall have received from the Independent Construction Consultant a certification stating that the Independent
Construction Consultant has reviewed such disbursement request, that the Independent Construction Consultant has inspected Casino Magic-Bossier City during the previous month and that the Independent Construction Consultant concurs with certain of the certifications made by the Company in such disbursement request. Following disbursement of funds from the Completion Reserve Account to the Construction Disbursement Account, the Company must comply with all requirements of the Cash Collateral and Disbursement Agreement relating to disbursement of funds from the Construction Disbursement Account.


     Construction  Disbursement  Account


     Approximately $29.7 million of the net proceeds of the Note Offering was deposited in the Construction Disbursement Account; as of December 31, 1996, approximately $29.4 million had been withdrawn therefrom in connection with the development of Casino Magic-Biloxi City and the balance and is being held in escrow and invested in Cash Equivalents by the Disbursement Agent in accordance with the Company's instructions until needed from time to time to fund the construction of Casino Magic-Bossier City. All such funds will be held in the Construction Disbursement Account until disbursed in accordance with the Cash Collateral and Disbursement Agreement. Subject to certain exceptions set forth in the Cash Collateral and Disbursement Agreement, the Disbursement Agent will authorize the disbursement of funds from the Construction Disbursement Account for the payment of costs for the construction of improvements only upon the satisfaction of the disbursement conditions set forth in the Cash Collateral and Disbursement Agreement. Such conditions generally include the requirements that the Company deliver to the Disbursement Agent and the Independent Construction Consultant, in form satisfactory to the Disbursement Agent, (a) certification that no Event of Default exists under the Indenture, (b) evidence of the conformity with the Plans of the construction undertaken to the date of the request, (c) appropriate lien releases and title insurance endorsements assuring the continuing priority of the lien in favor of the Holders on the Casino Magic-Bossier City real property, and confirmation that such disbursements are appropriate given the percentage of construction completed and the amount of stored materials, (d) a description of the purposes to which the requested funds will be applied following disbursement, (e) confirmation that the Construction Budget as in effect continues to accurately portray in all material respects all costs to be incurred in completing Casino Magic-Bossier City and (f) evidence that after giving effect to the requested disbursement, the funds in the Construction Disbursement Account will be sufficient to complete Casino Magic-Bossier City (and the component parts thereof) in accordance with the aggregate amounts (and line items) set forth in the Construction Budget, as amended to date, on or before the Operating Deadline.

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In  addition,  the Disbursement Agent shall have received from the Independent
Construction  Consultant  a  certification  stating  that  the  Independent
Construction Consultant has reviewed such disbursement request, that the Independent Construction Consultant has inspected Casino Magic-Bossier City during the previous month and that the Independent Construction Consultant concurs with certain of the certifications made by the Company in such disbursement request.


      In  connection  with  the  disbursement  of  funds from the Construction
Disbursement Account for the payment of all costs set forth in the Construction Budget other than costs for the construction of improvements related to Casino Magic-Bossier City, the Disbursement Agent will authorize the disbursement of such funds only upon the satisfaction of the disbursement conditions set forth in the Cash Collateral and Disbursement Agreement. Such conditions generally include the requirements that the Company deliver to the Disbursement Agent and the Independent Construction Consultant, in form satisfactory to the Disbursement Agent, (a) certification that no Event of Default exists under the Indenture, (b) a description of the purposes to which the requested funds will be applied following disbursement, (c) confirmation that, after giving effect to the requested disbursement, the remaining amounts in the line item not yet disbursed are sufficient to cover all costs within said line item to be paid or incurred on or before the Operating Date, (d) an Officers' Certificate certifying that all previous disbursements for the payment of costs set forth in the Construction Budget other than costs for the construction of improvements related to Casino Magic-Bossier City were disbursed in the manner certified by the Company and (e) after giving effect to the requested disbursement, no more than $500,000 of such funds will have been disbursed at any one time prior to receipt of the certificate described in subparagraph (d) above. In addition, the Disbursement Agent shall have received from the Independent Construction Consultant a certification stating that the Independent Construction Consultant has reviewed such disbursement request, that the Independent Construction Consultant has inspected Casino
Magic-Bossier City during the previous month and that the Independent Construction Consultant concurs with certain of the certifications made by the Company in such disbursement request.

     The Cash Collateral and Disbursement Agreement provides that the Construction Budget may be amended only upon the satisfaction of certain conditions set forth in the Cash Collateral and Disbursement Agreement. Such conditions generally include that the Company deliver to the Disbursement Agent and the Independent Construction Consultant, in form satisfactory to the Disbursement Agent, (a) a description of the circumstances giving rise to the amendment, and that the circumstances were not reasonably expected as of the date of the last amendment of the Construction Budget (or if none, the date of issuance of the Notes), (b) evidence that after giving effect to the amendment, the Construction Budget will in all material respects accurately portray all costs to be incurred in completing Casino Magic-Bossier City, and
(c) evidence that after giving effect to the amendment, the funds in the Construction Disbursement Account will be sufficient to complete Casino Magic-Bossier City (and the component parts thereof) in accordance with the aggregate amounts (and line items) set forth in the Construction Budget and on or before the Operating Deadline. In addition, the Disbursement Agent shall have received from the Independent Construction Consultant a certification


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stating  that  the  Independent  Construction  Consultant  has  reviewed  such proposed Construction Budget amendment, that the Independent Construction Consultant has inspected Casino Magic-Bossier City during the previous month and that the Independent Construction Consultant concurs with certain of the certifications made in the Construction Budget amendment certification submitted by the Company to the Disbursement Agent and the Independent Construction Consultant. In addition, the Cash Collateral and Disbursement Agreement will provide that construction line items may only be reduced upon delivery to the Disbursement Agent, in form satisfactory to the Disbursement Agent, of evidence that the completion of the work represented by said line item will be completed for a total cost less than the amount set forth in the Construction Budget, and that any such savings may be reallocated (by amendment to the Construction Budget) to other line items.

     In making the certifications called for above, the Independent Construction Consultant may rely (so long as such reliance is in good faith) upon certificates from the material contractors, architects and engineers involved in the construction of Casino Magic-Bossier City confirming the fundamental facts necessary for such certifications.

      The Cash Collateral and Disbursement Agreement also provides that if any funds remain in the Construction Disbursement Account or the Completion Reserve Account on the date that Casino Magic-Bossier City is Operating (which shall have occurred on or before the Operating Deadline) and Casino Magic-Bossier City shall have generated Consolidated Cash Flow in an amount equal to or greater than the amount remaining in the Construction Disbursement Account, the Disbursement Agent shall, upon the direction of the Company, subject to certain exceptions set forth in the Cash Collateral and Disbursement Agreement, disburse all remaining funds, if any, in the Completion Reserve Account to the Construction Disbursement Account and in the Construction Disbursement Account to any account or accounts specified by the Company.


     Events  of  Default  Under the Cash Collateral and Disbursement Agreement


     The Cash Collateral and Disbursement Agreement also provides that an event of default shall exist thereunder if any of the following shall occur:
(i) an Event of Default occurs and is continuing under the Indenture; (ii) the Independent Construction Consultant, after appropriate consultation with the Company, is unable to deliver a certificate in connection with a requested disbursement or an amendment to the Construction Budget; (iii) the Independent Construction Consultant reviewing prior disbursements reports an exception within a certain amount of days after each disbursement request and such exception continues for a period of 10 days; (iv) any representation, warranty, certification or statement by the Company in the Cash Collateral and Disbursement Agreement or any certificate required to be delivered therein is untrue in any material respect on the date given or made and such untruthfulness continues for a period of 5 business days after notice thereof;
(v) if at any time the amount remaining in the Construction Disbursement Account or the Completion Reserve Account, is less than the amount required in the Construction Budget to cause Casino Magic-Bossier City to be Operating on or before the Operating Deadline and such deficiency continues for a period of 30 days; and (vi) the Company fails to deliver certain other documents

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necessary  to  perfect  the  Trustee's  security  interest in the Construction
Disbursement Agreement and investments therein and such failure continues for a period of 10 days. If an event of default exists under the Cash Collateral and Disbursement Agreement, the Disbursement Agent will not be permitted to authorize the disbursement of funds from the Construction Disbursement Account, the Completion Reserve Account or the Operating Reserve Account, provided that the Disbursement Agent may continue to disburse funds from the Construction Reserve Account, the Completion Reserve Account or the Operating Reserve Account, (a) in an amount up to $4 million if necessary to prevent the condition of Casino Magic-Bossier City from deteriorating or to preserve work completed on Casino Magic-Bossier City, (b) to pay for work already completed or materials already purchased or (c) to pay for retainage amounts if an Event of Default continues for more than 3 months.


     All funds in the Cash Collateral Accounts are pledged as security for the repayment of the Notes.

EVENTS  OF  DEFAULT  AND  REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes or under any Guarantee; provided, that payments of Contingent Interest that are permitted to be deferred as provided in the Notes will not become due for this purpose until such payment is required to be made pursuant to the terms of the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with the provisions described under the captions "Mandatory Redemption," "Repurchase at the Option of Holders-Change of Control," "Asset Sales," "Event of Loss," "Certain Covenants-Restricted Payments," "Incurrence of Indebtedness and Issuance of Preferred Stock," "-Merger, Consolidation or Sale of Assets" or "-Limitation on Use of Proceeds" or certain covenants of the First Preferred Ship Mortgage on the Bossier Riverboat or the Crescent City Riverboat; (iv) failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) breach by the Company or any Guarantor of any material representation or warranty set forth in the Collateral Documents, or failure by the Company or any Guarantor for three business days after notice to comply with any covenant set forth in

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the  Collateral  Documents  requiring  the  payment of money or failure by the
Company or any Guarantor for 30 days after notice to comply with any other covenant set forth in the Collateral Documents, or repudiation by the Company or any Guarantor of its obligations under the Collateral Documents or the unenforceability of the Collateral Documents against the Company or any Guarantor for any reason; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (ix) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at any Gaming Facility of the Company or any of its Subsidiaries; (x) the failure of Casino Magic-Bossier City to be Operating by the Operating Deadline or to remain Operating thereafter, except as the hours of operation of Casino Magic-Bossier City may be limited by any Gaming Authority or Gaming Law; or (xi) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant
Subsidiary of the Company or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to August 15, 2000, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 15, 2000, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, premium, if any, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

REMEDIES  UPON  DEFAULT  UNDER  NOTES

     Specific rights and remedies of the Trustee, as the secured party under the Collateral Documents, include the right of the Trustee under federal or state law to foreclose upon and sell Note Collateral encumbered thereby and to apply the net proceeds realized upon such Note Collateral to the Indebtedness evidenced by the Notes in accordance with the terms of the Indenture and the Collateral Documents. The Collateral Documents generally provide for the application of the internal laws of the state in which the Collateral is located or federal admiralty law, while the Indenture, the Notes and the Guarantees of Jefferson Corp. and of any future subsidiaries of the Company provide or will provide, with certain exceptions, for the application of the internal laws of the state of New York. There is no certainty that the stipulated governing law would be applied by any court with respect to the enforcement of remedies under the Notes, the Indenture, the Guarantees, or the Collateral Documents.

     Enforcement of rights under certain of the Collateral Documents requires that the Trustee initiate a judicial foreclosure against the Note Collateral. In such event, the Trustee would be required to file a suit in the appropriate local court. If the court found in favor of the Trustee, judgment of foreclosure and order of sale would be entered, and the court would order the sale of the affected Note Collateral, and such foreclosure would be subject to certain notice and other procedural limitations. With respect to vessels constituting Note Collateral, or leasehold or other interests therein, the Trustee may be required to foreclose through a federal admiralty court proceeding. Such a proceeding would entail compliance with notice and other procedural requirements and could require posting of a substantial bond with the United States Marshal. After application of proceeds of such sale to the Indebtedness, the Trustee may be entitled to a deficiency judgment under certain circumstances; however, there can be no assurance that the Trustee would be successful in obtaining any deficiency judgment, what the amount of any such judgment if obtained might be, or that the Company or the Guarantors would be able to satisfy any such judgment, if obtained.

     Due to the legal restrictions on the ability to engage in gaming activities in gaming jurisdictions, the Trustee may incur delays or possibly frustration in its efforts to sell all or a portion of the Note Collateral. Operators of gaming facilities are required to be licensed by Gaming Authorities and may be required by Gaming Authorities to file applications, to be investigated and to be found suitable as owners or landlords of a gaming establishment. Such requirements for approval by Gaming Authorities may delay or preclude a sale of the Note Collateral to a potential buyer at a foreclosure sale or sales. This may effectively limit the number of potential bidders and may delay such sales, either of which could adversely affect the sale price of the Note Collateral. In addition, the disposition of Note Collateral consisting of gaming devices may be subject to the prior approval of the applicable Gaming Authority. Moreover, the gaming industry could become subject to different or additional regulations during the term of the Notes, which could further adversely affect the practical rights and remedies that the Trustee would have upon the occurrence of an event of default under the Notes or the Indenture.
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

     In addition to being subject to gaming law restrictions, the Trustee's ability to foreclose upon and sell Note Collateral will be subject to the procedural and other restrictions of state real estate law or the Uniform Commercial Code or, in the case of gaming vessels, certain federal admiralty law statutes. Further, certain limitations exist under federal admiralty law statutes on the ability of non-U.S. citizens to realize upon Note Collateral consisting of vessels documented under the laws of the United States. In addition, the Note Collateral includes stock of a company, and may in the future include stock of other companies, that is not publicly traded and may only be sold in compliance with applicable Federal and state securities laws. This may effectively limit the number of potential bidders for such stock or other Note Collateral and may delay such sales, either of which could adversely affect the sale price of such Note Collateral. In addition, certain direct or indirect leasehold interests, contracts and other assets may not be sold without the consent of certain third parties.

     With regard to proceeding against any Guarantor and its assets, the Trustee may either foreclose upon any intercompany loans made by the Company to such Guarantor and pledged by the Company to secure the Notes or proceed under the Guarantee of such Guarantor, or both. If the Trustee chooses to foreclose upon intercompany loans, the necessity of first foreclosing on the pledge of such loans might result in delay and increase the risk that a petition for relief under bankruptcy or insolvency law could be filed by or against any one or more of the Company and Guarantor. If, on the other hand, the Trustee chooses to proceed by demand and foreclosure upon a Guarantee of a Guarantor, its ability to realize upon Note Collateral could be limited by the invocation of state-law suretyship defenses and fraudulent transfer laws.

     The ability to foreclose upon and dispose of Note Collateral directly or indirectly securing the Notes is also likely to be significantly impaired or delayed by applicable bankruptcy laws if a bankruptcy case were to be commenced by or against the Company or Guarantor owning the Note Collateral. Under applicable bankruptcy laws, the Trustee and the Holders of Notes would be prohibited from foreclosing upon, taking possession or disposing of the Note Collateral absent bankruptcy court approval. Moreover, the Company or such Guarantor would be permitted to retain and use Note Collateral as long as the Trustee and the Holders of Notes are being provided "adequate protection" in the form of a cash payment or periodic cash payments or an additional or replacement lien or in some other form approved by the court in its discretion. While this requirement is generally intended to protect the value of the security, it cannot be predicted what form of "adequate protection" might be approved by the court in the particular case. The court has broad discretionary powers in all these matters, including the valuation of Note Collateral. In view of these considerations, it is not possible to predict for how long payments on the Notes would be delayed following the filing of a bankruptcy case, whether or when the Trustee could foreclose upon or take possession of or sell the Note Collateral or to what extent the Holders of the Notes would be compensated for any delay in payment or loss of value of the Note Collateral.

     The Indenture provides that the Company will, and will cause each Guarantor to, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing

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
statements and continuations thereof, termination, statements, notice of assignment, transfers, certificates, assurances and other instruments as reasonably may be required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any and all rights granted or now or hereafter intended by the parties thereto to be granted to the Trustee or the Company under the Collateral Documents, or under any other instrument executed in connection therewith.

NO  PERSONAL  LIABILITY  OF  DIRECTORS,  OFFICERS,  EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company or the Guarantors, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, any Guarantee or the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

LEGAL  DEFEASANCE  AND  COVENANT  DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its and the Guarantors' obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and

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
Liquidated Damages, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER  AND  EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT,  SUPPLEMENT  AND  WAIVER

     Except as provided in the next three succeeding paragraphs, the Indenture, the Notes, the Guarantees or the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of the Holders of at least 85% in aggregate principal amount of the Notes then outstanding, an amendment or waiver may not affect the Liens in favor of the Trustee and the Holders of the Notes created under the Collateral Documents in a manner adverse to the Holders (other than pursuant to the release of Note Collateral in accordance with the provisions of the Indenture and of the applicable Collateral Documents) or release all or substantially all of the Note Collateral.

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "-Repurchase at the Option of Holders-Change of Control" and "-Asset Sales," which shall require the consent of the Holders of at least 662/3% in principal amount of the Notes then outstanding), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium or Liquidated Damages, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-Repurchase at the Option of Holders"), or (viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Notes, the Guarantee or the Collateral Documents to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's and the Guarantors' obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture or the Collateral Documents of any such Holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

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
CONCERNING  THE  TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL  INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture, the Collateral Documents and Registration Rights Agreement without charge by writing to Casino Magic of Louisiana, Corp., 711 Casino Magic Drive, Bay St. Louis, Mississippi, 39520, Attention: Corporate Secretary.

BOOK-ENTRY,  DELIVERY  AND  FORM

     Except as set forth in the next paragraph, the Series B Notes to be resold as set forth herein will initially be issued in the form of one or more Global Notes (collectively, the "Global Note"). The Global Note will be deposited on the date of the closing of the sale of the Series B Notes offered hereby (the "Closing Date") with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

      Series B Notes that are issued as described below under "-Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Series B Notes being transferred.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only thorough the Depositary's
Participants  or  the  Depositary's  Indirect  Participants.

     Ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

     Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

     Certificated  Securities

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in

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the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a Depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

     Same-Day  Settlement  and  Payment

     The Indenture will require that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. If requested by a Holder who holds $5.0 million or more in principal amount of Certificated Notes, and with respect to all Global Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes represented by the Global Note are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

REGISTRATION  RIGHTS;  LIQUIDATED  DAMAGES

     The Company and the Initial Purchasers entered into the Registration Rights Agreement on August 22, 1996. Pursuant to the Registration Rights Agreement, the Company agreed to file with the SEC the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Series B Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Series B Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy or (ii) any Holder of Transfer Restricted Securities notifies the Company within the specified time period that (A) it is prohibited by law or SEC policy from participating in the Exchange Offer or (B) that it may not

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resell  the  Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Series A Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the SEC a Shelf Registration Statement to cover resales of the Series A Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC. For purposes of the foregoing, "Transfer Restricted Securities" means each Series A Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a Series A Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Series A Note for a Series B Note, the date on which such Series B Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Series A Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Act.

     The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the SEC on or prior to 60 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 100 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, Series B Notes in exchange for all Series A Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises (and in any event within 190 days after the Closing Date) and to cause the Shelf Registration to be declared effective by the SEC on or prior to 60 days after such obligation arises.

     Although the Company has filed this registration statement to satisfy the obligations described above, there can be no assurance that such registration statement will become effective. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to Consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each

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Holder of Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding
Liquidated  Damages  set  forth  above.

CERTAIN  DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Adjusted Consolidated Cash Flow" means, with respect to the Company for any period, the Consolidated Cash Flow of the Company for such period plus an amount equal to the aggregate Management Fees paid or accrued by the Company for such period, to the extent such Management Fees were deducted in computing Consolidated Net Income for purposes of computing such Consolidated Cash Flow.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

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

     "Asset Sale" means, for any person, (i) the sale, transfer, lease, conveyance or other disposition (or series thereof) (including, without limitation, by merger or consolidation or by exchange of assets whether by operation of law or otherwise or by way of a sale and leaseback) of any assets of such person, including, without limitation, assets consisting of Capital Stock held by such person) other than a disposition of inventory in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-Repurchase at the Option of Holders-Change of Control" and/or the provisions described above under the caption "-Certain Covenants-Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant, (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of clauses (i) or (ii), for net proceeds of, or with a fair market value in excess of $250,000 with respect to each disposition or series of related dispositions and (iii) an Event of Loss with respect to any assets of the Company or any of its Subsidiaries other than Note Collateral existing on the date that Casino Magic-Bossier City becomes Operating. Notwithstanding the foregoing, (i) a transfer of assets by the Company to a Substantially Owned Subsidiary of the Company or by a Substantially Owned Subsidiary of the Company to the Company or to another Substantially Owned
Subsidiary of the Company, (ii) an issuance of Equity Interests by a Substantially Owned Subsidiary of the Company to the Company or to another Substantially Owned Subsidiary of the Company, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-Certain Covenants-Restricted Payments," (iv) the sale of a Restricted Investment and
(v) any Event of Loss with respect to Note Collateral comprising Casino Magic-Bossier City on the date that it becomes Operating, in each case, will not be deemed to be an Asset Sale.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Bossier Riverboat" means that certain riverboat gaming vessel "Mary's Prize" Official No. 1028011 purchased by the Company from Boyd Gaming Corporation pursuant to that certain Buy-Sell Agreement dated August 2, 1996.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital  Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

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
     "Cash Collateral Accounts" means collectively, the Construction Disbursement Account, the Completion Reserve Account, the Interest Reserve Account, the Operating Reserve Account and the Escrow Account.

     "Cash Collateral and Disbursement Agreement" means the Cash Collateral and Disbursement Agreement among the Company, the Trustee, and the Disbursement Agent, in connection with Casino Magic-Bossier City.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition, and (vi) investment funds investing solely in securities of the types described in clauses (ii),
(iii),  (iv)  or  (v)  above.

     "Casino  Magic"  means  Casino  Magic  Corp.,  a  Minnesota  corporation.

     "Casino Magic-Bossier City" means the project to develop, construct, equip and open the Casino Magic-Bossier City dockside riverboat casino, substantially as described in this Prospectus, which is located on an approximately 23-acre site along the Red River in Bossier City, Louisiana, and which will consist of, among other things, (i) a recently constructed riverboat which measures 254 feet long and 78 feet wide, and contains approximately 58,000 square feet of interior space, including 30,000 square feet of gaming space with approximately 984 slot machines and 50 table games,
(ii) a 37,000 square foot entertainment pavilion, and related amenities (including a 350-seat buffet restaurant, a gift shop, a bar and lounge area and a stage area designed to showcase live entertainment, including dance productions, bands and individual performers with an open seating area that will accommodate up to 300 people) and (iii) covered parking for 1,550 cars, and any future developments or improvements in connection therewith. For purposes of this definition, the phrase "substantially as described" with respect to any of the numbers herein shall be deemed to have been satisfied if the actual number is at least 85% of the respective number listed herein, in each case, with the same overall qualities and amenities as provided in the Construction Budget and Plans.

     "Casino Magic-Bossier City Hotel" means the planned future hotel with at least 325 rooms and related amenities adjacent to Casino Magic-Bossier City, including without limitation, the real property on which such hotel is located.



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     "Change  of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) under the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of more than 30% of the total combined voting power of the outstanding Voting Stock of Casino Magic, if the Permitted Holders (i) beneficially own a lower percentage of the combined voting power of the outstanding Voting Stock of Casino Magic than such other person or group on such date and (ii) do not have the then effective right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Casino Magic;
(b) Casino Magic consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of Casino Magic and its Subsidiaries taken as a whole to any person, or any person consolidates with, or merges with or into, Casino Magic, pursuant to a transaction in which the outstanding Voting Stock of Casino Magic is converted into or exchanged for cash, securities (other than Voting Stock of Casino Magic) or other property; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Boards of Directors of Casino Magic and the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Casino Magic or the Company, as the case may be, was approved by a vote of 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Casino Magic or the Company, as the case may be, then in office; (d) any order, judgment or decree shall be entered against Casino Magic or the Company decreeing the dissolution or split up of Casino Magic and such order shall remain undischarged or unstayed for a period in excess of 60 days; (e) the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any person other than Casino Magic or a Wholly Owned Subsidiary of Casino Magic; or (f) at any time the Company or Jefferson Corp. ceases to be a Wholly Owned Subsidiary of Jefferson Corp. or Casino Magic, respectively.

     "Collateral Documents" means, collectively, that certain Mortgage by and between the Company and the Trustee, that certain First Preferred Ship Mortgage on the whole of the Bossier Riverboat by and between the Company and the Trustee, that certain First Preferred Ship Mortgage on the whole of the Crescent City Riverboat, that certain Security Agreement by and between the Company and the Trustee, that certain Security Agreement by and between Jefferson Corp. and the Trustee, that certain Stock Pledge and Security Agreement by and between Jefferson Corp. and the Trustee, that certain Accounts Pledge Agreement by and between the Company, the Disbursement Agent and the Trustee, that certain Collateral Assignment by and between the Company and the Trustee, the Cash Collateral and Disbursement Agreement, Uniform Commercial Code financing statements, or any other agreements, instruments, documents or filings that evidence, set forth or limit the Lien of the Trustee in the Note Collateral (as such terms are defined in the Indenture).

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     "Company"  means  Casino  Magic  of  Louisiana,  Corp.,  a  Louisiana corporation.

     "Completion Reserve Account" means that certain account to be maintained by the Disbursement Agent pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $5.0 million of the proceeds from the sale of the Notes was deposited.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person and its Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation or amortization was deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP, plus (v) preopening expenses, if any, related to Casino Magic-Bossier City, to the extent that such preopening expenses were included in computing such Consolidated Net Income. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and
(iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) to the extent not included above, Contingent Interest, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income.

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
     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Construction Budget" means itemized schedules setting forth on a line item basis all of the costs (including financing costs) estimated to be incurred in connection with the financing, design, development, construction, equipping and opening of Casino Magic-Bossier City, as such schedules are delivered to the Disbursement Agent on the Issue Date and as amended from time to time in accordance with the terms of the Cash Collateral and Disbursement Agreement.

     "Construction Disbursement Account" means that certain account, to be maintained by the Disbursement Agent pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $29.7 million of the proceeds from the sale of the Series A Notes was deposited.

     "Crescent City Riverboat" means the riverboat gaming vessel "Crescent City Queen," Official Number 1028319, measuring approximately 430 feet by 100 feet with a total area of approximately 88,000 square feet spread across three decks, owned by the Company on the date of the Indenture.

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     "Default"  means  any  event  that  is or with the passage of time or the giving  of  notice  or  both  would  be  an  Event  of  Default.

     "Disbursement  Agent"  means  First  National  Bank  of  Commerce.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).


     "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iii) any settlement in lieu of clause (ii) above or with respect to the institution of any proceedings for any such condemnation, seizure, taking, confiscation or requisition.

     "Excess Cash Flow" means, with respect to the Company for any Reference Period, the Consolidated Cash Flow of the Company and its Subsidiaries for such Reference Period, minus (i) provision for taxes based on income or profits of the Company and its Subsidiaries for such Reference Period, to the extent that such provision for taxes was included in computing such Consolidated Cash Flow, minus (ii) consolidated interest expense of the Company and its Subsidiaries for such Reference Period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers acceptance financing, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Cash Flow, minus (iii) up to $1.5 million in combined capital expenditures of the Company and its Subsidiaries that are actually made during such Reference Period (excluding any capital expenditures made with the proceeds from the sale of the Notes), minus (iv) principal payments on Indebtedness permitted to be incurred pursuant to the covenant described under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock," minus
(v) non-interest payments in respect of Capital Lease Obligations, in each case, on a consolidated basis and determined in accordance with GAAP.





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     "Fixed  Charge  Coverage  Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable Reference Period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period and Consolidated Cash Flow for such Reference Period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of (i) the Consolidated Interest Expense and (ii) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock or Disqualified Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "FF&E" means furniture, fixtures or equipment used in the ordinary course of the business of the Company and its Subsidiaries.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.






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
     "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Louisiana Gaming Control Board and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

     "Gaming Facility" means any tangible vessel, building or other structure used or expected to be used to enclose space in which gaming business is conducted and (i) wholly or partially owned, directly or indirectly, by the Company or any of its Subsidiaries or (ii) any portion or aspect of which is managed or used, or expected to be managed or used, by the Company or any of its Subsidiaries.

     "Gaming Law" means the gaming laws of any jurisdiction or jurisdictions to which the Company, any of its Subsidiaries or any of Guarantors is, or may at any time after the date of the Indenture, be subject.

     "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Company or any of its Subsidiaries, including without limitation, all such licenses granted under the Louisiana Riverboat Economic Development and Gaming Control Act and regulated under the Louisiana Gaming Control Law, the regulations promulgated pursuant to each such law, and other applicable federal, state, foreign or local laws.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money (including accrued and unpaid Contingent Interest) or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance

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
sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Subsidiary Guarantee by such Person of any indebtedness of any other Person.

     "Independent Construction Consultant" means that certain independent construction consultant to be retained in connection with the construction of Casino Magic-Bossier City.

     "Interest Reserve Account" means that certain account, to be maintained by the Disbursement Agent pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $7.3 million of the proceeds from the sale of the Notes were deposited and used to purchase the Pledged Securities.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates), including, without limitation, in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Issue Date" means the closing date for the sale and original issuance of the Series A Notes.

     "Jefferson Corp." means Jefferson Casino Corporation, a Louisiana corporation.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Louisiana Referendum" means the local option elections held on November 5, 1996 on a parish-by-parish basis in the State of Louisiana to determine whether to continue to permit existing forms of gaming authorized by law to be conducted in each such parish. Voters in both Caddo and Bossier parishes approved a continuation of riverboat gaming in such parishes.

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
     "Management Agreement" means that certain Management Agreement dated as of the date of the Indenture among Casino Magic, the Manager and the Company relating to the license of the Casino Magic name and the management of Casino Magic-Bossier City, as in effect on the date of the Indenture.

     "Management Fees" means any management fees payable to a subsidiary of Casino Magic for services rendered pursuant to the Management Agreement.

     "Manager" means Casino Magic Management Services, Inc., a wholly owned subsidiary of Casino Magic.

     "Minimum Facilities" means, with respect to Casino Magic-Bossier City, a riverboat casino with at least 810 operating slot machines and 40 operating table games (but in no event less than 1,050 total gaming positions), a 35,000 square foot entertainment pavilion, related amenities (including a buffet restaurant, a gift shop, a bar and lounge area, and a stage area with an open seating area) and covered parking for at least 1,255 cars.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Loss Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness (to the extent, in the case of revolving credit Indebtedness, such Indebtedness is permanently reduced) secured by a Lien on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (to the extent, in the case of revolving credit Indebtedness, such Indebtedness is permanently reduced) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

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
     "Note Collateral" means all assets, now owned or hereafter acquired, of the Company or any Guarantor pledged or assigned to the Trustee in the Collateral Documents, which will initially include all real estate, improvements and all personal property owned by the Company, all accounts held by or for the benefit of the Company, in each case with certain exceptions, and the Capital Stock of the Company.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Operating" means, with respect to Casino Magic-Bossier City, the time that (i) all Gaming Licenses have been granted and have not been revoked or suspended, (ii) all Liens (other than the Liens created by the Collateral Documents or Permitted Liens) related to the construction of Casino Magic-Bossier City have been paid or, if payment is not yet due or if such payment is contested in good faith by the Company, sufficient funds remain in the Construction Disbursement Account to discharge such Liens or such Liens have been bonded with bonds in form and substance sufficient to satisfy such Liens, (iii) the contractor, the project architect and the Independent Construction Consultant of Casino Magic-Bossier City shall have delivered a certificate to the Trustee certifying that Casino Magic-Bossier City is complete in accordance with the Plans therefor and all applicable building laws, ordinances and regulations, (iv) Casino Magic-Bossier City is in a condition (including installation of furnishings, fixtures and equipment) to receive guests in the ordinary course of business, (v) gaming and other operations in accordance with applicable law are open to the general public and are being conducted at Casino Magic-Bossier City, (vi) a permanent or temporary certificate of occupancy has been issued for Casino Magic-Bossier City by the parish in Louisiana in which Casino Magic-Bossier City will operate, (vii) a notice of completion of Casino Magic-Bossier City has been duly recorded, (viii) the Bossier Riverboat has been documented by the U.S. Coast Guard in the name of the Company and the U.S. Coast Guard has issued a final Certificate of Inspection for the Bossier Riverboat.

     "Operating  Deadline"  means  April  30,  1997.

     "Operating Hotel" means, with respect to the Casino Magic-Bossier City Hotel, the time that (i) all Liens (other than Permitted Liens) related to the construction of the Casino Magic-Bossier City Hotel have been paid or, if payment is not yet due or if such payment is contested in good faith, sufficient funds have been escrowed to discharge such Liens or such Liens have been bonded with bonds in form and substance sufficient to satisfy such Liens,
(ii) the project manager and the project architect shall have delivered a certificate to the Trustee certifying that the Casino Magic-Bossier City Hotel is complete in accordance with the plans therefor and all applicable building laws, ordinances and regulations, (iii) the Casino Magic-Bossier City Hotel is in a condition (including installation of furnishings, fixtures and equipment) to receive guests in the ordinary course of business, and (iv) hotel operations are open to the general public and are being conducted at the Casino Magic-Bossier City Hotel.

     "Operating Reserve Account" means that certain account, to be maintained by the Disbursement Agent pursuant to the terms of the Cash Collateral and Disbursement Agreement, into which approximately $3.2 million of the proceeds from the sale of the Notes were deposited.

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
     "Operating Year" means (i) the period beginning on the date that gaming operations commence at the Casino Magic-Bossier City casino through December 31, 1997 and (ii) thereafter, each succeeding full fiscal year of the Company.

     "Permitted Holders" means (i) Mr. Marlin F. Torguson and Mr. Allan J. Kokesch, (ii) any lineal descendants of any person described in the preceding clause (i), (iii) the spouse of any person described in the preceding clauses
(i) or (ii), (iv) any controlled Affiliate of any person described in the preceding clauses (i), (ii) or (iii) and (v) any trust solely for the benefit of any person described in clauses (i) , (ii) or (iii) of this definition.

     "Permitted Investments" means (a) any Investment in the Company or in any Substantially Owned Subsidiary of the Company that is evidenced by Capital Stock or Subsidiary Intercompany Notes that are pledged to the Trustee as Collateral for the Notes; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person that is evidenced by Capital Stock or Subsidiary Intercompany Notes that are pledged to the Trustee as Collateral for the Notes, if as a result of such Investment
(i) such Person becomes a Substantially Owned Subsidiary of the Company and a Guarantor that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of the Indenture or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Substantially Owned Subsidiary of the Company that is a Guarantor and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of the Indenture; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-Repurchase at the Option of Holders-Asset Sales"; and (e) deposits and accounts with, and certificates of deposit issued by, domestic banks of recognized standing and having capital, surplus and undivided profits of at least $25 million (which are not affiliated with the Company) doing business in the jurisdictions in which the Company or any Subsidiary does business.

     "Permitted Liens" means (i) Liens in favor of the Company; provided, that if such Liens are on any Note Collateral, that such Liens are either collaterally assigned to the Trustee or subordinate to the Lien in favor of the Trustee securing the Notes or any Guarantee; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those of the Subsidiary so acquired; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the date of the Indenture; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate

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provision  as  shall  be required in conformity with GAAP shall have been made therefor; (vii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, and, with respect to such Liens arising in connection with Casino Magic-Bossier City, for which the Company has obtained the title insurance endorsements required under the Cash Collateral and Disbursement Agreement; (viii) Liens on FF&E to secure Indebtedness permitted by clause (vi) of the second paragraph of the covenant described under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock"; (ix) Liens on assets comprising the Casino Magic-Bossier City Hotel to secure secured Indebtedness permitted by clause (vii) of the second paragraph of the covenant described under the caption "-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock";
provided, that the Holder of such Lien enters into a reciprocal easement agreement in the form attached as an exhibit to the Indenture; (x) Liens securing obligations in respect of the Indenture, the Notes or Guarantees;
(xi) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation; (xii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Subsidiary incurred in the ordinary course of business; and (xiii) Liens arising from filing UCC financing statements for precautionary purpose in connection with true leases of personal property that are otherwise permitted under the Indenture and under which the Company or any Subsidiary is lessee.

     "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of related prepayment penalties, fees and reasonable expenses incurred in connection therewith);
(ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred by the Company.

     "Permitted Securities" means, with respect to an Asset Sale of the Crescent City Riverboat, (i) notes or other obligations issued by the transferee to the Company that (A) mature no later than the date that the Notes mature, (B) bear interest at a rate no lower than the rate per annum equal to 350 basis points over the average rate for United States Treasury Securities of comparable maturity, (C) are secured by a first priority ship mortgage in favor of the Company and (D) are issued by an issuer whose Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such issuance is not less than 1.75 to 1.0 and (ii) voting equity securities that are (A) issued by an issuer that (1) has a class of equity securities that is traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, (2) has equity market value as of the date of the consummation of such Asset Sale of $100,000,000 or more, provided, that such voting equity securities constitute no more than 3% of the total outstanding voting equity securities of such issuer, and (3) has senior unsecured debt securities rated in a ratings category equal to or higher than the Notes, as rated by both of Moody's Investors Service and Standard & Poor's Ratings Group and (B) registered and freely tradable by the Company under applicable state and federal securities laws and listed for trading on a national securities exchange or the Nasdaq Stock Market.

     "Plans" means the plans and specifications for Casino Magic-Bossier City, as delivered to the Company by the architect for Casino Magic-Bossier City on or before the date of the Indenture, including without limitation, preliminary plans so delivered, and as finalized, amended, supplemented or otherwise modified from time to time in accordance with the terms of the Cash Collateral and Disbursement Agreement.

     "Pledged Securities" means the securities purchased by the Company with a portion of the proceeds from the sale of the Notes, which shall consist of Government Securities, deposited or to be deposited in the Interest Reserve Account.

     "Project Costs" means, with respect to the development, construction and opening of the Casino Magic-Bossier City Hotel, the aggregate costs required to complete such development, construction and opening in accordance with the budget and the plans therefor and applicable legal requirements, as set forth in an Officers' Certificate submitted to the Trustee, setting forth in reasonable detail all amounts theretofore expended in connection with such development, construction and opening, including direct costs related thereto such as construction management, architectural, engineering and interior design fees, site work, utility installations and hook-up fees, construction permits, certificates and bonds, land acquisition costs, costs of furniture, fixtures, furnishings, machinery and equipment, non-construction supplies and pre-opening payroll, but excluding principal or interest payments on any Indebtedness (other than interest which is required to be capitalized in accordance with GAAP, which shall be included in determining Project Costs).

     "Reference Period" means, with respect to any Person, the four full fiscal quarters (or, with respect to the Company, such lesser number of full fiscal quarters as have ended after the commencement of gaming operations at Casino Magic-Bossier City casino) ended immediately prior to any date upon which any determination is to be made.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Intercompany Notes" means the intercompany notes senior to any subordinated debt of, and pari passu with, all existing Senior Debt of the issuing Subsidiary, issued by Subsidiaries of the Company in favor of the Company to evidence advances by the Company, in each case, in the form attached as an exhibit to the Indenture.

     "Substantially Owned Subsidiary" of any Person means a Subsidiary of such Person at least 80% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     "Tax Sharing Agreement" means the Tax Allocation Agreement, dated as of October 14, 1993, as in effect on the Issue Date except for the contemplated addition of Subsidiaries, among Casino Magic Finance Corp., Casino Magic, Biloxi Casino Corp., Mardi Gras Casino Corp. and each of the other existing or future direct or indirect domestic Subsidiaries of Casino Magic.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the Holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any persons (irrespective of whether or not, at the time, stock of any other class or classes will have, or might have, voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of certain federal income tax consequences expected to result from the Exchange Offer. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service (the "Service"). There can be no assurance that the Service will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders.

     The tax treatment of a Holder of Notes may vary depending upon such Holder's particular situation. Certain Holders (including, but not limited to, certain financial institutions, insurance companies, broker-dealers, tax-exempt organizations, foreign corporations, persons who are not citizens or residents of the United States, and persons holding the Notes as part of a "straddle," "hedge" or "conversion transaction") may be subject to special rules not discussed below. This discussion is limited to Holders who will hold the Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code.

EXCHANGE


     The exchange of a Series A Note for a Series B Note pursuant to the Exchange Offer should be treated as a modification of the Series A Notes that does not constitute a material change in its terms. In that event, (i) a Series B Note would be treated as a continuation of the corresponding Series A Note, (ii) an exchanging Holder would not recognize any gain or loss on the exchange, (iii) the holding period for the Series B Note would include the holding period for the Series A Note and (iv) the basis of the Series B Note would be the same as the basis of the Series A Note.


     The Exchange Offer will result in no Federal income tax consequences to a nonexchanging Holder.

     INVESTORS CONSIDERING THE EXCHANGE OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS.

RECOGNITION  OF  INTEREST  INCOME

     On June 11, 1996, the Service issued final Treasury Regulations (the "Final Regulations") governing the treatment of debt instruments issued on or after August 13, 1996 that provide for one or more contingent payments.

     Because the Notes provide for one or more contingent payments of interest, the Final Regulations will apply to the Notes. Pursuant to the Final Regulations, the Company has constructed a projected payment schedule for the Notes and Holders generally must recognize interest income on a constant yield basis (similar to the method prescribed for including original issue discount ("OID") in income) based on the projected payment schedule, with certain adjustments if actual payments differ from projected payments.


Pursuant to provisions of the Internal Revenue Code of 1986 relating to original issue discount and treasury regulations published thereunder, the
Company determined that (1) the Notes are being issued with original issue discount in the amount of $1,018.76 per $1,000 of principal amount due at maturity; (2) the issue price of the Notes is $1,000 per $1,000 of principal amount due at maturity; (3) the issue date of the Notes is August 22, 1996;
(4) the "comparable yield" to maturity of the Notes (within the meaning of Treasury Regulation 1.1275-4) is as follows:
     Date                Amounts per $1,000       Date       Amount per $1,000
    2/15/97                  $66.38               8/15/00               $73.26
    8/15/97                  $73.26               2/15/01               $73.26
    2/15/98                  $73.26               8/15/01               $73.26
    8/15/98                  $73.26               2/15/02               $73.26
    2/15/99                  $73.26               8/15/02               $73.26
    8/15/99                  $73.26               2/15/03               $73.26
    2/15/00                  $73.26               8/15/03               $73.26



     The projected payment schedule has been determined by including all noncontingent payments and the "expected value" of all contingent payments on the Notes. The projected payment schedule must produce the "comparable yield," which is the yield at which the Company would issue a fixed rate debt instrument with terms and conditions similar to those of the Notes. The Company intends to take the position that the "comparable yield" is 14.51%. The amount of interest that accrues each accrual period is the product of the "comparable yield" and the Note's "adjusted issue price" at the beginning of each accrual period (generally, the six month period ending on each interest payment date). The "adjusted issue price" of a Note is equal to the price first paid for a substantial amount of the Notes, increased by interest previously accrued on the Note (determined without adjustments), and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on the Note. Except for adjustments made for differences between actual and projected payments, the amount of interest included in income by a Holder of a Note is the sum of the "daily portions" of interest income with respect to the Note for each day during the taxable year (or portion thereof) on which such Holder held such Note. The "daily portions" of interest income are determined by allocating to each day in any accrual period a ratable portion of the interest income allocable to that accrual period. If actual payments differ from projected payments, then Holders will generally be required in any given taxable year either to include additional interest in gross income (in the case the actual payments exceed projected payments in such taxable year) or to reduce the amount of interest income otherwise accounted (in case the actual payments are less than the projected payments in such taxable year).

     If the Notes are sold or otherwise disposed of when there are remaining contingent payments under the projected payment schedule, then any gain recognized upon such sale or other disposition will be ordinary interest income. Any loss recognized will be ordinary loss to the extent the Holder's total interest inclusions on a Note exceed the total amount of ordinary loss the Holder took into account pursuant to the adjustments described in the second preceding sentence.

     Thus, under the rules described in the preceding paragraph, based upon the "comparable yield" and "expected value" used to determine the projected payment schedule, Holders of Notes may be required to include amounts in income prior to the receipt of cash payments attributable to such income. Holders are strongly urged to consult their tax advisors with respect to the application of the contingent payment rules described above to the Notes.

SALE,  RETIREMENT  OR  OTHER  TAXABLE  DISPOSITION

     Except as provided for above, a Holder in general will recognize gain or loss upon the sale, redemption, retirement, or other taxable disposition of such Note in an amount equal to the difference between (i) the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued interest or original issue discount, which generally will be taxable to a Holder as ordinary income) and
(ii) the Holder's adjusted tax basis in such Note. A Holder's tax basis in a Note generally will be equal to the price paid for such Note, increased by the amount of original issue discount, if any, included in gross income prior to the date of disposition, and decreased by the amount of any cash payments of such original issue discount on such Note received prior to disposition. To the extent not treated as ordinary income or loss as described above, any gain or loss recognized on the sale, redemption, retirement, or other taxable disposition of a Note generally will be capital gain or loss. Any such capital gain or loss generally will be long-term capital gain or loss if the Note had been held for more than one year.

LIQUIDATED  DAMAGES

     The Company intends to take the position that the Liquidated Damages, if any, described above under "Description of Notes-Registration Rights; Liquidated Damages" will be taxable to the Holder as ordinary income in accordance with the Holder's method of accounting for federal income tax purposes. The Service may take a different position, however, which could affect the timing of both the Holder's income and the Company's deduction with respect to the Liquidated Damages.

BACKUP  WITHHOLDING

     A Holder of Notes may be subject to backup withholding at the rate of 31% with respect to interest paid on, original issue discount accrued on and gross proceeds from a sale or other disposition of the Notes unless (i) such Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A Holder of Notes who does not provide the Company with his or her correct taxpayer identification number may be subject to penalties imposed by the Service.

     The Company will report to the Holders of the Notes and the Service the amount of any "reportable payments" (including any original issue discount accrued on the Notes) and any amount withheld with respect to the Notes during the calendar year.

                             PLAN OF DISTRIBUTION




     Each broker-dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired as a result of market-making activities. The Company has agreed that for a period of one year from the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until April , 1997 (90 days from the date of this Prospectus), all dealers effecting transactions in the Series B Notes may be required to deliver a prospectus.


     The Company will not receive any proceeds from any sale of Series B Notes by broker-dealers. Series B Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Series B Notes. Any broker-dealer that resells Series B Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series B Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus as required, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year from the Expiration Date, the Company will send a reasonable number of additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company will pay all the expenses incident to the Exchange offer (which shall not include the expenses of any Holder in connection with resales of the Series B Notes). The Company has agreed to indemnify Holders of the Notes, including any broker-dealers participating in the Exchange Offer, against certain liabilities, including liabilities under the Securities Act.

                                LEGAL MATTERS

     Certain legal matters regarding the Series B Notes and the Exchange Offer will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., San Antonio, Texas.

                                   EXPERTS

     The financial statements as of and for the period ending June 30, 1996, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                        INDEX TO FINANCIAL STATEMENTS

CONTENTS                                                                PAGES
------------------------------------------------------------          -------
Report of Independent Public Accountants                                  F-2
                            Financial Statements:
             Consolidated Statements of Operations for the period
          May 13, 1996 (date of inception) through September 30, 1996 and
      May 13, 1996 (date of inception) through June 30, 1996               F-3
   Consolidated Balance Sheets as of September 30, 1996 and June 30, 1996  F-4
               Consolidated Statement of Cash Flows for the period
          May 13, 1996 (date of inception) through September 30, 1996 and
      May 13, 1996 (date of inception) through June 30, 1996              F-5
   Notes to Consolidated Financial Statements                             F-6
   Exhibit  I-Consolidating Balance Sheet as of September 30, 1996         I-1
   Exhibit  II-Consolidating  Statement  of  Operations  for  the  period
      May  13, 1996 (date of inception) through September 30, 1996         I-3

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To  Jefferson  Casino  Corporation:

     We have audited the accompanying consolidated balance sheet of Jefferson Casino Corporation (a Louisiana corporation in the development stage and a wholly owned subsidiary of Casino Magic Corp.) and subsidiary (see Note 1) as of June 30, 1996 and the related consolidated statement of cash flows for the period from inception (May 13, 1996) then ended. These financial statements and the exhibit referred to below are the responsibility of Jefferson's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jefferson Casino Corporation and subsidiary as of June 30, 1996, and the results of their development stage activities and their cash flows for the period from inception (May 13, 1996) then ended, in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The consolidating balance sheet as of June 30, 1996 (Exhibit I) is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                           ARTHUR ANDERSEN LLP

                                                       New Orleans, Louisiana,
                                                    July 30, 1996 (except with
                                                    respect to certain matters
                                                          discussed in Note 6,
                                                       as to which the date is
                                                             November 5, 1996)

               JEFFERSON CASINO CORPORATION AND ITS SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 MAY 13, 1996     MAY 13, 1996
                                                  (INCEPTION)      (INCEPTION)
                                                    THROUGH            THROUGH
                                                  SEPTEMBER  30,      JUNE 30,
                                                      1996                1996
                                                  -------------   ------------
                                                   (UNAUDITED)       (AUDITED)
COSTS  AND  EXPENSES:
General  and administrative                       $   20,047                 -
                                                  ---------         ----------
         Total  costs and expenses                    20,047                 -
OTHER  (INCOME)  EXPENSE:
     Interest income                                     (59)                -
     Interest expense                               3,131,562                -
     Capitalized interest                          (2,392,220)               -
                                                   ----------        ---------
          Total other expense                         739,283                -
                                                   ----------        ---------
(LOSS) BEFORE INCOME TAXES:                          (759,330)               -
                                                   ----------        ---------
INCOME TAX EXPENSE (BENEFIT)                                -                -
                                                   ----------        ---------
NET (LOSS)                                         $ (759,330)               -
                                                   ==========        =========
NET  INCOME  (LOSS) PER COMMON SHARE                 $  (759.33)
-
                                                   ==========       =========






















                 See notes to condensed financial statements.

               JEFFERSON CASINO CORPORATION AND ITS SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
                         CONSOLIDATED BALANCE SHEETS
                                                  SEPTEMBER 30,      JUNE 30,
                                                       1996             1996
                              ASSETS               (UNAUDITED)      (AUDITED)
Current assets:                                    ------------   ------------
    Cash and cash equivalents                      $         -    $          -
    Restricted cash                                 37,816,861               -
    Other current assets                               384,111        125,070
                                                    ----------     -----------
        Total current assets                        38,200,972         125,070
                                                    ----------     -----------
                           Property and equipment:
    Land and improvements                           13,756,398      12,792,619
    Barges and improvements                         20,292,055               -
    Crescent City Riverboat                         30,650,575      30,650,575
    Furniture and equipment                         10,559,653       9,476,783
    Construction in progress                         7,299,917         892,416
                                                   -----------     -----------
                                                    82,558,598      53,812,393
    Less accumulated depreciation and amortization           -               -
                                                   -----------     -----------
        Total property and equipment, net           82,558,598      53,812,393
                                                   -----------     -----------
                           Other long-term assets:
    Deferred gaming license cost                    16,841,976      16,214,011
    Debt issuance costs                              4,735,184          15,381
    Preopening costs                                 2,902,723         478,943
    Other long-term assets                             123,993             362
                                                   -----------     -----------
        Total other long-term assets                24,603,876      16,708,697
                                                   -----------     -----------
                                                  $145,363,446     $70,646,160
                                                   ============    ===========
                             LIABILITIES AND SHAREHOLDER'S EQUITY
                             Current liabilities:
    Current maturities of long-term debt          $    931,458    $  2,277,254
    Accounts payable                                  1,102,622        977,564
    Accrued interest                                  1,721,466        648,823
    Advances from affiliated companies                1,447,942        621,348
                                                   -----------     -----------
        Total current liabilities                    5,203,488       4,524,989
                                                   -----------     -----------
Other long-term liabilities                            206,399               -
                                                   -----------     -----------
Long-term debt, net of current maturities          119,787,488      45,195,770
                                                   -----------     -----------
                        Commitments and contingencies
            Common stock, no par value, 10,000 shares authorized,
    1,000 shares issued and outstanding                      -               -
Additional paid-in capital                          20,925,401      20,925,401
Retained earnings (deficit)                           (759,330)              -
                                                   -----------     -----------
        Total shareholder's equity                  20,166,071      20,925,401
                                                   -----------     -----------
                                                  $145,363,446     $70,646,160
                                                  ============     ===========
               See notes to consolidated financial statements.
                                     F-4

               JEFFERSON CASINO CORPORATION AND ITS SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                 MAY 13, 1996     MAY 13, 1996
                                                  (INCEPTION)      (INCEPTION)
                                                    THROUGH            THROUGH
                                                  SEPTEMBER  30,      JUNE 30,
                                                      1996                1996
                                                  -------------    -----------
                                                  (UNAUDITED)        (AUDITED)
Cash  flows  from  development  stage  activities:
  Net  income  (loss)                                (759,330)    $          -
  (Increase)  decrease  in net, assets/liabilities    188,464        (107,150)
                                                   -----------     -----------
        Net  cash  used  by  development
            stage activities                         (570,866)       (107,150)
                                                   -----------     -----------
Cash  flows  from  investing  activities:
    Acquisitions of property and equipment        (29,220,440)       (624,572)
    Acquisition of Crescent City Riverboat            (70,944)        (70,944)
    Acquisition of gaming license                 (15,000,000)    (15,000,000)
    Expenditures for preopening costs              (2,902,723)       (368,220)
    Other, net                                        (84,798)           (362)
                                                                  -----------
        Net cash used in investing activities     (47,278,905)    (16,064,098)
                                                  ------------     -----------
Cash  flows  from  financing  activities:
    Proceeds  from  issuance  of  notes  payable  and
             long-term  debt                        116,725,457              -
Principal  payments  from  issuance  of  notes  payable
         and  long-term debt                        (43,479,535)             -
    Advances from affiliated companies               1,447,942         621,348
    Capital contributions received                  15,550,000      15,550,000
    Debt  issue costs                                (4,735,184)             -
    Other, net                                         157,952           (100)
                                                   -----------     -----------
     Net cash provided by financing activities      85,666,632      16,171,248
                                                    ----------     -----------
Net increase in cash and cash equivalents           37,816,861               -
Cash and cash equivalents, beginning of period               -               -
                                                   -----------     -----------
Cash  and cash equivalents, end of period          $ 37,816,861   $          -
                                                    ==========     ===========

                      SUPPLEMENTAL CASH FLOW INFORMATION

    Supplemental schedule of non-cash investing and financing activities:
                 Property and equipment financed with long-term
   debt or capital contributions                 $ 47,891,812     $51,806,355
                 Construction in progress and preopening costs
    included in accounts payable                    2,271,198          977,564
                      Gaming license acquisition financed
    with long-term debt                             1,841,976        1,042,070

               See notes to consolidated financial statements.

               JEFFERSON CASINO CORPORATION AND ITS SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DATA WITH RESPECT TO SEPTEMBER 30, 1996 IS UNAUDITED)

1.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

ORGANIZATION  AND  BASIS  OF  PRESENTATION:

     On May 13, 1996 ("Inception"), Jefferson Casino Corporation, a Louisiana corporation and a wholly owned subsidiary of Casino Magic Corp. ("Casino Magic"), commenced development stage activities by acquiring all of the outstanding capital stock of Crescent City Capital Development Corporation, a Louisiana corporation. Immediately following the acquisition, the name of Crescent City Capital Development Corporation ("Crescent City") was changed to Casino Magic of Louisiana, Corp. ("Louisiana Corp."). The consolidated financial statements include the accounts of Jefferson Casino Corporation ("Jefferson Corp.") and Louisiana Corp., its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated. Jefferson Corp., together with its consolidated subsidiary, is referred to as
"Jefferson"  or  the  "Company".    Jefferson  through  Louisiana  Corp.,  is
developing a new dockside riverboat casino and entertainment complex in Bossier City, Louisiana ("Casino Magic-Bossier City"). Casino Magic-Bossier City opened on October 4, 1996, using a temporary facility. Prior to October 4, 1996, Jefferson had no material revenues or expenses other than interest income and expense.

     Prior to Inception, Jefferson Corp. no business activities and Crescent City was a wholly owned subsidiary of Capital Gaming International, Inc. with which Jefferson Corp. had no affiliation. Crescent City obtained a gaming license from the State of Louisiana and on April 4, 1995, began operations on a riverboat casino, the Crescent City Queen (the "Crescent City Riverboat"), docked on the Mississippi River at New Orleans, Louisiana. On June 9, 1995 Crescent City ceased gaming operations and subsequently converted an involuntary bankruptcy proceeding to a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court. A plan of reorganization was developed, and was confirmed by the U.S. Bankruptcy Court on April 29, 1996 (the "Plan of Reorganization"). Pursuant to the Plan of Reorganization, Crescent City was discharged from substantially all of its liabilities prior to the acquisition. The purchase of the outstanding capital stock of Crescent City by Jefferson Corp. was effected as part of the Plan of Reorganization. Although the substance of the transaction was an acquisition of certain assets, the acquisition was structured as a stock purchase to satisfy Louisiana gaming license requirements. Crescent City had discontinued all gaming activities after only 65 days of operations in the New Orleans market and its only significant assets consisted of the Crescent City Riverboat, a Louisiana gaming license, and the furniture, fixtures and gaming equipment located on the Crescent City Riverboat. As a result of the foregoing factors, management believes that the financial position and operating results of Crescent City prior to the acquisition are not meaningful and are therefore not presented because Jefferson will be operating in a different market, with a different vessel and facility, under different management and ownership and using a different name and marketing theme.

               JEFFERSON CASINO CORPORATION AND ITS SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)
            (DATA WITH RESPECT TO SEPTEMBER 30, 1996 IS UNAUDITED)

     The original agreement to acquire Crescent City was entered into by Jefferson Corp. and C-M of Louisiana, Inc., the latter being another wholly owned subsidiary of Casino Magic. C-M of Louisiana, Inc. was the fee owner of approximately 20 acres of land with 900 feet of shoreline on the Red River in Bossier City, Louisiana (the property that will be used as the gaming site for Casino Magic-Bossier City). Another wholly owned subsidiary of Casino Magic, Coastal Land of Florida, Inc., held a 99-year lease on the Casino Magic-Bossier City property. Casino Magic had acquired C-M of Louisiana, Inc. and Coastal Land of Florida, Inc. on October 26, 1995 in anticipation of obtaining a gaming license and establishing gaming operations at the Bossier City property. Immediately prior to or as part of the acquisition of Crescent City, the lease was canceled and C-M of Louisiana, Inc. was merged into Jefferson Corp. As a result, when the acquisition of Crescent City was completed, Jefferson Corp. held all ownership interests in the Bossier City property and all of the capital stock of Crescent City (which, renamed, is Louisiana Corp.). In August 1996, Jefferson Corp. contributed all of its Bossier City property, which constituted its only material assets other than the capital stock of Louisiana Corp., to Louisiana Corp., its subsidiary, and Louisiana Corp. assumed and paid the only significant liability of Jefferson Corp.

PREOPENING  COSTS:

     Preopening costs are initially capitalized and then expensed when the related business commences operations. From Inception to September 30, 1996, the Company has been developing the gaming and entertainment complex in Bossier City, and as such, all normal operating costs have been capitalized as preopening costs.

INCOME  TAXES:

     Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is a party to a tax sharing agreement between Casino Magic Corp. and each of its domestic subsidiaries (the "Consolidated Group") pursuant to which Casino Magic Corp. will file a consolidated federal income tax return on behalf of the Consolidated Group and timely pay the Consolidated Group federal income tax liability and the Company will pay Casino Magic Corp. an amount equal to their respective share of the Consolidated Group's federal income tax liability.

               JEFFERSON CASINO CORPORATION AND ITS SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)
            (DATA WITH RESPECT TO SEPTEMBER 30, 1996 IS UNAUDITED)

INCOME  TAXES  (CONTINUED):
      No federal income tax benefit has been shown on the financial statements due to a valuation allowance that has been recorded in the amount of the federal income tax benefit.

RECENT  PRONOUNCEMENTS:
     In March 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Additionally, long-lived assets and certain identifiable intangible assets to be disposed of are required to be reported at the lower of carrying amount or fair value, less selling costs. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995. The adoption of this statement will not have a material impact on the financial statements of Jefferson.

CERTAIN  SIGNIFICANT  RISKS  AND  UNCERTAINTIES:
     Gaming regulation licensing. Jefferson's ability to conduct gaming operations in the State of Louisiana depends on the continued licensability or qualification of Casino Magic, Jefferson Corp. and Louisiana Corp. under Louisiana Gaming Regulations. Such licensing and qualifications will be reviewed periodically by the gaming authorities in Louisiana.

     Competition. The gaming industry is extremely competitive and Jefferson will face competition from developments in both the Bossier City/Shreveport area and other jurisdictions.

     Substantial leverage and ability to service debt. Jefferson is highly leveraged, with substantial debt service in addition to construction and operating expenses.

     Construction risks. Any construction project entails significant construction risks, including, but not limited to, cost overruns, delays in receipt of governmental approvals, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, fire and other natural disasters, construction scheduling problems and weather interferences, any of which, if it occurred, could delay construction or result in substantial increases in costs to Jefferson. Such risks may be compounded by Jefferson's decision to construct Casino Magic-Bossier City on an accelerated schedule.

     Pervasiveness of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               JEFFERSON CASINO CORPORATION AND ITS SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)
            (DATA WITH RESPECT TO SEPTEMBER 30, 1996 IS UNAUDITED)

2.  PROPERTY  AND  EQUIPMENT  AND  OTHER  ASSETS:

     Property and equipment are stated at cost. Depreciation will be computed using the straight-line method over the estimated useful lives of the property and equipment. Normal repairs and maintenance will be charged to expense when incurred. Expenditures which materially extend the useful life of property and equipment will be capitalized.

     The  Crescent  City  Riverboat  is  stated  at  its estimated fair value.

     Included under other assets is "Deferred gaming license cost." Deferred gaming license costs represent the estimated fair value of the Louisiana gaming license, an asset acquired in conjunction with the purchase of Crescent City. This cost will be amortized on a straight-line basis over twenty five years, the estimated period to be benefited by the license, commencing at the time gaming operations begin at Casino Magic-Bossier City.

     The balances associated with these costs are comprised of the cost to acquire Crescent City, additional costs incurred to operate and maintain the Crescent City Riverboat and capitalized interest. Jefferson Corp. acquired
Crescent City for $50.0 million, of which $15.0 million was paid in cash and the remainder was financed through the issuance of $35.0 million in long-term notes (discussed in Note 3 below). The acquisition of Crescent City by Jefferson Corp. was accounted for as a purchase.

     The Crescent City Riverboat is currently being used to store Louisiana Corp.'s gaming equipment and is located in a shipyard in Morgan City, Louisiana. Louisiana Corp. anticipates selling the Crescent City Riverboat, although management has not announced an intention to do so.

     The allocation of the fair value of the acquired assets are subject to revisions within a one-year period from the date of acquisition based on subsequent events in accordance with the principles of purchase accounting.

     Interest is capitalized during construction at the Company's weighted average interest rate of 13% per annum. Interest is also capitalized on deferred gaming license cost at 13% per annum as the license is an integral part of the riverboat casino and entertainment complex under development. For the period from Inception through September 30, 1996, approximately $1,500,000 and $800,000 of interest cost was capitalized related to property and equipment and deferred gaming license cost, respectively. For the period from Inception through June 30, 1996, approximately $428,000 and $172,000 of interest cost was capitalized related to property and equipment and deferred gaming license cost, respectively.

               JEFFERSON CASINO CORPORATION AND ITS SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)
            (DATA WITH RESPECT TO SEPTEMBER 30, 1996 IS UNAUDITED)

                              3. LONG-TERM DEBT:
                     Long-term debt consists of the following:

                                        SEPTEMBER 30,                 JUNE 30,
                                           1996                         1996
                                        -------------              -----------
      Note payable, bank(a)              $  1,700,000             $  1,700,000
      Equipment note(b)                     3,973,024                3,973,024
      Louisiana Land Note(c)                        -                6,800,000
      Louisiana Notes(d)                            -               35,000,000
      Louisiana First Mortgage Notes(e)   115,000,000                        -
      Other(f)                                 45,922                        -
                                         ------------               ----------
                                          120,718,946               47,473,024
      Less current maturities                (931,458)             (2,277,254)
                                          ------------             -----------
                                         $119,787,488              $45,195,770
                                         =============             ===========
                                _____________

(a) Note collateralized by gaming equipment. The first payment is due 60 days following the opening of Jefferson's gaming facility. The note is payable in thirty-six monthly payments of $53,463.49, including interest at prime plus 1/4% (8.5% at September 30, 1996).

(b) Note collateralized by gaming equipment. The first payment is due 60 days following the opening of Jefferson's gaming facility. The note is payable in thirty-six monthly payments of $135,788.17, including interest at prime plus 1% (9.25% at September 30, 1996).

(c) Note collateralized by land (the "Louisiana Land Note"). The first payment of $800,000 principal amount plus accrued interest was due within 60 days following the opening of Jefferson's gaming facility. The remaining $6,000,000 was to be paid in fifty-eight monthly installments of $118,873.04, including interest, beginning thirty days after the initial payment. The Louisiana Land Note bore interest at 5.8%. The Louisiana Land Note was paid in full with proceeds from the Louisiana First Mortgage Notes.

(d) In effecting the purchase of Crescent City, Jefferson Corp. caused Louisiana Corp. to issue $35,000,000 in 111/2% senior secured notes (the "Louisiana Notes"). The Louisiana Notes were issued under an indenture dated May 13, 1996 (the "Louisiana Indenture"), between Louisiana Corp. as the Company, Jefferson Corp. as Guarantor and First Trust National Association, St. Paul, Minnesota, as the trustee (the "Louisiana Indenture Trustee"). The Louisiana Indenture Trustee also acted as the Paying Agent and registrar for the Louisiana Notes. The Louisiana Notes accrued interest at the rate of 111/2% per annum, compounded semi-annually, and were due three years following the

               JEFFERSON CASINO CORPORATION AND ITS SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)
            (DATA WITH RESPECT TO SEPTEMBER 30, 1996 IS UNAUDITED)

                        3. LONG-TERM DEBT (CONTINUED):
     "Commencement Date" which was defined as the earlier of November 9, 1996 or the date that Jefferson's casino in Bossier City opens for gaming operations. The Louisiana Notes would also have come due as a result of an adverse State of Louisiana action as defined in the Louisiana Indenture. Interest was payable quarterly on the 15th day following each fiscal quarter of Jefferson. Amount was paid in full with proceeds from the Louisiana First Mortgage Notes.

          The Louisiana Notes were paid in full with proceeds from the Louisiana First Mortgage Notes.

(e) On August 22, 1996, the Company sold $115,000,000 million aggregate principal amount of 13%, First Mortgage Notes securities due in 2003 ("Series A Notes") with contingent interest. The Company is required to offer to exchange up to an aggregate of $115,000,000 principal amount of 13% Series B First Mortgage Notes due 2003 with Contingent Interest (the "Series B Notes" and, together with the Series A Notes, the "Notes") for such Series A Notes.
     Contingent Interest is payable on the Notes, on each interest payment date, in an aggregate amount equal to 5% of Adjusted Consolidated Cash Flow (as defined in the Indenture) for the Accrual Period (as defined in the Indenture, but generally a six month period) last completed prior to such interest payment date; provided that no Contingent Interest is payable with respect to any period prior to the Commencement Date (as defined in the Indenture). Payment of all or a portion of any installment of Contingent Interest may be deferred, at the option of the Company, if, and only to the extent that, (i) the payment of such portion of Contingent Interest will cause the Company's Adjusted Fixed Charge Coverage Ratio (as defined in the Indenture) for the Company's most recently completed Reference Period prior to such interest payment date to be less than 1.5 to 1.0 on a pro forma basis after giving effect to the assumed payment of such Contingent Interest and
(ii) the principal amount of the Notes corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon redemption, upon maturity of a repurchase obligation or otherwise). The aggregate amount of Contingent Interest payable in any Semiannual Period will be reduced pro rata for reductions in the outstanding principal amount of notes prior to the close of business on the record date immediately preceding such payment of Contingent Interest.

               JEFFERSON CASINO CORPORATION AND ITS SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)
            (DATA WITH RESPECT TO SEPTEMBER 30, 1996 IS UNAUDITED)

3.  LONG-TERM  DEBT  (CONTINUED):
     The Series A Notes were issued to consolidate the funding necessary to development the Casino Magic-Bossier City project. This included the repayment of the Louisiana Land Note and the Louisiana Notes.
     The Notes are secured by a first priority security interest, subject to permitted liens, in substantially all of the existing and future assets of the Company, including the Bossier Riverboat and substantially all of the other assets that will comprise Casino Magic-Bossier City, the Crescent City Riverboat, and an assignment of the construction contracts pursuant to which Casino Magic-Biloxi City is being constructed. The Jefferson Guarantee will be secured by a pledge of all of the capital stock of the Company.
     The Notes are governed by an Indenture (the " Indenture"). The Indenture pursuant to which the Notes have been issued contains certain covenants that will limit the ability of the Company and its subsidiaries to, among other things, incur additional Indebtedness and issue preferred stock, pay dividends, make investments or make other restricted payments, incur liens, enter into mergers or consolidations, enter into transactions with affiliates or sell assets.
(f)          Consists of various collateralized notes payable through the year
2000.
      The interest rates on these notes vary from 12.95% to 13.25% fixed rates.

     Maturities  of  long-term debt, as of September 30, 1996, are as follows:

        PERIOD  ENDING  SEPTEMBER  30,
        ----------------------
               1997                                    $        931,458
               1998                                          2,925,821
               1999                                          1,854,120
               2000                                                  7,547
               2001                                                          -
         Thereafter                                      115,000,000
                                      -----------
                                     $120,718,946
                                      ===========

     The fair value of Jefferson's long-term debt approximates its carrying value at September 30, 1996.

               JEFFERSON CASINO CORPORATION AND ITS SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(CONTINUED)
            (DATA WITH RESPECT TO SEPTEMBER 30, 1996 IS UNAUDITED)


                        4. RELATED PARTY TRANSACTIONS:

     As Jefferson is in the development stage, no revenues have yet been generated with which to pay preopening costs. Preopening costs through August 22, 1996, advanced by Casino Magic and affiliated companies and such advances were classified as advances from affiliated companies in the accompanying balance sheet. These advances will be converted to a contribution of capital from Casino Magic.

5.          CONTRACTUAL  AGREEMENTS
In August 1996, the Company entered into a management agreement (the "Management Agreement") with Casino Magic and a wholly owned subsidiary of Casino Magic (the "Manager") for a term of 10 years. In consideration for the license of the "Casino Magic" name and the services provided under the Management Agreement, the Company has agreed to pay a management fee equal to 10% of adjusted consolidated cash flow, as defined in the Management Agreement. Payment of the management fee will be subject to certain restrictions contained in the Indenture.
6.  SUBSEQUENT  EVENTS:

     On October 4, 1996, Louisiana Corp. began gaming operations, using a temporary facility in Bossier City, Louisiana.

     On November 5, 1996, voters in Caddo and Bossier parishes passed a referendum allowing for the continuation of riverboat gaming in both parishes.

            EXHIBIT I JEFFERSON CASINO CORPORATION AND SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
                         CONSOLIDATING BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996

                                   ASSETS
                                 (UNAUDITED)
                                         Jefferson    Louisiana
                             Corp.         Corp.    Eliminations  Consolidated
                          ----------   -----------  ------------  ------------
                               Current assets:
  Cash and cash equivalents  $     -  $          -  $          -  $          -
  Restricted cash                  -    37,816,861             -    37,816,861
  Other current assets             -       384,111             -       384,111
                          ----------   -----------  ------------  ------------
    Total current assets           -    38,200,972             -    38,200,972
                          ----------   -----------  ------------  ------------
                           Property and equipment:
  Land and improvements            -    13,756,398             -    13,756,398
  Barges and improvements          -    20,292,055             -    20,292,055
  Crescent City Riverboat          -    30,650,575             -    30,650,575
  Furniture and equipment          -    10,559,653             -    10,559,653
  Construction in progress         -     7,299,917             -     7,299,917
                          ----------   -----------  ------------  ------------
                                   -    82,558,598             -    82,558,598
  Less accumulated depreciation    -            -              -             -
                          ----------   -----------  ------------  ------------
                                Total property and
     equipment, net                -    82,558,598             -    82,558,598
                          ----------   -----------  ------------  ------------

                           Other long-term assets:
  Investment in subsidiary  21,614,013           -   (21,614,013)            -
  Deferred gaming license cost     -    16,841,976             -    16,841,976
  Debt issuance costs              -     4,735,184             -     4,735,184
  Preopening costs                 -     2,902,723             -     2,902,723
  Other long-term assets           -       123,993             -       123,993
                         -----------  ------------  ------------  ------------
                                Total other long-
      term assets         21,614,013    24,603,876   (21,614,013)   24,603,876
                         -----------  ------------  ------------  ------------
                         $21,614,013  $145,363,446  $(21,614,013)  145,363,446
                         ===========  ============  =============  ===========










               See notes to consolidated financial statements.
                                     I-1

            EXHIBIT I JEFFERSON CASINO CORPORATION AND SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
                         CONSOLIDATING BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996

                     LIABILITIES AND SHAREHOLDER'S EQUITY
                                 (UNAUDITED)
                                         Jefferson    Louisiana
                             Corp.         Corp.    Eliminations  Consolidated
                          ----------   -----------  ------------  ------------
                             Current liabilities:
                               Current maturities
    long-term debt       $         -  $    931,458  $          -   $   931,458
  Accounts payable                 -     1,102,622             -     1,102,622
  Accrued interest                 -     1,721,466             -     1,721,466
  Advances from affiliates  1,447,942            -             -     1,447,942
                         -----------  ------------  ------------  ------------
                                  Total current
      liabilities           1,447,942    3,755,546             -     5,203,488
                         -----------  ------------  ------------  ------------
Other long-term liabilities        -       206,399             -       206,399
                         -----------  ------------  ------------  ------------
                            Long-term debt, net of
  current maturities               -   119,787,488             -   119,787,488
                         -----------  ------------  ------------  ------------
                        Commitments and contingencies
                            Shareholder's equity:
                            Common stock $0.01 par,
                                  10,000 shares
                                authorized, 1,000
                                shares issued and
    outstanding                    -             1            (1)            -
                               Additional paid-in
   capital                20,925,401    22,353,295   (22,353,295)   20,925,401
Retained earnings (deficit) (759,330)     (739,283)      739,283     (759,330)
                         -----------  ------------  ------------  ------------
                               Total shareholder's
       equity             20,166,071    21,614,013   (21,614,013)   20,166,071
                         -----------  ------------  ------------  ------------
                         $21,614,013  $145,363,446  $(21,614,013) $145,363,446
                         ===========  ============  =============  ===========












             See notes to consolidated financial statements. I-2

            EXHIBIT II JEFFERSON CASINO CORPORATION AND SUBSIDIARY
                       CASINO MAGIC OF LOUISIANA, CORP.
                        (DEVELOPMENT STAGE COMPANIES)
                    CONSOLIDATING STATEMENT OF OPERATIONS
        FOR THE PERIOD MAY 13, 1996 (INCEPTION) TO SEPTEMBER 30, 1996
                                 (UNAUDITED)

                                         Jefferson    Louisiana
                             Corp.         Corp.    Eliminations  Consolidated
                          ----------   -----------  ------------  ------------
                             Costs and expenses:
  General and administrative  20,047             -             -        20,047
                          ----------   -----------  ------------  ------------
    Total operating expenses  20,047             -             -        20,047
                           Other (income) expense:
  Loss on subsidiary         739,283             -      (739,283)            -
  Interest income            $     -  $       (59)  $          -  $       (59)
  Interest expense           121,021     3,010,541             -    3,131,562
  Capitalized interest      (121,021)   (2,271,199)             -  (2,392,220)
                          ----------   -----------  ------------  ------------
    Total other expense      739,283       739,283      (739,283)     739,283
                          ----------   -----------  ------------  ------------
(Loss) before income taxes: (759,330)      (739,283)     739,283     (759,330)
Income tax expense (benefit)      -             -             -             -
Net (loss)                  (759,330)      (739,283)      739,283    (759,330)
                          ==========   =============    =========  ===========




























See  notes  to  consolidated  financial  statements.
                                     I-3

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY
SECURITY OTHER THAN THE NOTES OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER WILL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                         ____________________________

                              TABLE OF CONTENTS


                                                                  PAGE
                   Summary ...................................       7
                   Risk Factors...............................      19
                   The Exchange Offer.........................      33
                   Use of Proceeds............................      43
                   Capitalization.............................      47
                   Selected Financial Data....................      48
                           Management's Discussion and Analysis
                            of Financial Condition and Results of
                      Operations..............................      50
                   Business...................................      56
                   Regulatory Matters.........................      68
                   Management.................................      74
                   Principal Shareholders.....................      84
                            Certain Relationships and Related
                      Transactions............................      85
                   Description of Notes.......................      86
                                Certain Federal Income Tax
                      Considerations..........................     144
                   Plan of Distribution.......................     147
                   Legal Matters..............................     148
                   Independent Public Accountants.............     148
                   Index to Financial Statements..............     F-1

                         ___________________________
                                  PROSPECTUS
                         ___________________________


 Offer to Exchange $1,000 principal amount of its 13% Series B First Mortgage Notes due 2003 with Contingent Interest which have been registered under the Securities Act for each $1,000 principal amount of its outstanding 13% Series
           A First Mortgage Notes due 2003 with Contingent Interest

                       CASINO MAGIC OF LOUISIANA, CORP.

                               February 4, 1997

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  20.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS
Section 83 of the Louisiana Business Corporation Law ("LBCL") provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any action, suit or proceeding to which he or she is or was a party or is threatened to be made a party (including any action, suit or proceeding to which he or she is or was party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his or her acts in behalf of the corporation and he or she acted in good faith and not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The indemnification provisions of the LBCL are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.


 The Registrants' Articles of Incorporation and By-laws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of the Registrants to the full extent permitted by Louisiana law.


The Registrants' may obtain an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provision or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM  21.          EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES

     (a)  Exhibits:

EXHIBIT
NUMBER                                                             DESCRIPTION
---------    ----------------------------------------------------------------


3.1**        Amended and Restated Certificate of Incorporation of Casino Magic
            of  Louisiana,  Corp.
3.2**              By-laws of Casino Magic of Louisiana, Corp. (the "Company")
3.3*             Certificate of Incorporation of Jefferson Casino Corporation.
3.4*                By-laws  of  Jefferson  Casino  Corporation.
4.1*         Form of the Company's 13% Notes due 2003 with Contingent Interest in  the  aggregate  principal  amount  of  $115,000,000.
4.2*           Form of Guarantee issued on August 22, 1996 by Jefferson Casino
Corporation.
4.3*           Indenture dated as of August 22, 1996 by and among the Company,
First Union Bank of Connecticut, as Trustee, and the Guarantors named therein, for the Company's $115,000,000 of 13% First Mortgage Notes due 2003 with contingent interest.
4.4*          Registration Rights Agreement dated as of August 22, 1996 by and among the company, the Guarantors named therein and the Initial Purchasers named therein.
4.5*       Cash Collateral and Disbursement Agreement dated August 22, 1996 by and among the Company, First Union Bank of Connecticut, as Trustee, and First National Bank of Commerce, as disbursement agent.
4.6*       Security Agreement dated as of August 22, 1996 by and between First
Union  Bank  of  Connecticut,  as  Trustee,  and  the  Company,  as Guarantor.
4.7*        Stock Pledge and Security Agreement dated as of August 22, 1996 by and between First Union Bank of Connecticut, as Trustee, and Jefferson Casino Corporation, as Pledgor.
4.8*            Security Agreements dated as of August 22, 1996 by and between
First Union Bank of Connecticut, as Trustee, and Jefferson Casino Corporation.
4.9*        First Preferred Ship Mortgage dated as of August 22, 1996 executed in  favor  of  First  Union  Bank  of Connecticut, as Trustee, by the Company.
4.10*       First Preferred Ship Mortgage dated as of August 22, 1996 executed in  favor  of  First  Union  Bank  of Connecticut, as Trustee, by the Company.
4.11*          Mortgage of the Company dated as of August 22, 1996 executed in favor  of  First  Union  Bank  of  Connecticut,  as  Trustee.
4.12**          Form  of  Accounts  Pledge  Agreement.
4.13*            Note  Purchase  Agreement  dated  August  16,  1996.
4.14*            Collateral  Assignment  dated  August  22,  1996.
5.1**            Legal  Opinion  of  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
5.2**            Legal  Opinion  of  Hoffman  Sutterfield  Ensenant
10.1*            Management  Agreement
10.2*            Tax-Sharing  Agreement
21*                List  of  Subsidiaries
23.1**          Consent  of  Arthur  Andersen,  L.L.P

23.2**       Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
Exhibit  5.1)
23.3**       Consent of Hoffman Sutterfield Ensenant (included in Exhibit 5.2)
24**              Powers  of  Attorney  of  certain  directors
25.1*         Statement of Eligibility and Qualification on Form T-1 under the
Trust  Indenture  Act  of  1939 of First Union Bank of Connecticut, as Trustee
under the Indenture relating to the 13% First Mortgage Notes due 2003 with contingent interest.
25.2**          Report  of  Financial  Condition of Trustee (Exhibit 7 to T-1)
27                    Financial  Data  Schedule  (filed  electronically  only)
99.1*              Form  of  Letter  of  Transmittal
99.2*              Form  of  Notice  of  Guaranteed  Delivery
99.3*        Form  of  Letter  to  Securities Dealers, Commercial Banks, Trust
Companies  and  Other  Nominees
99.4*              Form  of  Letter  to  Clients
99.5*         Guidelines of Certification of Taxpayer Identification Number on
Form  W-9
*      Previously  filed  as  an  exhibit  to  this  Registration No 333-14535
**    Filed  herewith

                         (b) Financial Statement Schedules

                                       None.

     All schedules are omitted because the required information is not present in amounts sufficient to require submission of the schedule or because the information required is included in the financial statements or notes thereto.

ITEM  22.          UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.          The  undersigned  Registrants  hereby  undertake:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
     (i) To include any prospectus required by Section 10(a) (3) of the Securites Act of 1993;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment therof) which, individually or in the aggregate, represent  a  fundamental  change  in  the  information  set  forth  in  the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



 C. (1) The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The Registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof."

                                  SIGNATURES




      Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrants certify that each of them has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized , in the City of Bay St. Louis, State of Mississippi on the fourth day of February, 1997.



                                CASINO  MAGIC  OF  LOUISIANA,  CORP.


                                By      :  /s/  James  E.  Ernst
                                      ---------------------------------
                                       James  E.  Ernst
                                       President  and  Chief Executive Officer

                                JEFFERSON  CASINO  CORP.

                                By      :  /s/  James  E.  Ernst
                                      ---------------------------------
                                       James  E.  Ernst
                                       President  and  Chief Executive Officer


                              Power of Attorney

 Know all men by these presents, that each individual whose signature appears below constitutes and appoints James E. Ernst, Jay S. Osman and Robert Callaway and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file same, with all exhibits thereto, and all documents in connection therewith, with such changes as they may deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act 1933, as amended, and all rules, regulations and requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, and their or his substitutes, may lawfully do or cause to be done by virtue thereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

         SIGNATURE                               TITLE                    DATE
                             Applicable  in  each  case  to  both
                             Jefferson  Casino  Corp.  and
                             Casino  Magic  of  Louisiana  Corp.
----------------------------    ---------------------------   ----------------

/s/  Marlin  F.  Torguson         Chairman of the Board       February 4, 1997
----------------------------

/s/  James  E.  Ernst             President and Chief         February 4, 1997
----------------------------    Executive  Office  (principal
                               executive  officer)

/s/  Jay  S.  Osman              Chief Financial Officer,     February 4, 1997
----------------------------    Executive  Vice  President
                              and  Treasurer  (principal
                              financial  and  accounting
                              officer)

/s/  Allen  J.  Kokesch          Director                     February 4, 1997
----------------------------

/s/  Roger  H.  Frommelt         Director                     February 4, 1997
----------------------------



 /s/  E.  Thomas  Welch           Director                    February 4, 1997
----------------------------